CLIFFORD
CHANCE                                             LIMITED LIABILITY PARTNERSHIP



                                                                  Execution copy



                               AMENDMENT AGREEMENT

                                DATED 2 JULY 2004
                      SEA CONTAINERS BRITISH ISLES LIMITED
                                   AS BORROWER

                               SEA CONTAINERS LTD.
                                   AND OTHERS
                                  AS GUARANTORS

                                      WITH

                           CITIBANK INTERNATIONAL PLC
                                 ACTING AS AGENT


   ---------------------------------------------------------------------------
                                  RELATING TO A
                          REVOLVING FACILITY AGREEMENT
                               DATED 10 JUNE 2003
                   AS AMENDED AND RESTATED ON 22 DECEMBER 2003
   ---------------------------------------------------------------------------

THIS AGREEMENT is dated 2 July 2004 and made between:

(1)     SEA CONTAINERS BRITISH ISLES LIMITED (the "Borrower");

(2)     THE GUARANTORS (as defined in the Original Facility Agreement);

(3) CITIGROUP GLOBAL MARKETS LIMITED and THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND (the "Mandated Lead Arrangers");

(4)     THE ORIGINAL LENDERS (as defined in the Original Facility Agreement);

(5) CITIBANK INTERNATIONAL PLC as agent of the other Finance Parties (the "Agent"); and

(6) CITICORP TRUSTEE COMPANY LIMITED as security trustee for the Secured Parties (the "Trustee").

IT IS AGREED as follows:

1.      DEFINITIONS AND INTERPRETATION

1.1     Definitions

        In this Agreement:

        "Citigroup DTC Account" means the account that Citigroup holds with DTC.

        "DTC" means Depository Trust Company.

        "Dematerialisation Documents" means the OEH Share Certificates and the Undertaking.

        "Dematerialisation  Process" means the procedure  effecting the transfer
        of  Secured  Shares  from   certificated  form  to  electronic  form  in
        accordance with Clause 5.2 (Dematerialisation Process).

        "Effective Date" means (i) 23 July 2004 provided that on or prior to that date the Agent confirms to the Lenders and the Borrower that it has received each of the documents listed in Schedule 1 (Conditions Precedent) in a form and substance satisfactory to the Agent or (ii) any later date on which the Agent confirms to the Lenders and the Borrower that it has received each of the documents listed in Schedule 1 (Conditions Precedent) in a form and substance satisfactory to the Agent.

        "Existing Facility" means the revolving loan facility made available under the Original Facility Agreement.

        "Existing Loan" means the principal amount outstanding under the Existing Facility.

        "OEH Share Certificates" means the share certificates evidencing the Secured Shares.

        "OEH Transfer Agent" means Equiserve Inc., Mail Stop 45-02-62, 150 Royal Avenue, Canton, Massachusetts 02021, c/o Erika Illingworth.

        "Original Facility Agreement" means the Facility Agreement dated 10 June 2003 as amended and restated on 22 December 2003 entered into by Sea Containers British Isles Limited, Citigroup Global Markets Limited, Fortis Bank SA/NV and the Governor and Company of the Bank of Scotland as arrangers and with Citibank International PLC as agent and Citicorp Trustee Company Limited as trustee, as amended from time to time prior to the date of this Agreement.

        "Restated Agreement" means the Original Facility Agreement, as amended by this Agreement, the terms of which are set out in Schedule 2 (Restated Agreement).

        "SETG"  means  the  Special  Equity   Transaction   Group,  an  internal
        department of Citigroup.

        "SETG Account" means the account with SETG (with such number as notified by the Agent to the Borrower) to which the Secured Shares are credited.

        "Undertaking" means irrevocable written instructions addressed from the Parent to the OEH Transfer Agent, in form and substance satisfactory to the Agent, to deliver Secured Shares into Citigroup's general account at DTC.

1.2     Incorporation of Defined Terms

        1.2.1 Unless otherwise defined herein, a term defined in the Restated Agreement shall have the same meaning in this Agreement.

        1.2.2 The principles of construction set out in Clauses 1.2 and 1.3 of the Restated Agreement shall have effect as if set out in this Agreement.

1.3     Clauses

        1.3.1 In this Agreement any reference to a "Clause" or "Schedule" is, unless the context otherwise requires, a reference to a Clause or Schedule of this Agreement.

1.3.2   Clause and Schedule headings are for ease of reference only.

1.4     Third party rights

        1.4.1 Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this Agreement.

        1.4.2 Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

2.      RESTATEMENT

        With effect from the Effective Date, the Original Facility Agreement shall be amended and restated so that it shall be read and construed for all purposes as set out in Schedule 2 (Restated Agreement).

3.      release of security and guarantee

        On the Effective Date, the Trustee shall (and is authorised by the Finance Parties to) release the pledge over shares granted by Sea Containers America Inc. in respect of all of its shares in Charleston Marine Containers Limited and shall to this effect execute a deed of release substantially in the form of the deed of release attached as
        Schedule 3 to this Agreement.

4.      REPRESENTATIONS

        Each Obligor makes the representations and warranties set out in Clause 19 of the Restated Agreement as if each reference in those representations to "this Agreement" or "the Finance Documents" includes a reference to (a) this Agreement and (b) the Restated Agreement.

5.      Dematerialisation

5.1     Dematerialisation Commencement

        At any time after the Effective Date, the Parent may commence a Dematerialisation Process by delivering an executed Undertaking to the Agent.

5.2     Dematerialisation Process

        (a) The Agent shall, as soon as reasonably practicable after receiving an executed Undertaking from the Parent, take all reasonable steps to deliver the Dematerialisation Documents to the OEH Transfer Agent with instructions that the OEH Transfer Agent should:

                (i) transfer the Secured Shares from certificated form into electronic form; and then

                (ii)    credit the Secured Shares to the Citigroup DTC Account.

        (b) The Agent shall, as soon as reasonably practicable after the Secured Shares have been credited to the Citigroup DTC Account, take all reasonable steps to transfer the Secured Shares from the Citigroup DTC Account to the SETG Account.

6.      CONTINUITY AND FURTHER ASSURANCE

6.1     Continuing obligations

        The provisions of the Finance Documents shall continue in full force and effect, save as provided in this Agreement.

6.2     Further assurance

        Each of the Obligors shall, at the request of the Agent and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

7.      FEES, COSTS AND EXPENSES

7.1     Transaction expenses

        The Parent shall promptly on demand pay the Agent the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement.

7.2     Enforcement costs

        The Parent shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under this Agreement.

7.3     Stamp taxes

        The Parent shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of this Agreement.

8.      MISCELLANEOUS

8.1     Incorporation of terms

        The provisions of clause 33 (Partial Invalidity), clause 34 (Remedies and waivers), clause 37 (Governing Law) and clause 38 (Enforcement) of the Original Facility Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to "this Agreement" or "the Finance Documents" are references to this Agreement.

8.2
Designation as Finance Document

        The Parent and the Agent designate this Agreement as a Finance Document by execution of this Agreement for the purposes of the definition of Finance Document in the Original Facility Agreement.

8.3     Counterparts

        This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.




SCHEDULE 1
                                                         CONDITIONS PRECEDENT

1.      Obligors: Corporate Documents

        (a)     A copy of the constitutional documents of each Obligor.

        (b) A copy of a good standing certificate (including verification of tax status) with respect to each US Obligor, issued as of a recent date by the Secretary of State or other appropriate official of each US Obligor's jurisdiction of incorporation or organisation.

        (c)     A copy  of a  resolution  of the  board  of  directors  of  each
                Obligor:

                (i) approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

                (ii) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

                (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents, powers of attorneys, deeds and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

        (d) A specimen of the signature of each person authorised by the resolution referred to in paragraph (c) above.

        (e) A copy of a resolution signed by all the holders of the issued shares in each Obligor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Obligor is a party and where such Obligor is a corporate, a resolution from the directors of that company approving such shareholder resolution and duly appointing a director or other authorised signatory to sign it.

        (f) A certificate of the Parent (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Obligor to be exceeded and would not cause any Obligor to breach any provision of any contract or agreement entered into by it prior to the date of this Agreement.

        (g) A certificate of an authorised signatory of the relevant Obligor, certifying that each copy document relating to it specified in this Schedule 1 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

        (h) The Group Structure Chart certified by the Parent as being true at the date of this Agreement.

2.      Security Documents

        (a) The following Security Documents duly executed by the relevant Obligors and, if required, the Trustee:

                (i)     UNITED KINGDOM

                        (1)     Chargor incorporated in Bermuda

                                (A)     Silja Pledge.

                                (B) Charge over GE Seaco Dividends Account, Dividends Account and Mandatory Prepayment Account granted by Sea Containers Ltd.

                        (2)     Chargor incorporated in UK

                                (A) Charge over shares granted by Sea Containers UK Limited in respect of its shareholding in Sea Containers British Isles Limited.

                                (B) Charge over shares granted by Sea Containers British Isles Limited in respect of its shareholding in GNER Holdings Limited.

                                (C) Charge over shares granted by Sea Containers British Isles Limited in respect of its shareholding in Sea Containers Property Services Limited.

                                (D) Charge over shares granted by Sea Containers British Isles Limited in respect of its shareholding in Sea Containers Railway Services Limited.

                                (E)     Assignment   relating  to  GNER  Limited
                                        dividends by GNER Holdings Limited.

                                (F) Charge over shares granted by Ferry & Port Holdings Limited in respect of its shareholding in Sea Containers Ports Limited.

                                (G)     Floating    Charge    granted   by   Sea
                                        Containers British Isles Limited.

                (ii)    US

                        Chargor incorporated in Bermuda

                        Amendment agreement to the OEH Security Agreement.

                (iii)   BERMUDA

                        Chargor incorporated in Bermuda

                        A Power of Attorney, in form and substance satisfactory to the Agent, of the Parent in favour of the Agent permitting the sale of Secured Shares by the Agent on behalf of the Parent.

        (b) All documentation, and/or evidence of all other steps required to perfect the Security Documents, as set out in the Transaction Closing Agenda.

3.      Legal Opinions

        (a) A legal opinion of Clifford Chance LLP legal advisors to the Arranger and Agent in England, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

        (b) A legal opinion of Mello, Jones & Martin legal advisers to the Arranger and the Agent in Bermuda, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

        (c) A legal opinion of George Walton Payne & Co legal advisors to the Arranger and the Agent in Barbados, substantially in the form distributed to the Original Lenders prior to the signing of this Agreement.

        (d) A legal opinion of Clifford Chance US legal advisers to the Arranger and the Agent in the United States (in relation to New York law), substantially in the form distributed to the Original Lenders prior to signing this Agreement.

        (e) A legal opinion of Luostarinen Mettala Raikkonen, Finnish counsel to the Arranger and the Agent in Finland, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

4.      Other documents and evidence

        (a) A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity or enforceability of any Finance Document or of the Transaction Security.

        (b)     The Original Financial Statements.

        (c) Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clauses 11 (Fees), 16 (Costs and Expenses) and Clause 12.5 (Stamp Taxes) of the Restated Agreement have been paid or will be paid by the first Utilisation Date.

        (d)     The executed Fee Letters.

        (e)     A subordination agreement replacing the Subordination Agreement.

        (f) Evidence that the Market Value of the Secured Shares is at least US$100,000,000.

        (g) Actuarial valuation evidencing pension fund decifit/surplus in GNER Limited and evidence showing limitation of liability for any shortfall expiry at the date of the Franchise Expiry Date.

        (h)     Evidence that the SETG Account has been established.

        (i) A duly executed Undertaking in respect of all of the Secured Shares existing as of the Effective Date.

        (j) Evidence that, upon a sale of Secured Shares, the Parent instructs SETG (i) to direct payment of the OEH Share Proceeds into the Mandatory Prepayment Account and (ii) that all trades are to be settled delivery versus payment.

        (k) Budget of GNER Holdings Limited evidencing a net cash flow of US$50,000,000 per annum.

        (l)     A copy of the Franchise Agreement and Track Access Agreement and
                any  amendment   supplemental   or  other   ancillary   document
                pertaining to it.

        (m) The audited financial statements for GNER Limited for the financial year ended 31 December 2003 (evidencing the treatment of/showing the pensions liabilities of GNER Limited).

        (n)     The Memoranda Update Certificate.

        (o) A certificate of a finance officer of each US Obligor stating that the respective company is Solvent after giving effect to the initial Loans, the application of the proceeds thereof in accordance with Clause 3 (Purpose) of the Facility Agreement and the payment of all estimated legal, accounting and other fees related to this Agreement and the consummation of the other transactions contemplated hereby. For purposes of this certificate, "Solvent" means with respect to such US Obligor on any date of determination that (a) the fair value of the property of such person is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such person; (b) the present fair saleable value of the assets of such person is not less than the amount which will be required to pay the probable liability of such person on its debts as they become absolute and mature; (c) such person does not intend to, and does not believe that it will, incur debts or liabilities beyond such person's ability to pay as such debts and liabilities mature; and (d) such person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such person's property would constitute unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in lights of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual and matured liability.

        (p) The Transaction Closing Agenda and, to the extent that they are not otherwise delivered in accordance with Schedule 1 hereof, the delivery of all items set out therein.

        (q) A copy of a term sheet evidencing among others a best efforts undertaking by Bank of Nova Scotia for the syndication in connection with an extension of the term of the Container Facility until 30 September 2006 or later and for an amount of at least USD100,000,000.

        (r) Evidence that the disposal of all of the shares in Folkestone Properties Limited has occurred.

        (s) A copy of the Silja Bank Agreement and related Guarantee granted by Sea Containers Limited.

                                   SCHEDULE 2
                               RESTATED AGREEMENT





CLIFFORD
CHANCE                                             LIMITED LIABILITY PARTNERSHIP




                                                               Execution version




                                 US$100,000,000

                AMENDED AND RESTATED REVOLVING FACILITY AGREEMENT

                               dated 10 June 2003

                                       for

                      SEA CONTAINERS BRITISH ISLES LIMITED

                                   arranged by

                        CITIGROUP GLOBAL MARKETS LIMITED

                THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

                                      with

                           CITIBANK INTERNATIONAL PLC

                                 acting as Agent

                                       and

                        CITICORP TRUSTEE COMPANY LIMITED

                                acting as Trustee


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                                  RELATING TO A
                          REVOLVING FACILITY AGREEMENT
                               DATED 10 JUNE 2003
                   AS AMENDED AND RESTATED ON 22 DECEMBER 2003
   ---------------------------------------------------------------------------

                                                 CONTENTS

Clause                                                                      Page

1.     Definitions And Interpretation..........................................1
2.     The Facility...........................................................24
3.     Purpose................................................................24
4.     Conditions Of Utilisation..............................................25
5.     Utilisation............................................................26
6.     Repayment Of Loans.....................................................27
7.     Extension Of Final Repayment Date......................................27
8.     Prepayment And Cancellation............................................27
9.     Interest...............................................................33
10.    Interest Periods.......................................................34
11.    Changes To The Calculation Of Interest.................................34
12.    Fees...................................................................35
13.    Tax Gross Up And Indemnities...........................................37
14.    Increased Costs........................................................42
15.    Other Indemnities......................................................43
16.    Mitigation By The Lenders..............................................44
17.    Costs And Expenses.....................................................44
18.    Guarantee And Indemnity................................................46
19.    Representations........................................................49
20.    Information Undertakings...............................................59
21.    Security Cover And Financial Covenants.................................65
22.    General Undertakings...................................................68
23.    Events Of Default......................................................81
24.    Changes To The Parties.................................................87
25.    Role Of The Agent And The Mandated Lead Arrangers......................91
26.    Role Of Trustee........................................................96
27.    Conduct Of Business By The Finance Parties............................102
28.    Sharing Among The Finance Parties.....................................102
29.    Payment Mechanics.....................................................104
30.    Set-Off...............................................................106
31.    Application Of Proceeds...............................................106
32.    Notices...............................................................108
33.    Calculations And Certificates.........................................110
34.    Partial Invalidity....................................................110
35.    Remedies And Waivers..................................................110
36.    Amendments And Waivers................................................110
37.    Counterparts..........................................................111
38.    Governing Law.........................................................112
39.    Enforcement...........................................................112

SCHEDULE 1 THE ORIGINAL PARTIES..............................................113
       Part I        The Obligors............................................113
       Part II       The Original Lenders - Other Than UK Non-Bank Lenders...114
       Part III      The Original Lenders - UK Non-Bank Lenders..............115

SCHEDULE 2  CONDITIONS PRECEDENT.............................................116

SCHEDULE 3  UTILISATION REQUEST..............................................121

SCHEDULE 4  MANDATORY COST FORMULAE..........................................122

SCHEDULE 5  FORM OF TRANSFER CERTIFICATE.....................................125

SCHEDULE 6  FORM OF COMPLIANCE CERTIFICATE...................................127

SCHEDULE 7  GROUP STRUCTURE CHART............................................129

SCHEDULE 8  TIMETABLES.......................................................130

SCHEDULE 9  FORM OF ACCESSION LETTER.........................................131

SCHEDULE 10 CONDITIONS PRECEDENT DOCUMENTS  TO BE PROVIDED BY ADDITIONAL
            GUARANTORS.......................................................132

THIS AGREEMENT is dated 10 June 2003 and is amended and restated on 2 July 2004 and made between:

(1)     SEA CONTAINERS BRITISH ISLES LIMITED (the "Borrower");

(2) THE SUBSIDIARIES and other companies of the Group (as defined below) listed in Part I (The Obligors) of Schedule 1 (The Original Parties) as guarantors (the "Original Guarantors");

(3) CITIGROUP GLOBAL MARKETS LIMITED and THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND (together, the "Mandated Lead Arrangers" and each, a "Mandated Lead Arranger");

(4) THE FINANCIAL INSTITUTIONS listed in Part II (The Original Lenders - other than UK Non-Bank Lenders) and Part III (The Original Lenders - UK Non-Bank Lenders) of Schedule 1 (The Original Parties) as lenders (the "Original Lenders");

(5) CITIBANK INTERNATIONAL PLC as agent for and on behalf of the Finance Parties (the "Agent"); and

(6) CITICORP TRUSTEE COMPANY LIMITED as security trustee for the Secured Parties (the "Trustee").

IT IS AGREED as follows:

                                    SECTION 1
                                 INTERPRETATION

1.      Definitions and Interpretation

1.1     Definitions

        In this Agreement:

        "Accession Letter" means a document substantially in the form set out in
        Schedule 10 (Form of Accession Letter).

        "Account Bank" means Citibank, N.A.

        "Account Agreement" means the account agreement dated 22 December 2003 between the Account Bank, the Parent and the Trustee in relation to the Mandatory Prepayment Account, the GE Seaco Dividends Account and the Dividends Account.

        "Additional Cost Rate" has the meaning given to it in Schedule 4 (Mandatory Cost Formulae).

        "Additional Guarantor" means a company which becomes an Additional Guarantor in accordance with Clause 24 (Changes to the Parties).

        "Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

        "Amendment Agreement" means the amendment agreement dated 2 July 2004 by which this Agreement is amended.

        "Authorisation" means:

        (a)     a   permit,    licence,    consent,    approval,    certificate,
                qualification, specification, resolution, exemption, filing, notarisation, registration or other authorisation; or

        (b)     a filing of a notification, report or assessment; or

        (c)     any item of Port Legislation,

        in each case necessary for the effective operation of the Group's business, its ownership, possession, occupation or use of an asset or the execution or performance of this Agreement.

        "Authorised Signatory" means any person authorised in accordance with a board resolution, a certified copy of which has been delivered to the Agent together with such signatory's specimen signature as referred to in paragraph 1(c) of Schedule 2 (Conditions Precedent).

        "Availability Period" means the period from and including the date of the Amendment Agreement to and including the date which is one month prior to the Final Repayment Date but if any such date is not a Business Day, then the Availability Period shall be deemed to end on the immediately preceding Business Day.

        "Available Commitment" means, at any time in relation to the Facility, a Lender's Commitment under the Facility minus:

        (a) the amount of its participation in any outstanding Loans under the Facility; and

        (b) in relation to any proposed Utilisation, the amount of its participation in any Loans that are due to be made under the Facility on or before the proposed Utilisation Date,

        other than that Lender's participation in any Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

        "Available Facility" means, in relation to the Facility, the aggregate for the time being of each Lender's Available Commitment in respect of the Facility.

        "Bermuda Obligor" means any company who is a Guarantor and is formed or incorporated under the laws of Bermuda.

        "Break Costs" means the amount (if any) by which:

        (a) the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

        exceeds:

        (b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

        "Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London, and (in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency.

        "Capital Expenditure" shall be construed as meaning any expenditure which should be treated as capital expenditure in the accounts of any member of the Group in accordance with Relevant GAAP.

        "Cash" has the meaning ascribed to it in Clause 21 (Security Cover and Financial Covenants).

        "Charged Property" means all the assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.

        "Citigroup DTC Account" means the account that Citigroup holds with the DTC.

        "Class A Shares" means the class A common shares of OEH, par value US$0.1 each.

        "Class B Shares" means the class B common shares of OEH, par value US$0.1 each.

        "Closing Date" means, in respect of any Disposal, the date such Disposal is closed and all conditions in respect of the making of all payments thereunder have been satisfied or waived.

        "Code" means, at any date, the U.S. Internal Revenue Code of 1986 (or any successor legislation thereto) as amended from time to time, and the regulations promulgated and rulings issued thereunder, all as the same may be in effect at such date.

        "Commitment" means:

        (a) in relation to an Original Lender, the amount set opposite its name in Column 1 under the heading "Commitment" in Part II (The Original Lenders - other than UK Non-Bank Lenders) or Part III (The Original Lenders - UK Non-Bank Lenders) of Schedule 1 (The Original Parties) and the amount of any other Commitment transferred to it under this Agreement; and

        (b) in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement,

        to the extent not cancelled, reduced or transferred by it under this Agreement.

        "Commitment Fee" means, on any date, the percentage per annum equal to 40% of the Margin on such date.

        "Compliance Certificate" means a certificate substantially in the form set out in Schedule 6 (Form of Compliance Certificate).

        "Confidentiality   Undertaking"  means  a  confidentiality   undertaking
        substantially in any recommended form of the LMA or in any other form agreed between the Borrower and the Agent.

        "Container   Facility"  means  the  credit  facility   extended  to  Sea
        Containers UK Limited as evidenced by the Container Facility Agreement.

        "Container Facility Agreement" means the loan agreement dated 24 July 1998 (as amended from time to time thereafter) between the Parent and certain of its Subsidiaries as borrowers, Bank of Nova Scotia and others.

        "Default" means an Event of Default or any event or circumstance specified in Clause 23 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

        "Delegate" means any delegate, agent, attorney or co-trustee appointed by the Trustee.

        "Disposal" has the meaning given to that term in Clause 8.5 (Mandatory Prepayment and Cancellation - Disposals).

        "Disposal Proceeds" has the meaning given to that term in Clause 8.5 (Mandatory Prepayment and Cancellation - Disposals).

        "Dividend" means any declaration, making or payment, directly or indirectly, of any dividend, any interest or other payment, or any other distribution of assets all in respect of its share capital (or any class thereof) or the setting apart of any such assets for any such purpose.

        "Dividends Account" means the account numbered 10136042 in relation to sterling deposits and the account numbered 10136050 in relation to dollar deposits being maintained with the Account Bank (in accordance with the Account Agreement) by the Parent and subject to Transaction Security.

        "DTC" means Depository Trust Company.

        "Early Franchise Termination Date" means, in respect of the Franchise Agreement, the date occurring prior to the Franchise Expiry Date, if any, on which the Franchise Agreement is terminated and in respect of any Renewed Franchise Arrangement, the date occurring prior to the Franchise Expiry Date, if any, on which the Renewed Franchise Arrangement is terminated.

        "Employee Plan" means an employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or
        Section 412 of the Code or Section 302 of ERISA, and in respect of which a US Obligor or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

        "Environment" means all or any of the following media: air (including air within buildings or other structures and whether above or below ground), land (including buildings and any other structures or erections in, on or under it and any soil and anything below the surface of land), land covered with water and water (including sea, ground and surface water) and any other meaning given to the term "Environment" under any Environmental Law.

        "Environmental  Claim"  means any  written  notice  from any  regulatory authority or government agency or other person responsible for the enforcement of any Environmental Law, alleging any breach, contravention or violation of any Environmental Law by any member of the Group or the existence of any liability or potential liability arising from any such breach, contravention or violation including, without limitation, liability to conduct, pay for or for damages in respect of any investigation or audit, clean-up, remediation, administrative cost or charge or expense, damage to the Environment or any natural resource, property loss or damage, personal injury or any penalty attaching or relating to the presence, emission, release or leak of any Hazardous Material in or to the Environment.

        "Environmental Law" means all statutes, treaties and conventions, directives, regulations and all codes of practice or conduct, circulars and guidance notes having legal or judicial import or effect whether of a criminal, civil or administrative nature, and the rules of common law, relating to or concerning:

        (a)     pollution or contamination of the Environment;

        (b) harm, whether actual or potential, to mankind and human senses, living organisms and ecological systems;

        (c)     the  generation,  manufacture,   processing,  distribution,  use
                (including abuse), treatment, storage, disposal, transport or handling of Hazardous Materials; and

        (d) the emission, leak, release or discharge into the Environment of noise, vibration, dust, fumes, gas, odours, smoke, steam, effluvia, heat, light, radiation (of any kind), infection, electricity or any Hazardous Material and any matter or thing capable of constituting a nuisance or an actionable tort of any kind in respect of such matters.

        "Environmental Permits" means any Authorisation and the filing of any notification, report or assessment required, in each case, under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by the relevant member of the Group.

        "ERISA" means, at any date, the United States Employee Retirement Income Security Act of 1974 (or any successor legislation thereto) as amended from time to time, and the regulations promulgated and rulings issued thereunder, all as the same may be in effect at such date.

        "ERISA Affiliate" means any person that for purposes of Title I and Title IV of ERISA and Section 412 of the Code would be deemed at any relevant time to be a single employer with a US Obligor, pursuant to
        Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

        "ERISA Event" means

        (a) any reportable event, as defined in Section 4043 of ERISA, with respect to an Employee Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified of such event;

        (b) the filing of a notice of intent to terminate any Employee Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, the filing under
                Section 4041(c) of ERISA of a notice of intent to terminate any Employee Plan or the termination of any Employee Plan under
                Section 4041(c) of ERISA;

        (c) the institution of proceedings under Section 4042 of ERISA by the PBGC for the termination of, or the appointment of a trustee to administer, any Employee Plan;

        (d) the failure to make a required contribution to any Employee Plan that would result in the imposition of an encumbrance under
                Section 412 of the Code or Section 302 of ERISA or the filing of any request for a minimum funding waiver under Section 412 of the Code with respect to any Employee Plan or Multiemployer Plan;

        (e) an engagement in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA;

        (f) the complete or partial withdrawal of any US Obligor or any ERISA Affiliate from a Multiemployer Plan; and

        (g) an Obligor or an ERISA Affiliate incurring any liability under Title IV of ERISA with respect to any Employee Plan (other than premiums due and not delinquent under Section 4007 of ERISA).

        "Escrow Agreement" means the escrow agreement dated 22 December 2003 relating to the Secured Shares made between the Parent, the Trustee, the Agent and Citibank, N.A. as custodian.

        "Event of Default" means any event or circumstance specified as such in Clause 23 (Events of Default).

        "Excluded Disposal Proceeds" has the meaning ascribed to that term in Clause 8.6 (Mandatory Prepayment and Cancellation - Disposals).

        "Excluded OEH Proceeds " has the meaning ascribed to that term in Clause
        8.7 (Mandatory Prepayment and Cancellation - Secured Shares).

        "Existing Financial Indebtedness" means any Financial Indebtedness (whether secured or unsecured), and any facilities available for utilisation by a member of the Group and not drawn, in each case as at the date of this Agreement and in aggregate as listed in the Group Structure Chart.

        "Existing Security" means:

        (a) any Security for Existing Financial Indebtedness noted as secured in the Group Structure Chart;

        (b)     the Season Ticket Charge;

        (c) any Security existing as at the date of the Amendment Agreement granted by an Obligor pursuant to a EUR54,000,000 secured term loan dated 5 November 2003 between the Parent as borrower, Nordea Bank Danmark A/S as lead arranger, HSH Nordbank AG,
                Fortis Bank SA/NV, The Governor and Company of the Bank of Scotland as co-arrangers and Nordea Bank Finland Plc as security agent and others; and

        (d) any Security existing as at the date of the Amendment Agreement granted by an Obligor pursuant to a EUR 215,000,000 secured term loan and EUR 126,000,000 revolving credit facility dated 5 November 2003 between Silja Oy Ab as borrower, Nordea Bank Danmark A/S as lead arranger, HSH Nordbank AG, Fortis Bank SA/NV, The Governor and Company of the Bank of Scotland as co-arrangers and Nordea Bank Finland Plc as security agent and others.

        "Extension" means a valid extension of the Facility pursuant to the terms and conditions of Clause 7 (Extension of Final Repayment Date).

        "Facility" means the revolving loan facility made available under this Agreement as described in Clause 2 (The Facility).

        "Facility Office" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

        "Fee Letter" means any letter or letters dated 3 June 2004 between the Mandated Lead Arrangers and the Parent (and/or, as the case may be, the Agent, the Trustee and/or the Lenders) setting out any of the fees referred to in Clause 12 (Fees) or any other letter dated on or about the date of this Agreement.

        "Ferry" means each of the ocean going vessels owned or operated by any member of the Group.

        "Ferry Capital Expenditure" means Capital Expenditure for the sole purpose of:

        (a)     the acquisition of a new Ferry; or

        (b)     the improvement of an existing Ferry.

        "Final Repayment Date" means the date falling 24 Months after the date of the Amendment Agreement or, following an Extension, the date falling 36 Months after the date of the Amendment Agreement.

        "Final Settlement Date" means the date on which the Hatfield Litigation is irrevocably settled or determined in proceedings which are incapable of further appeal or review.

        "Finance Document" means the Amendment Agreement, this Agreement, the Security Documents, any Fee Letter, any Resignation Letter and any other document designated as such by the Agent and the Borrower.

        "Finance Party" means the Agent, the Mandated Lead Arrangers, the Trustee or a Lender.

        "Financial Indebtedness" means any indebtedness for or in respect of:

        (a)     moneys borrowed;

        (b) any amount raised by acceptance under any acceptance credit facility;

        (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

        (d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with Relevant GAAP, be treated as a finance or capital lease;

        (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

        (f) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing for the avoidance of doubt, not including operating leases;

        (g) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

        (h) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

        (i)     any amount raised by the issue of redeemable shares;

        (j) any amount of any liability under an advance or deferred purchase agreement if one of the primary reasons behind the entry into this agreement is to raise finance; and

        (k) (without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above.

        "Finnish Guarantor" means Silja Oy Ab.

        "Folkestone Facility" means the (pound)3,675,000 term loan facility provided pursuant to an agreement between Folkestone Properties Limited, the Parent and the Governor and Company of the Bank of Scotland and dated 30 November 2001.

        "FPHL" means Ferry and Port Holdings Limited a company incorporated under the laws of England and Wales with registered number 2413534 having its registered office at Sea Containers House, 20 Upper Ground, London, SE1 9PF.

        "Franchise Agreement" means the franchise agreement between the Strategic Rail Authority, GNER Holdings Limited and Great North Eastern Railway Limited dated 28 March 1996, as subsequently amended and restated on 6 March 2002 by agreement between the parties.

        "Franchise Expiry Date" means, in respect of the Franchise Agreement, 30 April 2005 or following a Temporary Extension, the expiry date of the extended Franchise Agreement and, in respect of any Renewed Franchise Arrangement, the date of expiry of the franchise term in the Renewed Franchise Arrangement.

        "Franchise Services" shall have the meaning attributed thereto in the Franchise Agreement.

        "Franchise Termination Assessment Memorandum" means the updated memorandum prepared by the Parent and addressed to the Lenders relating to the financial consequences of termination of the Franchise Agreement.

        "GE Seaco" means GE Seaco SRL.

        "GE Seaco Dividend" means any loan, Share Redemption or Dividend made by GE Seaco in favour of the Parent on any date after the date of this Agreement.

        "GE Seaco Dividends Account" means the account numbered 10140856 in relation to dollar deposits being maintained with the Account Bank (in accordance with the Account Agreement) by the Parent subject to the Transaction Security and into which all GE Seaco Dividends are paid.

        "GE Seaco Interest" means the shares that the Parent owns in GE Seaco.

        "GNER Cash" means the Cash in the Rail Group.

        "GNER Group Company" means GNER Holdings Limited and its Subsidiaries from time to time.

        "GNER Limited" means Great North Eastern Railway Limited, registered number 02938984.

        "GNER Liquidity Maintenance Cash" means any amount which GNER Limited must retain pursuant to its liquidity maintenance obligations under the Franchise Agreement or the Renewed Franchise Arrangement, as the case may be, and is so retained.

        "GNER Station Refurbishment" means the expenditure (approved in advance by the Agent) to be incurred in relation to the refurbishment of certain railway stations belonging to GNER Limited.

        "Group" means the Parent and its Subsidiaries that are identified in the Group Structure Chart (excluding for the avoidance of doubt OEH and GE Seaco).

        "Group Structure Chart" means the group structure chart delivered in accordance with Clause 4 (Conditions of Utilisation) and set out at
        Schedule 7 (Group Structure Chart) showing the Obligors, their holding companies to the Parent and certain other companies, including current name, jurisdiction of incorporation and, for each member of the Group (other than the Parent), any Existing Financial Indebtedness in each case, as at the date of this Agreement.

        "Guarantor" means an Original Guarantor or an Additional Guarantor.

        "Hatfield Litigation" means all claims against Network Rail and/or any successor in title thereto arising out of or in connection with the derailment of a train operated by GNER Limited near Hatfield on 17 October 2000.

        "Hazardous Materials" means any element or substance, whether natural or artificial, and whether consisting of gas, liquid, solid or vapour, whether on its own or in any combination with any other element or substance, which is listed, identified, defined or determined by any Environmental Law to be, to have been, or to be capable of being or becoming harmful to mankind or any living organism or damaging to the Environment.

        "Holding Company" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

        "Hoverspeed" means Hoverspeed Limited, an Obligor.

        "Information  Package"  means  the  Franchise   Termination   Assessment
        Memorandum and the Litigation Settlement Memoranda.

        "Intellectual Property" means any patents, trade marks, service marks, designs, business names, copyrights, design rights, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests, whether registered or unregistered, and the benefit of all applications and rights to use such assets of each Obligor.

        "Interest Period" means, in relation to a Loan, each period determined in accordance with Clause 10 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 9.3 (Default interest).

        "Interim Recovery" means, in respect of the Hatfield Litigation, the aggregate of monies (a) paid to the Group by Railtrack plc and/or Network Rail; and (b) recovered by the Group by way of set-off against amounts payable by GNER Limited under the Track Access Agreement and which the Group is entitled to retain.

        "Intra-Group Disposal" means a disposal of assets by an Obligor to another Obligor.

        "Investments" means:

        (a) any stocks, shares, debentures, securities and certificates of deposit;

        (b)     all interests in collective investment schemes; and

        (c) all warrants, options and other rights to subscribe or acquire any of the investments described in (a) and (b),

        in each case whether held directly by or to the order of an Obligor or by any trustee, nominee, fiduciary or clearance system on its behalf.

        "IRS" means the United States Internal Revenue Service or any successor thereto.

        "ISM Code" means the International Safety Management Code adopted by the International Maritime Organisation in November 1993 and made mandatory under Chapter IX of the International Convention for the Safety of Life at Sea.

        "Joint Venture" means any joint venture entity which is not a member of the Group, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or whether any other entity and in which a member of the Group has a share.

        "Laing Joint Venture" means The London & Western Railway Company Limited, a Joint Venture entered into between the Parent and Laing Rail Limited.

        "Legal Opinions" means the legal opinions delivered to the Agent pursuant to Clause 4 (Conditions of Utilisation).

        "Lender" means:

        (a)     any Original Lender; and

        (b) any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 24 (Changes to the Parties),

        which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

        "LIBOR" means, in relation to any Loan:

        (a)     the applicable Screen Rate; or

        (b) (if no Screen Rate is available for the currency or Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in the currency of that Loan and for a period comparable to the Interest Period for that Loan.

        "Listed OEH Shares" means, at any time, the Class A Shares listed on the NYSE (including the Class A Shares issuable on conversion of the Class B Shares) and such other listed shares in OEH designated as such by the Agent and the Parent.

        "Litigation Settlement Memoranda" means the two memoranda prepared by the Parent and addressed to the Lenders relating to certain litigation matters involving GNER Limited, covering both the claims made by GNER Limited against Railtrack Plc (now Network Rail) for damages relating to GNER lost revenue arising from the Hatfield rail crash and subsequent rail closure and also the potential costs implications of all other GNER litigation matters.

        "LMA" means the Loan Market Association.

        "Loan" means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.

        "Majority Lenders" means:

        (a) if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate 662/3% or more of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated 662/3% or more of the Total Commitments immediately prior to the reduction); or

        (b) at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate 662/3% or more of all the Loans then outstanding.

        "Mandate Documents" means the letters dated 2 April 2004 entered into by the Borrower, the Parent and the Mandated Lead Arrangers relating to the entry by them, and others, into the Finance Documents.

        "Mandatory Cost" means the percentage rate per annum calculated by the Agent in accordance with Schedule 4 (Mandatory Cost Formulae).

        "Mandatory Prepayment Account" means (i) the interest-bearing account numbered 10136069 in relation to sterling deposits, (ii) the account numbered 10136077 in relation to dollar deposits and (iii) any other account designated as such by the Agent, in each case:

        (a) held in a jurisdiction of the Borrower with the Account Bank in accordance with the Account Agreement (as the same may be redesignated, substituted or replaced from time to time); and

        (b)     subject to Transaction Security.

        "Margin" means 2.50 per cent. per annum, but if: (a) no Event of Default has occurred and is continuing; and (b) the corporate credit rating of Sea Containers Limited is "BB+" or better and "Bal" or better with S&P and Moody's respectively, 2.00% per cent. per annum. Any increase or decrease in the Margin shall take effect as soon as the test set out in paragraph (b) respectively fails to be satisfied or is satisfied.

        "Margin Stock" means margin stock or "margin security" within the meaning of Regulations T, U and X.

        "Memoranda Update Certificate" means the certificate prepared by the Parent and addressed to the Lender in relation to the Litigation
        Settlement Memorandum and the Franchise Termination Assessment Memorandum and delivered as a condition precedent pursuant to the Amendment Agreement.

        "Market Value" means, on any determination date in relation to the Secured Shares, the publicly available closing price of such shares for the immediately preceding New York Business Day on which such price was publicly available.

        "Material Adverse Effect" means a material adverse effect on:

        (a) the business, operations, property, condition (financial or otherwise) operations or prospects of the Group taken as a whole;

        (b) the ability of an Obligor to comply with any of its obligations under the Finance Documents; or

        (c)     the  legality,   validity  or   enforceability  of  the  Finance
                Documents or the rights or remedies of any Finance Party under the Finance Documents.

        "Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

        (a) (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

        (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

        (c) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

        The above rules will only apply to the last Month of any period.

        "Moody's" means Moody's Investor Services Limited.

        "Multiemployer Plan" means a "multiemployer plan" (as defined in Section
        (3)(37) of ERISA) contributed to for any employees of a US Obligor or any ERISA Affiliate.

        "Net Disposal Proceeds" has the meaning given to that term in Clause 8.5 (Mandatory Prepayment and Cancellation - Disposals).

        "Net GNER Cash" means the GNER Cash less any deductions payable pursuant to the terms of the Franchise Agreement or the Renewed Franchise Arrangement, as the case may be.

        "Net OEH Proceeds" has the meaning given to that term in Clause 8.7 (Mandatory Prepayment and Cancellation - Secured Shares).

        "New Lender" has the meaning ascribed to it in Clause 24 (Changes to Parties).

        "Newhaven Marina Facility" means a syndicated loan facility up to (pound)5,750,000 to be provided pursuant to an agreement with recourse to Newhaven Marina Limited but without recourse to any other member of the Group (other than the Parent).

        "New York Business Day" means a day (other than a Saturday or Sunday) on which the NYSE is open for trading.

        "NYSE" means the New York Stock Exchange.

        "Obligors" means the Borrower and each Guarantor.

        "Occupational Lease" means any lease or licence or other right of occupation to which any property leased, occupied or otherwise in the possession of any member of the Group may be subject from time to time.

        "OEH" means Orient-Express Hotels Ltd., a Bermuda corporation.

        "OEH Offering" means the public offering of Class A Shares dated November 20 2003.

        "OEH Security Agreement" means the security agreement by which the Secured Shares, with a Market Value of at least US$100,000,000 as of the Closing Date, are secured in favour of the Trustee.

        "OEH Share Disposal" has the meaning given to that term in Clause 8.7 (Mandatory Prepayment and Cancellation - Secured Shares).

        "OEH Share Proceeds" has the meaning given to that term in Clause 8.7 (Mandatory Prepayment and Cancellation - Secured Shares).

        "OEH Share Certificates" means the share certificates evidencing the Secured Shares.

        "OEH Transfer Agent" means Equiserve Inc., Mail Stop 45-02-62, 150 Royal Avenue, Canton, Massachusetts 02021, c/o Erika Illingworth.

        "Original Facility Agreement" means the Amended and Restated Revolving Facility Agreement dated 22 December 2003 relating to a US$100,000,000 Facility Agreement dated 10 June 2003 for Sea Containers British Isles Limited, arranged by Citigroup Global Markets Limited, Fortis Bank SA/NV and the Governor and Company of the Bank of Scotland and with Citibank International PLC as Agent and Citicorp Trustee Company Limited as Trustee.

        "Original Financial Statements" means:

        (a) in relation to the Parent (and any other member of the Group where such are available), the audited consolidated financial statements of the Group for the financial year ended 31 December 2003; and

        (b) in relation to each member of the Group (to the extent it has not delivered anything under (a) above), its audited financial statements for its financial year ended 31 December 2003.

        "Parent" means Sea Containers Ltd., a Bermuda corporation.

        "Participating Member State" means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

        "Party" means a party to this Agreement.

        "PBGC" means the U.S. Pension Benefit Guaranty Corporation, or any entity succeeding to all or any of its functions under ERISA.

        "Permitted Group Transactions" means an Intra-Group Disposal.

        "Permitted Joint Ventures" means:

        (a)     the Laing Joint Venture;

        (b)     the South Eastern Joint Venture; and

        (c) a Joint Venture in relation to any such matters conducted in accordance with normal commercial arrangements entered into on arm's length terms consistent with the normal course of the Group's business.

        "Permitted Lease" means any Occupational Lease where:

        (a)     no premium is paid in consideration of its grant; and

        (b) the initial annual open market rent or open market consideration payable upon its grant is less than (pound)20,000 (or is less than (pound)20,000 after any rent review or review of the consideration payable under the same) disregarding amounts payable by way of service charge, insurance and VAT).

        "Permitted  Share Disposal" has the meaning given to that term in Clause
        8.7 (Mandatory Prepayment and Cancellation - Secured Shares).

        "Port Legislation" means the Folkestone Harbour Acts 1807, 1818 and 1992, the Folkestone Pier and Harbours Order Confirmation Acts 1878 and 1881, the South Eastern Railway Acts 1843, 1844, 1887 and 1990, the South Eastern Railway (Various Powers) Act 1885, the Southern Railway (Dock Charges) Act 1924 and the Sealink (Transfer of Folkestone Harbour) Harbour Revision Order 1991 and all other statutes, treaties and conventions, statutory instruments, directives, regulations and all codes of practice or conduct, circulars and guidance notes having legal or judicial import or effect whether of a criminal, civil or administrative nature and the rules of common law relating to or concerning the operation of a port as the same may be amended or supplemented from time to time.

        "Qualifying Lender" has the meaning given to it in Clause 13 (Tax Gross Up and Indemnities).

        "Quotation Day" means, in relation to any period for which an interest rate is to be determined:

        (a) (if the currency is domestic sterling) the first day of that period; or

        (b) (for any other currency) two Business Days before the first day of that period,

        unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

        "Rail Group" means Sea Containers Railway Services Limited, GNER Holdings Limited and GNER Limited.

        "Receiver" means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

        "Reference Banks" means, in relation to LIBOR the principal offices of Citibank, N.A. and The Governor and Company of the Bank of Scotland or such other banks as may be appointed by the Agent in consultation with the Borrower.

        "Regulations T, U and X" means, respectively, Regulations T, U and X of the Board of Governors of the Federal Reserve System of the United States (or any successor) as now and from time to time hereafter in effect.

        "Relevant GAAP" means generally accepted accounting principles (i) in the United States of America in relation to the Parent and GE Seaco , and (ii) in the United Kingdom in relation to each other Obligor.

        "Relevant Interbank Market" means the London interbank market.

        "Relevant Jurisdiction" means:

        (a)     the jurisdiction of incorporation of each member of the Group;

        (b) the jurisdiction where any asset subject to or intended to be subject to the Transaction Security is situated;

        (c) the jurisdiction whose laws govern the perfection of any of the Security Documents; and

        (d) the jurisdiction where any member of the Group is conducting its business.

        "Remedy Period" means, at any time, the period commencing on a Shortfall Date and ending on a Sales Date.

        "Renewed Franchise Arrangement" means an amendment, supplement, novation, renewal, extension or replacement of the Franchise Agreement in respect of all or substantially all of the Franchise Services entered into with the SRA and members of the Group on terms acceptable to the Lenders (which shall include but not be limited to the identity of the franchisee and franchise operator) and for a term ending no earlier than the date falling 60 Months after the date of the Amendment Agreement.

        "Repeating Representations" means each of the representations set out in Clauses 19.1 (Status) to 19.7 (Governing law and enforcement), Clause
        19.10 (No default) to Clause 19.16 (No proceedings pending or threatened), Clause 19.19 (Taxation), Clause 19.20 (Security), Clause
        19.21 (Ranking) to Clause 19.25 (Shares), Clause 19.27 (Business Assets), 19.28 (Pensions), Clause 19.29 (Insurances) to Clause 19.31 (Health and safety regulation) and Clause 19.33 (Financial Year End) to Clause 19.36 (Investment Companies).

        "Required Security Coverage Amount" means, at any time, the greater of:

        (a)     US$100,000,000; and

        (b)     an amount equal to 200 per cent. of:

                (i) the aggregate of the Loans outstanding at such time, or, at any time on and following the entry into the Renewed Franchise Arrangement, an amount equal to 150 per cent. of the aggregate of the Loans outstanding at such time; and

                (ii) the aggregate of the amount of any loan made pursuant to paragraph (e) of Clause 22.29 (Loans and Guarantees) to the extent such loan is not otherwise permitted hereunder.

        "Restricted Indebtedness Companies" means the Borrower, Sea Containers Railway Services Limited, GNER Holdings Limited and GNER Limited.

        "Rollover Loan" means one or more Loans:

        (a) made or to be made on the same day that a maturing Loan is due to be repaid;

        (b) the aggregate amount of which is equal to or less than the maturing Loan; and

        (c)     made or to be made for the  purpose  of  refinancing  a maturing
                Loan.

        "S&P" means Standard & Poor's Rating Services.

        "Sales Date" means the date falling seven consecutive days after a Shortfall Date provided that there exists, on each of those days, a Shortfall Amount.

        "Sale of Security" has the meaning ascribed to it in Clause 8.5 (Mandatory Prepayment and Cancellation - Disposals).

        "SCL Bonds" means the 10.75% and 13% senior notes due 2006 issued by the Parent.

        "Screen Rate" means in relation to LIBOR, the British Bankers' Association Interest Settlement Rate for the relevant currency and period displayed on page 3750 or 3740 (as appropriate) of the Telerate screen. If any such agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and the Lenders.

        "Season Ticket Charge" means the Security granted by GNER in favour of the Governor and Company of the Bank of Scotland in relation to the SRA requirement for GNER to provide a bond to cover potential exposure to season ticket holders.

        "SEC" means the US Securities and Exchange Commission or any successor thereto.

        "Secured Obligations" means all obligations at any time due, owing or incurred by any Obligor to any Secured Party under the Finance Documents, whether present or future, actual or contingent (and whether incurred solely or jointly and whether as principal or surety or in some other capacity).

        "Secured Parties" means, from time to time, each Finance Party and any Receiver or Delegate.

        "Secured Shares" means, at any time, all the Listed OEH Shares secured pursuant to a Security Document.

        "Secured A Shares" means the Class A Shares which are Secured Shares.

        "Secured B Shares" means the Class B Shares which are Secured Shares.

        "Securities Act" means the US Securities Act of 1933, as amended.

        "Security" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

        "Security Documents" means each of the security documents listed as being a Security Document in paragraph 2(a) of Schedule 2 (Conditions Precedent) together with any other document entered into by any Obligor creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any of the Obligors under any of the Finance Documents.

        "SETG" means the Special Equity Transaction Group, a department within Citigroup Global Markets, Inc.

        "SETG Account" means the account with SETG (with such number as notified by the Agent to the Borrower) to which the Secured Shares are credited.

        "Share Redemption or Dividend", made by a person, means (a) any redemption, purchase, retirement or other acquisition for consideration of shares issued by it, or the setting apart of any such consideration for such purpose, or other reduction in share capital; (b) any declaration, making or payment, directly or indirectly, of any dividend, any interest or other payment, or any other distribution of assets in respect of its share capital (or any class thereof) or the setting apart of any such assets for any such purpose; or (c) the payment of any management, advisory or other fee to or to the order of the direct or indirect holders of any of its share capital other than in the case of this paragraph (c), on arm's length terms.

        "Shortfall Amount" means, while there are Loans outstanding, the amount by which the Market Value of the Secured Shares is less than the Required Secured Coverage Amount.

        "Shortfall Date" means the date on which the Agent provides notice to the Parent in accordance with Clause 21.2 (Market Value).

        "Silja Bank Agreement" means the EUR 215,000,000 Secured Term Loan and EUR 126,000,000 Revolving Credit Facility Agreement dated 5 November 2003 made between among others Silja Oy Ab (formerly Silja Oyj Abp) as borrower and Nordea Bank Danmark A/S as paying agent, security agent and lead arranger.

        "Silja Pledge" means the charges dated 10 June 2003 and 22 December 2003 and the charge dated on or about the date hereof over shares in Silja Holdings Limited granted by the Parent in favour of the Trustee constituting Transaction Security.

        "Specified Time" means a time determined in accordance with Schedule 8 (Timetables).

        "South Eastern Joint Venture" means a Joint Venture to be entered into by the Parent pursuant to a bid for the South Eastern Rail Franchise.

        "South Eastern Rail Franchise" means the integrated Kent franchise (being all or any part of (i) the South Eastern rail franchise presently operated by South Eastern Trains, a wholly owned subsidiary of the SRA, and / or (ii) the Channel Tunnel rail link), as such franchise may be restructured or renamed by the SRA from time to time.

        "SRA" means the Strategic Rail Authority.

        "SRA Performance Bond" means the performance bond provided by a member of the Rail Group to the SRA pursuant to the terms of the Franchise Agreement.

        "Subordination Agreement" means the subordination agreement dated 22 December 2003 between, among others, the Parent and the Trustee.

        "Subsidiary" means in relation to any company or corporation, a company or corporation:

        (a) which is controlled, directly or indirectly, by the first mentioned company or corporation;

        (b) more than half the issued share capital of which is beneficially owned, directly or indirectly by the first mentioned company or corporation; or

        (c) which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

        and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

        "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

        "Taxes Act" means the Income and Corporation Taxes Act 1988.

        "Temporary Extension" means any temporary extension of the term of the Franchise Agreement on terms acceptable to the Lenders pending the completion of the franchise bidding process.

        "Total Commitments" means at any time the aggregate of the Commitments.

        "Track Access Agreement" means the agreement referred to in paragraph 4(g) of Schedule 2 of this agreement.

        "Transaction Closing Agenda" means the transaction closing agenda prepared by Clifford Chance LLP, initialled by or on behalf of the Parent and the Agent on or before the signing of this Agreement for the purposes of identification.

        "Transaction Security" means the Security created or expressed to be created in favour of the Trustee pursuant to the Security Documents.

        "Transfer Certificate" means a certificate substantially in one of the forms set out in Schedule 5 (Form of Transfer Certificates) or any other form agreed between the Agent and the Borrower.

        "Transfer Date" means, in relation to a transfer, the later of:

        (a)     the   proposed   Transfer   Date   specified   in  the  Transfer
                Certificate; and

        (b)     the date on which the Agent executes the Transfer Certificate.

        "Treasury Transaction" means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (including any currency or interest purchase, cap or collar agreement, forward rate agreements, interest rate or currency future or option contract, foreign exchange or currency purchase or sale agreement, interest rate swap, currency swap or combined interest rate and currency swap agreement and any other similar agreement) (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account).

        "UK Obligor" means any company that is an Obligor and is established in the United Kingdom.

        "Unfunded Pension Liability" means the excess of an Employee Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that plan's assets, determined in accordance with the assumptions used for funding the Employee Plan pursuant to Section 412 of the Code for the applicable plan year.

        "Unpaid Sum" means any sum due and payable but unpaid by an Obligor under the Finance Documents.

        "Undertaking" means irrevocable written instructions addressed from the Parent to the OEH Transfer Agent, in form and substance satisfactory to the Agent, to deliver the Secured Shares into Citigroup's general account at DTC.

        "US Obligor" means any company who is a Guarantor and is formed or incorporated under the laws of the United States of America, any state thereof or the District of Columbia.

        "US Tax" means any federal, state, local or foreign income, gross receipts, license, premium, windfall profits, customs duties, capital stock, franchise, profits, withholding, social security (or similar), real property, personal property, sales, use, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

        "Utilisation" means a utilisation of the Facility.

        "Utilisation Date" means the date of a Utilisation, being the date on which the relevant Loan is to be made.

        "Utilisation Request" means a notice substantially in the form set out in Schedule 3 (Utilisation Request).

        "VAT" means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

        "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such person, even if the right so to vote has been suspended by the happening of such a contingency.

1.2      Construction

        (a) Unless a contrary indication appears any reference in this Agreement to:

                (i) the "Agent", the "Mandated Lead Arrangers", the "Trustee", any "Finance Party", any "Secured Party", any "Lender", any "Obligor" or any "Party" shall be construed so as to include its successors in title, permitted assigns and permitted transferees and, in the case of the Trustee, any person for the time being appointed as trustee or trustees in accordance with this Agreement;

                (ii)    "assets"   includes   present  and  future   properties,
                        revenues and rights of every description;

                (iii) "control" means the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

                        (1) cast, or control the casting of, more than one-half of the maximum number of votes that might be cast at a general meeting of the Parent; or

                        (2) appoint or remove all, or the majority, of the directors or other equivalent officers of the Parent; or

                        (3) give directions with respect to the operating and financial policies of the Parent which the directors or other equivalent officers of the Parent are obliged to comply with; or the holding of more than one-half of the issued share capital of the Parent (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

                (iv)    In  addition  to  "control"  as set forth in  paragraphs
                        (iii)(iii)(1) to (2) above, "ceases to control" means with respect to the Parent, any entity, person (within the meaning of Section 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or group of persons (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) that theretofore was beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of 20 per cent. or more of the Parent Voting Stock ceasing to be beneficial owner (within the meaning of Rule 13d-3 of the SEC under the Exchange
                        Act), directly or indirectly, of Voting Stock of the Parent (or other securities convertible into such Voting Stock) representing less than 20 per cent. of the combined voting power of all Voting Stock of the Parent.

                (v)     a  "Finance   Document"  (or  any  other   agreement  or
                        instrument) is a reference to that Finance Document (or other agreement or instrument) as amended or novated;

                (vi) "indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

                (vii) a "person" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) of two or more of the foregoing;

                (viii) a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

                (ix) a provision of law is a reference to that provision as amended or re-enacted; and

                (x)     a time of day is a reference to London time.

        (b) Section, Clause and Schedule headings are for ease of reference only.

        (c) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

        (d) A Default (other than an Event of Default) is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been waived.

1.3      Currency Symbols and Definitions

        "(pound)" and "sterling" denotes the lawful currency of the United Kingdom, "EUR" and "euro" means the single currency unit of Participating Member States and "$", "US$" and "dollars" denotes the lawful currency of the United States of America.

1.4      Third party rights

        A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

        (a) Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this Agreement.

        (b) Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

                                    SECTION 2
                                  THE FACILITY

2.       The Facility

2.1      The Facility

        Subject to the terms of this Agreement, the Lenders make available to the Borrower a revolving loan facility in an aggregate amount equal to the Total Commitments.

2.2      Finance Parties' rights and obligations

        (a) The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

        (b) The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

        (c) A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.3      Parent as Obligors' agent

        Each Obligor irrevocably appoints the Parent as its agent for the purpose of:

        (a) executing and delivering on its behalf any agreement or document capable of being entered into by that Obligor under or in connection with the Finance Documents;

        (b) giving and receiving any notice or instruction under or in connection with any Finance Document (including any Utilisation Request); and

        (c) agreeing and executing all consents, agreements and amendments (however fundamental and notwithstanding any increase in obligations of or other effect on an Obligor) entered into in connection with the Finance Documents (including confirmation of continuation of guarantee obligations in connection with any amendment or consent in relation to the Facility).

3.       Purpose

3.1      Purpose

        The Borrower shall apply all amounts borrowed by it under the Facility, towards the working capital purposes of the Group.

3.2      Monitoring

        No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.      Conditions Of Utilisation

4.1     Initial conditions precedent

        The Borrower may not deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

4.2     Further conditions precedent

        The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

        (a) in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan;

        (b) the Repeating Representations to be made by each Obligor are true in all material respects; and

        (c) the aggregate of the Market Value of the Secured Shares is equal to or greater than the Required Security Coverage Amount taking into account the proposed Loan.

4.3     Maximum number of Loans

        The Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation, six or more Loans would be outstanding.

                                    SECTION 3
                                   UTILISATION

5.      Utilisation

5.1     Delivery of a Utilisation Request

        The Borrower may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2     Completion of a Utilisation Request

        (a) Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

                (i) the proposed Utilisation Date is a Business Day within the Availability Period;

                (ii) the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount);

                (iii) the proposed Interest Period complies with Clause 10 (Interest Periods); and

                (iv)    it is signed by an Authorised Signatory of the Parent.

        (b)     Only one Loan may be requested in each Utilisation Request.

5.3     Currency and amount

        (a)     The currency specified in a Utilisation Request must be dollars.

        (b) The amount of the proposed Loan must be a minimum of US$ 5,000,000 and an integral multiple of US$1,000,000 or, if less, the Available Facility.

5.4     Lenders' participation

        (a) If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

        (b) The amount of each Lender's participation in each Loan on any date will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

        (c) The Agent shall by the Specified Time notify the Lenders of the amount of each Loan and the amount of its participation in that Loan.

                                    SECTION 4
                     REPAYMENT, PREPAYMENT AND CANCELLATION

6.      Repayment of loans

        The Borrower shall repay each Loan made to it on the last day of its Interest Period.

7.      Extension of Final Repayment Date

        If, by 1 May 2006:

        (a) a Renewed Franchise Arrangement has been entered into by all parties thereto; and

        (b) the SCL Bonds have been repaid in full or refinanced on terms and for a maturity acceptable to the Lenders,

        then, the Final Repayment Date of the Facility shall be extended to the date falling 36 Months from the date of the Amendment Agreement.

8.      Prepayment And Cancellation

8.1     Illegality

        If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan:

        (a) that Lender shall promptly notify the Agent upon becoming aware of that event;

        (b) upon the Agent notifying the Borrower, the Commitment of that Lender will be immediately cancelled; and

        (c) the Borrower shall repay that Lender's participation in the Loans made to the Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent.

8.2     Change of control

        If any person or group of persons acting in concert who controls the Parent, as at the date of the Amendment Agreement, ceases to control the
        Parent:

        (a) the Parent shall promptly notify the Agent upon becoming aware of that event; and

        (b) if the Majority Lenders so require, the Agent shall, by not less than five days notice to the Parent, cancel the Facility and declare all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Facility will be cancelled and all such outstanding amounts will become immediately due and payable.

8.3      Voluntary prepayment and cancellation of Loans

        The Borrower may, if it gives the Agent not less than fifteen days' (or such shorter period as the Majority Lenders may agree) prior notice:

        (a) prepay the whole or any part of any Loan (but, if in part, being an amount that reduces the Loan by a minimum amount of US$5,000,000); and/or

        (b) cancel the whole or any part (being a minimum amount of US$5,000,000) of the Available Facility. Any cancellation under this Clause 7.4 shall reduce the Commitment of the Lenders rateably under the Facility.

8.4     Right of repayment and cancellation in relation to a single Lender

        (a)     If:

                (i) any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 13.2 (Tax gross-up); or

                (ii)    any  Lender  claims  indemnification  from the  Borrower
                        under  Clause  13.3  (Tax   indemnity)  or  Clause  14.1
                        (Increased costs); or

                (iii)   any Lender  notifies  the Agent of its  Additional  Cost
                        Rate under paragraph 3 of Schedule 4 (Mandatory Cost Formulae),

                the Borrower may whilst (in the case of paragraphs (a) and (b) above) the circumstance giving rise to the requirement or indemnification continues or (in the case of paragraph (c) above) that Additional Cost Rate is greater than zero, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loans.

        (b) On receipt of a notice referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

        (c) On the last day of each Interest Period which ends after the Borrower has given notice under paragraph (a) above (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender's participation in that Loan.

8.5     GNER

        If:

        (a) in the circumstances where a Temporary Extension is not granted, a Renewed Franchise Arrangement has not been entered into by all parties thereto by 30 April 2005, then on 30 April 2005; or

        (b) following a Temporary Extension, a Renewed Franchise Arrangement has not been entered into by all parties thereto by the expiry date of the extended Franchise Agreement, then on that expiry date:

                (i)     the Total Commitments shall be reduced by US$50,000,000;

                (ii) the Parent shall ensure that sufficient Loans are repaid to the extent necessary to ensure that the aggregate of the outstanding Loans (after that repayment) is equal to or less than the reduced amount of the Total Commitments; and

                (iii) any reduction in the Total Commitments shall reduce rateably the Commitment of each Lender.

8.6     Mandatory Prepayment and Cancellation - Disposals

        (a)     For the purposes of this Clause 8.6:

                "Disposal" means a sale, lease, transfer, loan or other disposal by a member of the Group or any subsidiary of Silja Holdings Limited, not made in the ordinary course of such member of the Group's business on arm's length terms, of any asset, undertaking or business (whether voluntary or involuntary and whether as a single transaction or a series of transactions) excluding:

                (i)     a  disposal  of  the  Secured   Shares   provided   that
                        immediately   following   such  disposal   there  is  no
                        Shortfall Amount; and

                (ii) a disposal of up to 20 per cent. of the GE Seaco Interest as part of an IPO provided that at such time a Renewed Franchise Arrangement has been entered into by all parties thereto.

                "Disposal Proceeds" means the consideration receivable by any member of the Group or any Subsidiary of Silja Holdings Limited (including any amount receivable in repayment of intercompany debt) for any Disposal including any Sale of Security made by any member of the Group.

                "Excluded Disposal Proceeds" means, in respect of a Disposal (i) all reasonable expenses (as agreed with the Agent) incurred by any member of the Group and (ii) any amount applied in mandatory prepayment of Existing Financial Indebtedness of any member of the Group provided that the terms thereof are the same as those originally entered into on or prior to the date of such agreement, payable in each case to person(s) who are not members of the Group.

                "IPO" means a successful application for the admission of any part of the share capital of any member of the Group to trading on the London Stock Exchange or on any recognised investment exchange.

                "Net Disposal Proceeds" means any Disposal Proceeds less any Excluded Disposal Proceeds.

        (b)     Promptly  upon the  occurrence  of a Disposal,  the Parent shall
                notify  the  Agent  in  writing   setting  out  the  amount  and
                calculation of any such Disposal Proceeds.

        (c) The aggregate of the Commitments of each Lender shall be automatically cancelled by an amount equal to the Net Disposal Proceeds promptly upon the Closing Date of any relevant Disposal pro rata to their Commitments at such time and the Borrower shall promptly prepay such Loans as to ensure that following such prepayment, the aggregate of all Loans is equal to or less than the Available Facility at such time after having taken into account such cancellation.

        (d) The Parent shall ensure that any Disposal Proceeds are paid directly by the purchaser into the Mandatory Prepayment Account.

        (e) Promptly after the Disposal Proceeds have been credited to the Mandatory Prepayment Account, the Parent shall instruct the Account Bank (pursuant to the Account Agreement) to transfer such deposits to the Agent to effect prepayment of the Loans so as to ensure that following such prepayment, the aggregate of all Loans is equal to or less than the Available Facility at such time after having taken into account such cancellation in sub-clause (c) above, provided that:

                (i) if the Disposal Proceeds are received by a member of the Group in a currency other than dollars, the Parent shall (or shall procure that the relevant Obligor shall) enter into such FX Agreements as it deems necessary or desirable to ensure that the Loans can be prepaid in dollars; and

                (ii) the dollar proceeds of any FX Agreement are paid immediately (but, for the avoidance of doubt, prior to the release of any Transaction Security) into the dollar denominated Mandatory Prepayment Account.

        (f) The Parent may utilise such deposits in satisfaction of purposes covered by Excluded Disposal Proceeds provided that an Event of Default has not occurred and is continuing.

8.7     Mandatory Prepayment and Cancellation - Secured Shares

        (a)     For the purpose of this Clause 8.7:

                "Excluded OEH Proceeds" means all reasonable expenses (as agreed with the Agent) incurred by any member of the Group relating to an OEH Share Disposal.

                "Net OEH Proceeds" means the OEH Share Proceeds less any Excluded OEH Proceeds.

                "OEH Share Disposal" means a sale of Secured Shares other than a Permitted Share Disposal.

                "OEH Share Proceeds" means the consideration receivable by any member of the Group pursuant to an OEH Share Disposal.

                "Permitted Share Disposal" means a sale of Secured Shares where, at the time of such sale and immediately following such sale:

                (i)     no Default has occurred; and

                (ii) the Parent is in compliance with Clause 21.1 (Coverage Ratio).

        (b) Promptly upon the occurrence of an OEH Share Disposal, the Parent shall notify the Agent in writing setting out the amount and calculation of any such OEH Share Proceeds.

        (c) The aggregate of the Commitments of each Lender shall be automatically cancelled by an amount equal to the Net OEH Proceeds promptly upon the occurrence of any OEH Share Disposal pro rata to their Commitments at such time and the Borrower shall promptly prepay such Loans as to ensure that following such prepayment, the aggregate of all Loans is equal to or less than the Available Facility at such time after having taken into account such cancellation. (d) The Parent shall ensure that any OEH Share Proceeds are paid directly by the relevant creditor into the Mandatory Prepayment Account on a delivery versus payment basis.

        (e) Promptly after the Disposal Proceeds have been credited to the Mandatory Prepayment Account, the Parent shall instruct the Account Bank (pursuant to the Account Agreement) to transfer such deposits to the Agent to effect prepayment of the Loans so as to ensure that following such prepayment, the aggregate of all Loans is equal to or less than the Available Facility at such time after having taken into account such cancellation in sub-clause (c) above.

        (f) The Parent may utilise such deposits in satisfaction of purposes covered by Excluded OEH Proceeds provided that an Event of Default has not occurred that is continuing.

8.8     Mandatory Cancellation

        The Available Facility shall automatically be cancelled to zero on the last day of the Availability Period.

8.9     Restrictions

        (a) Any notice of cancellation or prepayment given by any Party under this Clause 8 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

        (b) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

        (c) Unless a contrary indication appears in this Agreement, any part of the Facility which is prepaid may be reborrowed in accordance with the terms of this Agreement.

        (d) The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

        (e) No amount of any Commitment cancelled under this Agreement may be subsequently reinstated.

        (f) If the Agent receives a notice under this Clause 8, it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.

8.10    Mandatory Prepayment Account

        A Lender or the Agent with which a Mandatory Prepayment Account is held acknowledges and agrees that interest shall accrue at normal commercial rates on amounts credited to those accounts and that the account holder shall be entitled to receive such interest (which shall be paid in accordance with mandates relating to such account).

                                    SECTION 5
                              COSTS OF UTILISATION

9.      Interest

9.1     Calculation of interest

        The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

        (a)     Margin;

        (b)     LIBOR; and

        (c)     Mandatory Cost, if any.

9.2     Payment of interest

        The Borrower shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six Monthly intervals after the first day of the Interest Period).

9.3     Default interest

        (a) If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is one per cent higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 9.3 shall be immediately payable by the Obligor on demand by the Agent.

        (b) If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

                (i) the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

                (ii) the rate of interest applying to the overdue amount during that first Interest Period shall be one per cent. higher than the rate which would have applied if the overdue amount had not become due.

        (c) Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

9.4     Notification of rates of interest

        The Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.

10.     Interest Periods

10.1    Selection of Interest Periods

        (a) The Borrower may select an Interest Period for a Loan in the Utilisation Request for that Loan.

        (b) Each Utilisation Request for a Loan is irrevocable and must be delivered to the Agent by the Borrower not later than the Specified Time.

        (c) If the Borrower, fails to deliver a Utilisation Request to the Agent the relevant Interest Period will, subject to Clause 10.2 (Changes to Interest Periods), be one Month.

        (d) Subject to this Clause 10, the Borrower, may select an Interest Period of one or three Months or any other period agreed between the Borrower and the Agent (acting on the instructions of all the Lenders).

        (e) An Interest Period for a Loan shall not extend beyond the Final Repayment Date.

        (f)     Each Interest  Period for a Loan shall start on the  Utilisation
                Date.

        (g)     A Loan has one Interest Period only.

10.2    Changes to Interest Periods

        If the Agent makes any of the changes to an Interest Period referred to in this Clause 10.2, it shall promptly notify the Borrower and the Lenders.

10.3    Non-Business Days

        If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

11.     Changes To The Calculation Of Interest

11.1    Absence of quotations

        Subject to Clause 11.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by noon on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

11.2    Market disruption

        (a) If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender's share of that Loan for the Interest Period shall be the rate per annum which is the sum of:

                (i)     the Margin;

                (ii) the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

                (iii) the Mandatory Cost, if any, applicable to that Lender's participation in the Loan.

        (b)     In this Agreement, "Market Disruption Event" means:

                (i) at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR for the relevant currency and Interest Period; or

                (ii) before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that
                        Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR.

11.3    Alternative basis of interest or funding

        (a) If a Market Disruption Event occurs and the Agent or the Borrower` so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

        (b) Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

11.4    Break Costs

        (a) The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

        (b) Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

12.     Fees

12.1    Commitment fee

        The Borrower shall pay to the Agent (for the account of each Lender) a fee in dollars computed at the rate of the Commitment Fee on that Lender's Available Commitment for the Availability Period.

        The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.

12.2    Arrangement fee

        The Borrower shall pay to the Mandated Lead Arrangers an arrangement fee in the amount and at the times agreed in a Fee Letter.

12.3    Agency and Trustee fee

        The Borrower shall pay to the Agent (for its own account) an agency fee and to the Trustee (for its own account) a security trustee fee in each case in the amount and at the times agreed in a Fee Letter.

                                    SECTION 6
                         ADDITIONAL PAYMENT OBLIGATIONS

13.     Tax Gross Up And Indemnities

13.1    Definitions

        (a)     In this Agreement:

                "Protected Party" means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

                "Qualifying   Lender"  means  a  Lender  which  is  beneficially
                entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:

                (i)     a Lender:

                        (A) which is a bank (as defined for the purpose of section 349 of the Taxes Act) making an advance under a Finance Document; or

                        (B) in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 349 of the Taxes Act) at the time that that advance was made, and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

                (ii)    a Lender which is:

                        (A) a company resident in the United Kingdom for United Kingdom tax purposes;

                        (B)     a partnership  each member of which is a company
                                resident  in  the  United   Kingdom  for  United
                                Kingdom tax purposes; or

                        (C) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a branch or agency and which brings into account interest payable in respect of that advance in computing its chargeable profits (within the meaning given by section 11(2) of the Taxes Act); or

                (iii)   a Treaty Lender.



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

                "Tax Confirmation" means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

                (i) a company resident in the United Kingdom, or a partnership each member of which is a company resident in the United Kingdom, for United Kingdom tax purposes; or

                (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a branch or agency and that interest payable in respect of that advance falls to be brought into account in computing the chargeable profits of that company for the purposes of section 11(2) of the Taxes Act.

                "Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.

                "Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

                "Tax Payment" means either the increase in a payment made by an Obligor to a Finance Party under Clause 13.2 (Tax gross-up) or a payment under Clause 13.3 (Tax indemnity).

                "Treaty Lender" means a Lender which:

                (i) is treated as a resident of a Treaty State for the purposes of a Treaty;

                (ii) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender's participation in the Loan is effectively connected; and

                (iii) if the relevant treaty contains additional conditions (over and above those set out in paragraphs (i) and
                        (ii)) which must be satisfied by the relevant non-UK lender in order to enable the Lender to receive interest gross, the Lender has satisfied such additional conditions.

                "Treaty State" means a jurisdiction having a double taxation agreement (a "Treaty") with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

                "UK Non-Bank Lender" means:

                (i) where a Lender becomes a Party on the day on which this Agreement is entered into, a Lender listed in Part III (The Original Lenders - UK Non-Bank Lenders) of Schedule 1 (The Original Parties); and

                (ii) where a Lender becomes a Party to this Agreement after the day on which this Agreement is entered into, a Lender which gives a Tax Confirmation in the Transfer Certificate which it executes on becoming a Party to this Agreement.

        (b) Unless a contrary indication appears, in this Clause 13 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

13.2    Tax gross-up

        (a) Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

        (b) The Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrower and that Obligor.

        (c) If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

        (d) An Obligor is not required to make an increased payment to a Lender under paragraph (c) above for a Tax Deduction in respect of tax imposed by the United Kingdom from a payment of interest on a Loan, if on the date on which the payment falls due:

                (i) the payment could have been made to the relevant Lender without a Tax Deduction if it was a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or concession of any relevant taxing authority; or

                (ii)

                        (1) the relevant Lender is a UK Non-Bank Lender, or would have been a UK Non-Bank Lender were it not for any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application
                                of) any law or Treaty, or any published practice or concession of any relevant taxing authority; and

                        (2) the Board of the Inland Revenue has given (and not revoked) a direction under section 349C of the Taxes Act (as that provision has effect on the date on which the relevant Lender became a party to this Agreement) which relates to that payment and that Obligor has notified that UK Non-Bank Lender of the precise terms of that notice; or

                (iii) the relevant Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (g) below.

        (e) If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

        (f) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment an original receipt (or certified copy thereof) evidencing to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

        (g) A Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

        (h) A UK Non-Bank Lender which becomes a Party on the day on which this Agreement is entered into gives a Tax Confirmation to the Borrower by entering into this Agreement.

        (i) A UK Non-Bank Lender shall promptly notify the Borrower and the Agent if there is any change in the position from that set out in the Tax Confirmation.

13.3    Tax indemnity

        (a) The Borrower shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

        (b)     Paragraph (a) above shall not apply:

                (i)     with respect to any Tax assessed on a Finance Party:

                        (1) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

                        (2) under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

                (ii)    to the extent a loss, liability or cost:

                        (1) is compensated for by an increased payment under Clause 13.2 (Tax gross-up); or

                        (2) would have been compensated for by an increased payment under Clause 13.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 13.2 (Tax gross-up) applied.

        (c) A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower.

        (d) A Protected Party shall, on receiving a payment from an Obligor under this Clause 13.3, notify the Agent.

13.4    Tax Credit

        If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

        (a) a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

        (b) that Finance Party has obtained, utilised and fully retained that Tax Credit on an affiliated group basis,

        the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

13.5    Stamp taxes

        The Borrower shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

13.6    Value added tax

        (a) All consideration expressed to be payable under a Finance Document by any Party to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

        (b) Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that it is not entitled to credit or repayment of the VAT.

14.     Increased Costs

14.1    Increased costs

        (a) Subject to Clause 14.3 (Exceptions) the Borrower shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of the Amendment Agreement.

        (b)     In this Agreement "Increased Costs" means:

                (i) a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;

                (ii)    an additional or increased cost; or

                (iii) a reduction of any amount due and payable under any Finance Document,

                which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

14.2    Increased cost claims

        (a)     A Finance  Party  intending  to make a claim  pursuant to Clause
                14.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower.

        (b) Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

14.3    Exceptions

        (a) Clause 14.1 (Increased costs) does not apply to the extent any Increased Cost is:

                (i) attributable to a Tax Deduction required by law to be made by an Obligor;

                (ii) compensated for by Clause 13.3 (Tax indemnity) (or would have been compensated for under Clause 13.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 13.3 (Tax indemnity) applied);

                (iii)   compensated for by the payment of the Mandatory Cost; or

                (iv)    attributable  to  the  wilful  breach  by  the  relevant
                        Finance   Party  or  its   Affiliates   of  any  law  or
                        regulation.

        (b) In this Clause 14.3, a reference to a "Tax Deduction" has the same meaning given to the term in Clause 13.1 (Definitions).

15.     Other Indemnities

15.1    Currency indemnity

        (a) If any sum due from an Obligor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

                (i)     making or filing a claim or proof against that Obligor;

                (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

                that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

        (b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2    Other indemnities

        The Borrower shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

        (a)     the occurrence of any Event of Default;

        (b) a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 28 (Sharing among the Finance Parties);

        (c) funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

        (d) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

15.3    Indemnity to the Agent

        The Borrower shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

        (a) investigating any event which it reasonably believes is a Default; or

        (b) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

16.     Mitigation By The Lenders

16.1    Mitigation

        (a) Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause
                8.1 (Illegality), Clause 13 (Tax gross up and indemnities), Clause 14 (Increased costs) or paragraph 3 of Schedule 4
                (Mandatory Cost Formulae) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

        (b) Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

16.2    Limitation of liability

        (a) The Borrower shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 16.1 (Mitigation).

        (b)     A Finance  Party is not obliged to take any steps  under  Clause
                16.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

17.     Costs And Expenses

17.1    Transaction expenses

        The Borrower shall promptly on demand pay the Agent and the Mandated Lead Arrangers the amount of all reasonable documented valuation expenses, travelling expenses, professional fees and reports, and "out-of-pocket" expenses including legal expenses reasonably incurred by any of them in connection with due diligence, drafting, negotiation, preparation, printing, execution, closing, syndication and maintenance of:

        (a) this Agreement and any other documents referred to in this Agreement; and

        (b) any other Finance Documents executed after the date of the Amendment Agreement.

17.2    Amendment costs

        If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 29.9 (Change of currency), the Borrower shall, within three Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including legal fees)
        reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

17.3    Enforcement costs

        The Borrower shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

17.4    Collateral costs

        The Borrower shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the perfection or enforcement of the collateral constituted by any Security Document or the exercise of any rights thereunder.

                                    SECTION 7
                                    GUARANTEE

18.     Guarantee And Indemnity

18.1    Guarantee and indemnity

        Each Guarantor irrevocably and unconditionally jointly and severally:

        (a) guarantees to each Finance Party punctual performance by the Borrower of all of its obligations under the Finance Documents;

        (b) undertakes with each Finance Party that whenever the Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

        (c) indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party (a) if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal or (b) by operation of law. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

18.2    Continuing guarantee

        This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

18.3    Reinstatement

        If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

        (a) the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

        (b) each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

18.4    Waiver of defences

        The obligations of each Guarantor under this Clause 18 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 18 (without limitation and whether or not known to it or any Finance Party) including:

        (a) any time, waiver or consent granted to, or composition with, any Obligor or other person;

        (b) the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

        (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

        (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

        (e) any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

        (f) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

        (g)     any insolvency or similar proceedings.

18.5    Immediate recourse

        Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 18. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

18.6    Appropriations

        Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

        (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

        (b) hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause 18.

18.7    Deferral of Guarantors' rights

        Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

        (a)     to be indemnified by an Obligor;

        (b) to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents; and/or

        (c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

18.8    Additional security

        This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

18.9    Limitation on U.S. Guarantors

        Any term or provision of this Clause 17 or any other term in this Agreement or any Finance Document notwithstanding, the maximum aggregate amount of the obligations for which any U.S. Obligor shall be liable hereunder shall in no event exceed an amount equal to the largest amount that would not render such U.S. Obligor's obligations hereunder, subject to avoidance under applicable United States federal or state fraudulent conveyance laws.

18.10   Limitation on Bermuda Guarantors

        Any term or provision of this Clause 17 or any other term in this Agreement or any Finance Document shall not extend to any liability or sum which, after giving effect to any rights of contribution of any Bermuda Obligor among themselves, would cause the undertaking or discharge of such obligation by such Bermuda Obligor to be unlawful or prohibited by any applicable Bermudan law.

18.11   Limitation on Finnish Guarantor

        The obligations and liabilities of the Finnish Guarantor shall be limited to guarantees and indemnities pursuant to this Clause 18 (Guarantee and Indemnity) on behalf of, or in respect of the obligations or liabilities of, any Obligor that meets the following requirements:

        (a) the amount secured is covered by the unrestricted distributable equity of the Finnish Guarantor and adequate and sufficient duly perfected counter security has been provided to the Finnish Guarantor and is in full force and effect; or

        (b) such Obligor qualifies as a group company of the Finnish Guarantor under the Finnish Companies Act, Chapter 12, Section 7, Paragraph 2, Subparagraph 2, (osakeyhtiolaki, 29.9.1978/734, as amended); or

        (c) the guarantee and indemnity hereunder is provided for business reasons and is intended solely for the Obligors' business activities and the period for which the guarantee and indemnity hereunder is provided is no longer than is customary for such guarantees, as defined in the Finnish Companies Act Chapter 12,
                Section 7, Paragraph 2, Subparagraph 3; and

        (d) the guarantee and indemnity hereunder is not given contrary to the provisions of financial assistance within the meaning of Chapter 12, Section 7, Paragraph 3 of the Finnish Companies Act.




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

                                    SECTION 8
               REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

19.     Representations

        Each Obligor in relation to itself and the Parent, on behalf of each other member of the Group which is not an Obligor, makes the representations and warranties set out in this Clause 19 to each Finance Party on the date of this Agreement (other than in relation to the Information Package which shall be made in accordance with Clause 19.39 (Repetition)).

19.1    Status

        (a) It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

        (b) It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

19.2    Binding obligations

        The obligations expressed to be assumed by it in each Finance Document are, subject to any general principles of law as at the date of this Agreement limiting its obligations which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) legal, valid, binding and enforceable obligations.

19.3    Non-conflict with other obligations

        The  entry  into  and  performance  by  it  of,  and  the   transactions
        contemplated by, the Finance Documents do not and will not conflict with:

        (a)     any law or regulation applicable to it;

        (b)     its or any of its Subsidiaries' constitutional documents; or

        (c) any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries' assets.

19.4    Power and authority

        (a) It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

        (b) It and each of its Subsidiaries has the power and has taken all necessary corporate action to authorise it to own its property and assets and to carry on its business as currently conducted.

        (c) No limit on its powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Finance Documents to which it is a party.



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


19.5    Authorisations

        (a)     All Authorisations required or reasonably desirable:

                (i) to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party;

                (ii) to make the Finance Documents to which it is a party admissible in evidence in each Relevant Jurisdiction;

                (iii) subject to the Legal Reservations, to make the Finance Documents to which it is a party admissible in evidence in its Relevant Jurisdictions,

                have been obtained or effected and are in full force and effect except any such requirement in connection with the Transaction Security Documents which will be made promptly after the execution of the relevant Transaction Security Document and in any event within the applicable time limits in accordance with the terms hereof.

        (b) All contracts, licences, consents and Authorisations necessary or desirable for carrying on the conduct of the business, trade and ordinary activities of it and any member of the Group have been obtained or effected, are in full force and effect and are not likely to be revoked, amended or unavailable to it or any member of the Group and no notice of an intention to terminate any such contract, licence, consent or Authorisation has been received by it or any member of the Group.

        (c) To the extent that it is under any obligation to comply, it has at all times complied with the Port Legislation.

        (d) All Authorisations necessary for the conduct of the business, trade and ordinary activities of members of the Group including under, or in connection with, the ISM Code have been obtained or effected and are in full force and effect.

19.6    Solvency

        (a) Neither it nor any member of the Group is unable or has admitted inability to pay its debts as they fall due or has suspended making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commenced negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

        (b) The value of the assets of it or any member of the Group is not less than the liabilities of it or that member of the group (taking into account contingent and prospective liabilities).

        (c) A moratorium has not been declared in respect of any of the indebtedness of it or any member of the Group.

        (d) No event or circumstance described in Clause 23.6 (Insolvency) or Clause (Creditors' process) has been taken or, to the knowledge of the Borrower, threatened in relation to it or any member of the Group.



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

19.7    Governing law and enforcement

        (a) The choice of governing law of each of the Finance Documents will be recognised and enforced in each Relevant Jurisdiction.

        (b) Any judgment obtained in England in relation to a Finance Document will be recognised and enforced in each Relevant Jurisdiction.

19.8    Deduction of Tax

        It is not required under the law of each Relevant Jurisdiction to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

19.9    No filing or stamp taxes

        Under the law of each Relevant Jurisdiction it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except any filing, recording or enrolling or any tax or fee payable in connection with the Transaction Security or notified to the Agent prior to the date of the Amendment Agreement.

19.10   No default

        (a) No Default is continuing or might reasonably be expected to result from the making of any Utilisation.

        (b) No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or its Subsidiaries') assets are subject which might reasonably be expected to have a Material Adverse Effect.

        (c) The Franchise Agreement, Temporary Extension or the Renewed Franchise Arrangement, as the case may be, is in full force and effect and no Event of Default (as defined therein) has occurred and no other event or circumstance has occurred or is subsisting which might reasonably be expected to lead to the termination of the Franchise Agreement, Temporary Extension or the Renewed Franchise Arrangement.

19.11   No misleading information

        (a) Any factual information including, for the avoidance of doubt and without limitation, the Franchise Termination Assessment Memorandum, the Litigation Settlement Memoranda, the Memoranda Update Certificate and any information provided to potential bidders in relation to the acquisition of any of (or any member of) the Disposal Group, provided by it or any member of the Group was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated and is not misleading in any respect.

        (b) The financial projections provided by it or any member of the Group have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

        (c) Nothing has occurred or been omitted from any information provided by it or any member of the Group and no information has been given or withheld that results in such information being untrue or misleading in any material respect.

        (d) Network Rail has the obligation to pay CP2 Payments (as defined in paragraph 6 of the Litigation Settlement Memorandum relating to the Hatfield Litigation) by way of recompense for poor performance from April 2001 to members of the Group and without set-off, deduction or counterclaim.

        (e) As at the date of the Amendment Agreement, the Interim Recovery is at least (pound)166,000,000.

19.12   Non-disclosure

        All information (as supplemented from time to time) that has been or will hereafter be made available to the Finance Parties by the Obligors, the Parent or any of their representatives in connection with the transactions contemplated by the Finance Documents is and will at all times be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were or are made.

19.13   Financial statements

        (a) Its latest Financial Statements (being those most recently delivered to the Agent) were prepared in accordance with Relevant GAAP consistently applied.

        (b) Its latest Financial Statements (being those most recently delivered to the Agent) fairly represent its financial condition and operations (consolidated in the case of the Parent) during the relevant financial year.

19.14   Material Adverse Change

        There has been no change in its business, condition (financial or otherwise), prospects or operations of the Group (taken as a whole), any Disposal Group (taken as a whole) or the Borrower, since 31 December 2003 which might reasonably be expected to have a Material Adverse Effect.

19.15   Pari passu ranking

        Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

19.16   No proceedings pending or threatened

        (a) No investigation, litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency (including, but not limited to, investigative proceedings) which if adversely determined might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief and other than as disclosed) been started or threatened against it or any of its Subsidiaries.

        (b) No labour disputes, which would reasonably be expected to have a Material Adverse Effect, have been started or (to the best of its knowledge and belief after making reasonable enquiries of the relevant members of the management of the Group) threatened against it or any of its Subsidiaries.

        (c) No unsatisfied judgement or award given against it or any member of the Group by any court, arbitral body or agency exists which might reasonably be expected to have a Material Adverse Effect (other than in relation to any judgement or award other than a final judgement or award, which is being contested in good faith).

19.17   Environmental compliance and environmental claims

        (a)     Each member of the Group has:

                (i) complied in all material respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents; and

                (ii) has performed and observed in all material respects all Environmental Law, Environmental Permits and all other material covenants, conditions, restrictions or agreements directly or indirectly concerned with any contamination, pollution or waste or the release or discharge of any toxic or hazardous substance in connection with any real property which is or was at any time owned, leased or occupied by it or any member of the Group or on which it or any member of the Group has conducted any activity;

                (iii) has performed all material covenants, conditions, restrictions, agreements, statutory requirements, planning consents, bye-laws, orders and regulations affecting any property which it or any member of the Group is or has occupied or conducted any activity in, including relating to the Environment, no notice of any breach of any such matter has been received and as far as the Parent is aware, there are no grounds for any such notice being issued;

                (iv) has no Environmental Claim or potential liability relating to the Environment (which has not been disclosed to the Agent in writing prior to the date of this Agreement) commenced against it (or to the best of its knowledge and belief) threatened against it in connection with its acts or omissions (whether in respect of any properties or the ships owned or operated by it or otherwise) nor in connection with the acts or omissions of any predecessor in title to any properties or the ships owned or operated by it where such claim or potential liability would be reasonably likely, if determined against it or that member of the Group to have a Material Adverse Effect;

                (v) has at all times been, and is in compliance with Environmental Laws, has not caused or permitted any liability to arise under them and no circumstances exist which are or ought reasonably to be known which might be expected to prevent it or any member of the Group being in compliance with any Environmental Laws or result in any liability under them;

                (vi) has no knowledge of any circumstances existing which may reasonably be expected to prevent or interfere with compliance with Environmental Permits in the future which have not been disclosed in writing to the Agent prior to the date of this Agreement; and

        (b) The future cost of compliance with Environmental Laws by it and any member of the Group is adequately provided for in the annual budget of the Parent.

19.18   Joint ventures

        No member of the Group (other than the Parent) has entered into any partnership, joint venture or other agreement with any person outside the Group for the joint development of any business or the sharing of any assets or revenues derived from any business other than normal commercial arrangements entered into on arm's length terms consistent with the normal course of the Group's business other than Permitted Joint Ventures.

19.19   Taxation

        (a) It has duly and punctually paid and discharged all Taxes imposed upon it or its assets within the time period allowed without incurring penalties (save to the extent that (i) payment is being contested in good faith, (ii) it has maintained adequate reserves for those Taxes and (iii) payment can be lawfully withheld).

        (b) It is not materially overdue in the filing of any Tax returns where such late filing would reasonably be expected to have a Material Adverse Effect.

        (c) No claims are being or are reasonably likely to be asserted against it with respect to Taxes which would reasonably be expected to have a Material Adverse Effect.

        (d) Save as disclosed in the Original Financial Statements no member of the Group has any material unindemnified tax liabilities.

19.20   Security

        No third party consents or regulatory approvals are required for the purposes of a sale of all or part of the Charged Property.

19.21   Ranking

        The Transaction Security (other than the Silja Pledge) has or will have first ranking priority and it is not subject to any prior ranking or pari passu ranking Security (other than Transaction Security).

19.22   Transaction Security

        Each Security Document to which it is a party validly creates the Security which is expressed to be created by that Security Document and evidences the Security it is expressed to evidence and is enforceable in accordance with its terms.

19.23   Good Title to Assets

        It has good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

19.24   Legal and Beneficial Owner

        It is the absolute legal owner and beneficial owner of the assets subject to the Transaction Security free from any Security, claims or competing interests whatsoever other than the Existing Security.

19.25   Shares

        (a) The constitutional documents of companies whose shares are subject to the Transaction Security do not and will not restrict or inhibit any transfer of those shares on creation or on enforcement of the Transaction Security or, in the case of Secured Shares, upon sale thereof pursuant to Clause 8.7 (Mandatory Prepayment and Cancellation - Secured Shares) hereof.

        (b) The applicable shares which are subject to the Transaction Security are fully paid and not subject to any option to purchase or similar rights.

        (c) There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital (including any option or right of pre-emption or conversion) of any member of the Group.

19.26   Intellectual Property

        It is not aware of any adverse circumstance relating to validity, subsistence or use of any of its Intellectual Property which would reasonably be expected to have a Material Adverse Effect.

19.27   Business Assets

        It and each of its Subsidiaries has a good, valid and marketable title to or valid leases or licences of and all appropriate Authorisations to use all assets to carry on its business as presently conducted.

19.28   Pensions

        It and each member of the Group is in material compliance with all applicable laws and contracts relating to the pension schemes (if any) operated by it or in which it participates (other than those pension schemes subject to ERISA) and each such pension scheme is fully funded to the extent required by law by provision in the relevant balance sheet or otherwise) based on reasonable actuarial assumptions and administered and funded in accordance with applicable law.

19.29   Insurances

        To the best of its knowledge, information and belief:

        (a) each of the insurance policies by which it is covered is in full force and effect;

        (b) there has been no material breach of any term of any insurance policy which would entitle the relevant insurer to avoid the same;

        (c) in respect of each insurance policy, all premiums due have been paid in full (save in respect of normal credit terms for payment of premiums) and there are no material outstanding claims under it;

        (d) where a member of the Group operates, owns or bare boat charters (as the case may be) Ferries, it is covered under group and other insurance policies in respect of such risks and amounts as would be usually covered by a reasonably prudent owner and operator of ferry services and tourism-related activities in any area where it operates such services or activities;

        (e) where a member of the Group operates, owns or bare boat charters (as the case may be) Ferries, in respect of each Ferry owned or operated by it, hull and machinery insurance is maintained on its behalf for a total loss representing an amount at least equal to its full replacement value with a vessel of similar size, nature, purpose and capacity and for partial loss in an amount at least equal to the repair value, as determined in accordance with market practice generally; and

        (f) where a member of the Group operates, owns or bare boat charters (as the case may be) Ferries, in respect of an vessel which it owns or which it bare boat charters, protection and indemnity insurance is maintained by it or on its behalf.

19.30   Ferries

        (a)     Each Ferry is:

                (i) in the absolute legal and beneficial ownership of a member of the Group, subject to any Existing Security; and

                (ii) operated under legal, valid, enforceable and binding charters from their owners and are registered in the names of their operators at the appropriate national registry.

        (b) Each Ferry has been issued with all necessary governmental documentation necessary to permit it to carry on its business in the usual course and all such documentation is valid and current.

19.31   Health and safety regulation

        Each member of the Group is compliant in all material respects with all the applicable provisions of law and regulation covering health and safety at work.

19.32   Group Structure Chart

        The Group Structure Chart delivered to the Agent pursuant to Clause 4 (Conditions of Utilisation) shows each member of the Group and accurately and completely represents the corporate ownership structure of the Group.

19.33   Financial Year End

        Its financial year end, and the financial year end of the Group, is 31 December.

19.34   ERISA and Multiemployer Plans

        (a) Neither any US Obligor nor any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the five calendar years immediately preceding the date of this Agreement made or accrued an obligation to make contributions to any Multiemployer Plan.

        (b)     Each Employee  Plan is in compliance in form and operation  with
                ERISA   and  the  Code  and  all  other   applicable   laws  and
                regulations.

        (c)     Each  Employee  Plan which is  intended  to be  qualified  under
                Section 401(a) of the Code has been determined by the IRS to be so qualified or is in the process of being submitted to the IRS for approval or will be so submitted during the applicable remedial amendment period, and, to the knowledge of the Borrower, nothing has occurred since the date of such determination that would adversely affect such determination (or, in the case of an Employee Plan with no determination, nothing has occurred that would materially adversely affect such qualification).

        (d) There has been no increase in the amount of Unfunded Pension Liability with respect to any Employee Plan as it existed on the date of this Agreement.

        (e) There are no actions, suits or claims pending against or involving an Employee Plan (other than routine claims for benefits) or, to the knowledge of the Borrower, any US Obligor or any ERISA Affiliate, threatened, which would reasonably be expected to be asserted successfully against any Employee Plan.
                (f) Each US Obligor and any ERISA Affiliate has made all material contributions to or under each such Employee Plan required by law within the applicable time limits prescribed thereby, the terms of such Employee Plan, or any contract or agreement requiring contributions to an Employee Plan.

        (g) Neither any US Obligor nor any ERISA Affiliate has ceased operations at a facility so as to become subject to the provisions of Section 4068(a) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Employee Plan subject to Section 4064(a) of ERISA to which it made contributions.

        (h) Neither any US Obligor nor any ERISA Affiliate has incurred or reasonably expects to incur any liability to PBGC save for any liability for premiums due in the ordinary course or other liability which would not reasonably be expected to have a Material Adverse Effect.

19.35   Margin Stock

        (a) No US Obligor is engaged nor will it engage principally, or as one of its important activities, in the business of owning or extending credit for the purpose of "buying" or "carrying" any Margin Stock.

        (b) None of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of buying or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to buy or carry any Margin Stock or for any other purpose which might cause all or any Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation U or Regulation X.



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

        (c) No US Obligor or any agent acting on its behalf has taken or will take any action which might cause the Finance Documents to violate any regulation of the Board of Governors of the Federal Reserve System of the United States.

19.36   Investment Companies

        No US Obligor is an "investment company" or an "affiliated person" of an "investment company" as such terms are defined in the Investment Company Act of 1940 of the United States (the "1940 Act") or otherwise subject to regulation under the 1940 Act or subject to regulation under the Public Utility Holding Company Act of 1935 of the United States, the Federal Power Act of 1935 of the United States or any United States federal or state statute or regulation restricting or limiting its ability to incur indebtedness.

19.37   Anti-Terrorism Laws

        (a) None of the Obligors or, to the knowledge of any of the Obligors, any of their Affiliates, is in violation of any laws relating to terrorism or money laundering ("Anti-Terrorism Laws"), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the "Executive Order"), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

        (b) No Obligor or, to the knowledge of any of the Obligors, any of their Affiliates, or their respective brokers or other agents acting or benefiting in any capacity in connection with the Facility, is any of the following:

                (i) a person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

                (ii) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

                (iii) a person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism law;

                (iv) a person or entity that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order; or

                (v) a person or entity that is named as a "specially designated national and blocked Person" on the most current list published by the US Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list.

        (c) No Obligor, or to the knowledge of any Obligor, any of its brokers or other agents acting in any capacity in connection with the Facility (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in paragraph above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.



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

19.38   Registration Statement

        The SEC has declared the Existing Shelf Registration Statement (as defined in Clause 21.43 (Registration Rights and Indemnity Agreement)) as amended, effective. The Existing Shelf Registration Statement allows for the sale of the Listed OEH Shares as contemplated by Clause 7.8 (Mandatory Prepayment and Cancellation - Secured Shares). The SEC has issued no order preventing or suspending the use of the Existing Shelf Registration Statement or any amendment thereto.

19.39   Repetition

        On the date of each Utilisation Request and the first day of each Interest Period the Repeating Representations shall be deemed to be made by each Obligor (by reference to the facts and circumstances then existing).

19.40   Obligors' acknowledgement

        Each Obligor and the Parent acknowledges that the Finance Parties have provided the Facility in reliance on the representations and warranties expressly set out in this Clause 19 and not on any other information contradictory to or varying them of which any Finance Party or its agents or advisers may have actual or constructive knowledge.

20.     Information Undertakings

        The undertakings in this Clause remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1    Financial statements

        The Parent shall, and, as applicable, shall procure that each Obligor referred to below will, supply to the Agent in sufficient copies for all the Lenders:

        (a) as soon as the same become available, but in any event within 180 days after the end of each of its financial years, in relation to each of, the:

                (i)     Parent  and  the  Borrower,   its  audited  consolidated
                        financial statements for that financial year; and

                (ii)    Parent,  the  Borrower,   GNER  Holdings  Limited,  GNER
                        Limited and Sea Containers Railway Services Limited, its audited financial statements for that financial year;

        (b) as soon as the same become available, but in any event within 90 days after the end of each half of each of its financial years, in relation to each of, the:

                (i) Parent and the Borrower, its consolidated financial statements for that financial half year; and



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

                (ii)    Parent,  the  Borrower,   GNER  Holdings  Limited,  GNER
                        Limited and Sea Containers Railway Services Limited, its financial statements for that financial half year;

        (c) as soon as the same become available, but in any event within 60 days after the end of each quarter of each of its financial years, in relation to each of the:

                (i) Parent and the Borrower, its consolidated financial statements for that period; and

                (ii)    Parent,  the  Borrower,   GNER  Holdings  Limited,  GNER
                        Limited and Sea Containers Railway Services Limited, its financial statements of that period;

        (d) as soon as it becomes available and not later than 30 days before the start of its financial year, an itemised consolidated budget for the Group as a whole for the next financial year in the format approved by the Agent for the financial year 2003, such budget to have been approved by the directors of the Parent, to include for each quarter of each of its financial years consolidated statements and statements for each member of the Group which is trading, of forecast profit and loss, turnover and cash flow and a balance sheet; together with a commentary on the above and to contain such other information as is necessary in the reasonable opinion of the Agent;

        (e) subject to a request from the Agent, acting reasonably, as soon as the same become available, but in any event:

                (i) within 6 weeks after the end of each quarter of each of its financial years its quarterly unaudited management accounts and which shall include in respect of such period a statement of its profit and loss;

                (ii) within 120 days after the end of each of its financial years copies of all registration statements (other than the exhibits thereto) and reports on Form 10-K (or its equivalent) which it shall or should have filed with the SEC;

                (iii) within 90 days after the end of each quarter of each of its financial years all registration statements (other than the exhibits thereto) and reports on Form 10-Q (or its equivalent) which it shall or should have filed with the SEC;

        (f)     upon the request of the Agent acting reasonably:

                (i) such information, documents and records about the property, business, financial condition, operations and prospects of the Parent and any member of the Group as the Agent may from time to time reasonably require;

                (ii) in relation to any member of the Group, as soon as they become available, but in any event within 30 days after the end of each quarter of the relevant member of the Group's financial years, its consolidated financial statements (where relevant) and/or its financial statements for that period; and

                (iii) in relation to any member of the Group, as soon as they become available, but in any event within 6 weeks after the end of each quarter of the relevant member of the Group's financial years, its quarterly unaudited management accounts and which shall include in respect of such period a statement of its profit and loss.

20.2    Compliance Certificate

        (a) The Borrower shall supply to the Agent with each set of its financial statements delivered pursuant to paragraph (b)(i) or
                (c)(i) of Clause 20.1 (Financial Statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 21 (Security Cover and Financial Covenants) as at the date as at which those financial statements were drawn up.

        (b) Each Compliance Certificate shall be signed by an Authorised Signatory of the Parent who is a finance officer and, if required to be delivered with the financial statements delivered pursuant to paragraph (a)(i) of Clause 20.1 (Financial statements), shall be in the form agreed by the Borrower and all the Lenders before the date of the Amendment Agreement.

20.3    Requirements as to financial statements

        (a) Each set of financial statements delivered by the Parent and the Borrower and any other Obligor pursuant to Clause 20.1 (Financial statements) shall be certified by a director of the relevant company and by an Authorised Signatory of the Parent, in each case, as fairly representing its financial condition as at the date as at which those financial statements were drawn up.

        (b) The Parent shall procure that each set of financial statements delivered pursuant to Clause 20.1 (Financial statements) is prepared using Relevant GAAP.

20.4    Information: miscellaneous

        The Borrower shall, and procure that each Obligor shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

        (a) all documents dispatched by any member of the Group to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched and all documents dispatched by OEH to the Parent;

        (b) promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group or OEH, and which might, if adversely determined, be reasonably expected to have a Material Adverse Effect;

        (c) promptly, such further information regarding the financial condition, business and operations of any member of the Group or OEH as any Finance Party (through the Agent) may reasonably request; and



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

        (d) promptly from time to time, any information relating to any matter the subject of any Litigation Settlement Memoranda, including without limitation, any amount to be paid to the SRA by any member of the Group or any recovery agreed or determined to be made from Network Rail by any member of the Group in relation thereto.

20.5    Notification of default

        (a) Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

        (b) Promptly upon a request by the Agent, the Borrower shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

20.6    Use of websites

        (a) The Borrower or any member of the Group may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders ( the "Website Lenders") who accept this method of communication by posting this information onto an electronic website designated by the Borrower and the Agent (the "Designated Website") if:

                (i) the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

                (ii) both the Borrower and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

                (iii) the information is in a format previously agreed between the Borrower and the Agent.

                If any Lender (a "Paper Form Lender") does not agree to the delivery of information electronically then the Agent shall notify the Borrower accordingly and the Borrower shall supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Borrower shall supply the Agent with at least one copy in paper form of any information required to be provided by it.

        (b) The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Borrower and the Agent.

        (c)     The  Borrower   shall   promptly  upon  becoming  aware  of  its
                occurrence notify the Agent if:

                (i)     the  Designated   Website  cannot  be  accessed  due  to
                        technical failure;

                (ii) the password specifications for the Designated Website change;



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

                (iii) any new information which is required to be provided under this Agreement is posted onto the Designated Website;

                (iv) any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

                (v) the Borrower becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

                If the Borrower notifies the Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Borrower under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

        (d) Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Borrower shall comply with any such request within ten Business Days.

20.7    ERISA-Related Information

        The Borrower shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

        (a) promptly and in any event within thirty days after any US Obligor and each ERISA Affiliate (each, a "Relevant Company") knows or has reason to know that any ERISA Event which, individually or when aggregated with any other ERISA Event, would reasonably be expected to have a Material Adverse Effect, the written statement of a finance officer of such Relevant Company describing such ERISA Event and the action, if any, which it proposes to take with respect thereto and a copy of any notice filed with the PBGC or the IRS pertaining thereto; providing that, in the case of ERISA Events under paragraph (d) of the definition thereof, the 15-day period set forth above shall be a 10-day period, and, in the case of ERISA Events under paragraph (b) of the definition thereof, in no event shall notice be given later than the occurrence of the ERISA Event;

        (b) promptly and in any event within 15 days after any Relevant Company files a Schedule B (or such other schedule as contains actuarial information) to IRS Form 5500 in respect of an Employee Plan with Unfunded Pension Liabilities, a copy of such IRS Form 5500 (including the Schedule B); and

        (c) promptly, and in any event within 30 days, after becoming aware that there has been (A) a material increase in Unfunded Pension Liabilities, taking into account only Employee Plans with positive Unfunded Pension Liabilities; (B) a material increase in potential withdrawal liability under Section 4201 of ERISA, if the Relevant Company were to completely or partially withdraw from all Multiemployer Plans; (C) the adoption of, or the commencement of contributions to, any Employee Plan subject to
                Section 412 of the Code by any Obligor or any Relevant Company; or (D) the adoption of any amendment to an Employee Plan subject to Section 412 of the Code which results in a material increase in contribution obligations of any Obligor, the detailed written description thereof from a finance officer of each affected Relevant Company, as applicable.



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

20.8    Inspection of Books and Records

        Upon the request of the Agent (on the instructions of any Finance Party) the Borrower or relevant member of the Group shall provide the Agent and any of its or their representatives, professional advisers and contractors with access to and permit inspection of the books and records of any member of the Group, in each case at reasonable times and upon reasonable notice.

20.9    "Know your customer" checks

        (a) Each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective New Lender) in order for the Agent, such Lender or any prospective New Lender to carry out and be satisfied with the results of all necessary "know your customer" or other checks in relation to any person that it is required to carry out pursuant to the transactions contemplated in the Finance Documents.

        (b) Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied with the results of all necessary "know your customer" or other checks in relation to any person that it is required to carry out pursuant to the transactions contemplated in the Finance Documents.

        (c) The Parent shall, by not less than 10 Business Days' written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Guarantor pursuant to Clause 24 (Changes to the Parties).

        (d) Following the giving of any notice pursuant to paragraph (c) above, the Parent shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective New Lender) in order for the Agent, such Lender or any prospective New Lender to carry out and be satisfied with the results of all necessary "know your customer" or other checks in relation to any person that it is required to carry out pursuant to the accession of such Subsidiary to this Agreement as an Additional Guarantor.



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

21.     Security Cover and Financial Covenants

21.1    Coverage Ratio

        (a) The Parent shall ensure that the aggregate of the Market Value of the Secured Shares shall at all times be an amount which exceeds the Required Security Coverage Amount.

        (b) The Parent shall ensure that the Market Value of the Secured A Shares at all times exceeds the Market Value of the Secured B Shares provided that the Agent (on instruction from the Majority Lenders) may, at any time, give notice to the Parent that Secured B Shares be substituted for Secured A Shares and, immediately upon receiving such notice, the Parent shall take all steps necessary to ensure that such substitution takes place in a manner satisfactory to the Agent.

21.2    Market Value

        (a) If, at any time, the aggregate of the Market Value of the Secured Shares is less than the Required Security Coverage Amount, the Agent shall promptly notify the Parent and the Parent shall remedy such breach within seven days by:

                (i) prepaying the Loans pursuant to Clause 8.3 (Voluntary Prepayment and Cancellation of Loans);

                (ii)    the sale of Secured Shares in accordance with Clause 8.7
                        (Mandatory   Prepayment   and   Cancellation  -  Secured
                        Shares); or

                (iii) if permitted by the terms of Clause 21.3 (Additional Secured Shares), pledging additional Listed OEH Shares to the Trustee in accordance with Clause 21.1 (Coverage Ratio); and

        (b)     Immediately upon taking any step referred to in Clause (a)(i) to
                (a)(iii) above (inclusive), the Parent shall notify the Agent and provide the Agent with all details in relation to such step as the Agent may reasonably require.

21.3    Additional Secured Shares

        The Parent may, at any time, pledge additional Listed OEH Shares that it may own provided that:

        (a) such shares are listed on the New York Stock Exchange and, at the time that the Parent proposes the pledge, they have an aggregate Market Value of an amount not less than US$10,000,000;

        (b) the Parent shall take all steps that the Agent may require to ensure that such shares are secured pursuant to the OEH Security Agreement; and

        (c)     the  Parent  may  only  pledge  Additional   Secured  Shares  in
                accordance with this Clause 21.3 five times.



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

21.4    Security re-evaluation

        If a Renewed Franchise Arrangement is entered into by all the parties thereto, the Lenders shall consult with Sea Containers Limited to re-evaluate the scope of the Transaction Security.

21.5    Financial definitions

        In this Clause 21, unless otherwise defined in this Clause:

                "Cash" of a member of the Group means:

                (i)     GNER Liquidity Maintenance Cash; and

                (ii) at any time, cash at bank credited to an account in the name thereof and to which such member of the Group is alone beneficially entitled, and for so long as (a) that cash is repayable on demand and (b) repayment of that cash is not contingent on the prior discharge of any other indebtedness of any Group member or of any other person whatsoever or on the satisfaction of any other condition and (c) there is no Security or netting or set-off arrangements over that cash other than in respect of the Dividends Account.

                "Consolidated Tangible Net Worth" means at any time the aggregate of the amounts paid up or credited as paid up on the issued ordinary share capital of the Parent and the aggregate amount of the reserves of the Group, including:

                (i)     any amount credited to the share premium account;

                (ii)    any capital redemption reserve fund; and

                (iii) any balance standing to the credit of the consolidated profit and loss account of the Group,

                but deducting:

                        (1) any debit balance on the consolidated profit and loss account of the Group;

                        (2) (to the extent included) any amount shown in respect of goodwill (including goodwill arising only on consolidation) or other intangible assets of the Group;

                        (3) any amount in respect of interests of non-Group members in Group subsidiaries;

                        (4) (to the extent included) any amount set aside for taxation, deferred taxation or bad debts;

                        (5) (to the extent included) any amounts arising from an upward revaluation of assets made at any time after 31 December 2002; and



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

                        (6) any amount in respect of any dividend or distribution declared, recommended or made by any member of the Disposal Group to the extent payable to a person who is not a member of the Disposal Group or to any other member of the Disposal Group and to the extent such distribution is not provided for in the most recent financial statements, and so that no amount shall be included or excluded more than once.

21.6    Financial condition

        (a)     Tangible Net Worth

                The Parent shall have, as of the close of each quarter, Consolidated Tangible Net Worth of not less than US$250,000,000 (or its equivalent in other currencies).

        (b)     Maintenance of Cash by the Parent

                The Parent shall maintain, in aggregate on a consolidated basis, at least US$50,000,000 (or its equivalent in other currencies) in Cash at all times.

        (c)     Maintenance of Cash by the Borrower

                Until such time as a Renewed Franchise Arrangement is entered into by all the parties thereto, the Borrower shall at all times maintain at least US$5,000,000 in Cash (or its equivalent in other currencies).

        (d)     Leverage

                The Parent shall maintain a Consolidated Tangible Net Worth Ratio of no more than 3.5:1.

                In this Clause 21.6(d):

                "Borrowed Money" has the meaning ascribed to such term in the Silja Bank Agreement.

                "Consolidated Tangible Net Worth" means at any relevant time the aggregate of:

                (i)     the amounts  paid up or credited as paid up on the share
                        capital   account   of  the   Parent  and  each  of  its
                        Subsidiaries;

                (ii) any credit balance on the Parent's consolidated profit and loss account;

                (iii)   any  amount   standing   to  the  credit  of  any  other
                        consolidated capital and revenue reserves of the Parent (including any share premium account); and

                (iv) bonds, notes, loan stock, debentures or other similar instruments (other than those falling due for repayment within twelve months);

                less the aggregate of:



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

                (i) any debit balance on the Parent's consolidated profit and loss account;

                (ii) any reserves attributable to the interest of minority shareholders in any Subsidiary of the Parent;

                (iii) any amount shown in the Parent's consolidated balance sheet in respect of goodwill or other intangible assets; and

                (iv)    deferred   taxation   of  the  Parent  and  any  of  its
                        Subsidiaries.

                "Consolidated Tangible Net Worth Ratio" means the ratio of Borrowed Money to Consolidated Tangible Net Worth.

                "Subsidiaries" has the meaning ascribed to that term in the Silja Bank Agreement except that a reference to "the Borrower" shall be construed to be a reference to "the Parent".

21.7    Financial testing

        The financial covenants set out in Clause 21.5 (Financial Condition) shall be taken by reference to each of the financial statements delivered pursuant to Clause 20.1 (Financial statements).

22.     GENERAL UNDERTAKINGS

        The undertakings in this Clause 22 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

POSITIVE COVENANTS

22.1    Authorisations

        Each Obligor shall (and the Parent shall procure that every member of the Group will) promptly:

        (a) obtain, comply with and do all that is necessary to maintain in full force and effect; and

        (b)     supply certified copies to the Agent of,

                any Authorisation (including under, or in connection with, the ISM Code) required under any law or regulation of the Relevant Jurisdictions (and in the case of the ISM Code, wherever the same is applicable) to:

                (i) enable it to perform its obligations under the Finance Documents;

                (ii) to ensure the legality, validity, enforceability or admissibility in evidence in each Relevant Jurisdiction of any Finance Document; and

                (iii) enable it to own its property and assets and to carry on its business, trade and ordinary activities as currently conducted.

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

22.2    Compliance with laws

        Each Obligor shall (and the Parent shall procure that every member of the Group will) comply in all respects with all laws (including, for the avoidance of doubt, Environmental Law) to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

22.3    Additional Security

        If by 25 October 2004, (i) the term of the Container Facility has not been extended until 30 September 2006 or later or the Container Facility has not been refinanced by a new facility maturing 30 September 2006 or later and (ii) in each case, for an amount of no less than US$100,000,000, Sea Containers America Inc. shall promptly grant, at the request of the Agent, Security in respect of its shares in Charleston Marine Containers Inc. to secure the Secured Obligations on terms acceptable to the Agent and the Parent shall procure that Charleston Marine Containers Inc. shall accede as an Additional Guarantor to this Agreement.

22.4    Sale of Security - Conduct of Business

        The Parent shall and shall procure that every member of the Disposal Group will:

        (a) conduct and carry on its business in a proper and efficient manner substantially in the same manner, to the same standard and within the same areas of business as it has done prior to its entering into this Agreement and shall not take any step, or omit to take any step, the taking or omission of which might reasonably be expected to have a material adverse effect on the value of its goodwill;

        (b) operate its business in the usual way so as to maintain that business as a going concern;

        (c) not enter into a long-term, onerous, unusual or material agreement, arrangement or obligation other than in the ordinary course of business or in relation to the Sale of Security; and

        (d) not amend or terminate a material agreement, arrangement or obligation to which it is a party other than in the ordinary course of business.

22.5    Waiver of Consequential Loss

        In no event shall any Finance Party be liable on any theory of liability for any special, indirect, consequential or punitive damages and each Obligor hereby waives, releases and agrees (for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favour.

22.6    Maintenance of Contracts

        Each Obligor shall (and the Parent shall procure that every member of the Group will) do all things necessary to maintain in full force and effect when necessary, all contracts or rights necessary or desirable for the conduct of its business.

22.7    Insurance

        Each Obligor shall (and the Parent shall ensure that each member of the Group will) procure and maintain customary and adequate insurances on terms acceptable to the Agent relevant in each case to the conduct by each Obligor (or each member of the Group, as the case may be,) of its business in relation to property and marine assets; business interruption; hull and machinery; and protection and indemnity insurances, as well as in respect of liabilities for loss of or damage to cargo and customers' equipment and ships, loss and/or damage due to strikes, riots or terrorist acts, errors and omissions including delay and unauthorised delivery, third party liabilities including impact and accidental pollution, regulatory breach, wreck removal, investigation, defence and mitigation costs, disposal costs and quarantine/disinfection costs.



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

22.8    Environmental Compliance

        Each Obligor shall (and the Parent shall procure that each member of the Group will) comply in all material respects with all Environmental Law and obtain and maintain any Environmental Permits and take all reasonable steps in anticipation of known or expected future changes to or obligations under the same.

22.9    Environmental Claims

        The Parent shall inform the Agent in writing as soon as reasonably practicable upon becoming aware of the same:

        (a) if any Environmental Claim has been commenced or (to the best of the Parent's knowledge and belief) is threatened against any member of the Group; or

        (b) of any facts or circumstances which will or are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group.

22.10   Hazardous materials

        Each Obligor shall (and the Parent shall procure that each member of the Group will) comply in all respects with all governmental and other regulatory requirements in relation to the storing, producing, manufacturing, using, generating and refining of Hazardous Materials.

22.11   Rent Reviews

        Each Obligor shall promptly notify the Agent in writing of the outcome of any rent review undertaken pursuant to the terms of any Occupation Lease (other than a Permitted Lease, provided that following rent review, the rent payable pursuant to the relevant Occupational Lease still makes it a Permitted Lease).

22.12   Taxation

        Each Obligor shall (and the Parent shall ensure that each member of the Group will) duly and punctually pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties (except to the extent that (a) such payment is being contested in good faith, (b) adequate reserves are being maintained for those Taxes and (c) where such payment can be lawfully withheld).

22.13   Pari passu ranking

        Each  Obligor   shall  ensure  that  at  all  times  any  unsecured  and
        unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application.



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

22.14   Pensions

        (a) The Parent shall ensure that all pension schemes operated by or maintained for the benefit of members of the Group and/or any of its employees (other than those pension schemes subject to ERISA) are fully funded to the extent required by law based on reasonable actuarial assumptions and recommendations and are operated or maintained as required by law.

        (b) The Parent shall deliver to the Agent at intervals of no more than three calendar years, and in any event promptly upon those reports being prepared in order to comply with the then current statutory or auditing requirements, actuarial reports in relation to those pension schemes if requested by the Agent.

22.15   Intellectual property

        Each Obligor shall (and the Parent shall procure that each member of the Group will):

        (a) preserve and maintain the subsistence and validity of the material Intellectual Property necessary for the business of the Group;

        (b) use reasonable endeavours to prevent any infringement in any material respect of that Intellectual Property;

        (c) make registrations and pay all registration fees and taxes necessary to maintain that Intellectual Property in full force and effect and record its interest in that Intellectual Property;

        (d) not use or permit that Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Intellectual Property which may materially and adversely affect the existence or value of that Intellectual Property or imperil the right of relevant members of the Group to use such property; and

        (e)     not discontinue the use of that Intellectual Property.

22.16   Dividends

        (a) Any amounts paid to the Parent by way of loan or Share Redemption or Dividend from a member of the Group (other than the Rail Group) shall be paid into the Dividends Account other than the GE Seaco Dividend.

        (b) Any amount payable by way of Dividend or Share Redemption by any member of the Rail Group shall be paid to the Borrower or, in the case of GNER Limited, to GNER Holdings Limited.

        (c) The Parent shall ensure that GE Seaco pays all GE Seaco Dividends into the GE Seaco Dividends Account.

        (d)     GNER Holdings Limited shall procure that:



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

                (i) promptly upon the earlier of the latest date for the delivery of any financial statements in relation to GNER Limited pursuant to paragraph (c)(ii) of Clause 20.1 (Financial Statements) and the date of delivery of such statements, GNER Limited pays to the Parent into the GNER Dividend Account whether by way of loan or Dividend (but only to the extent permitted by the Franchise Agreement or the Renewed Franchise Arrangement) an amount equal to all excess cash at GNER Limited less, prior to the termination of the Franchise Agreement, the amount representing GNER Liquidity Maintenance Cash; and

                (ii) an amount equal to any proceeds received by GNER Limited from any litigation is, to the extent permitted by the Franchise Agreement or the Renewed Franchise Arrangement, as the case may be, promptly lent by GNER Limited to the Parent.

22.17   Running of Railway

        The Parent shall notify the Agent promptly and in any event within 24 hours of it becoming aware, and/or notifying the SRA, of the occurrence of an "Event of Default" or an event which is likely to result in the occurrence of an "Event of Default", in each case, pursuant to clause
        22.1 of the Franchise Agreement or upon receipt by GNER Holdings Limited or GNER Limited of notice from the SRA of a "default" under the Franchise Agreement pursuant to clause 22.2 of the Franchise Agreement.

22.18   Hatfield

        The Parent shall notify the Agent promptly of any arbitration decision or other judgment delivered concerning the Hatfield Litigation.

22.19   Further assurance

        Each Obligor shall (and the Parent shall procure that each member of the Group will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Trustee may reasonably specify (and in such form as the Trustee may reasonably require in favour of the Trustee or its nominee(s)):

        (a) to effect, register or perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents or for the exercise of any rights powers and remedies of the Trustee or the Secured Parties provided by or pursuant to the Finance Documents or by law;

        (b) to confer on the Trustee or confer on the Secured Parties Transaction Security, Security over the Policies and any other material insurance policies of the Group (taken as a whole); and/or

        (c) to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

        Each Obligor shall (and the Parent shall procure that each member of the Group will) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection, registration, admissibility in evidence or maintenance of any Security conferred or intended to be conferred on the Trustee or the Secured Parties by or pursuant to the Finance Documents.



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

22.20   Preservation of Assets

        Each Obligor shall, (and the Parent shall ensure that each member of the Group will), maintain and preserve all of its assets that are necessary or desirable, in the opinion of the Agent, for the conduct of its business, as conducted at the date of the Amendment Agreement, in good working order and condition, ordinary wear and tear excepted.

22.21   Access

        Each Obligor shall, and the Parent shall:

        (a) on request of the Agent, provide the Agent and Trustee with any information the Agent or Trustee may reasonably require about that company's business and affairs, the Charged Property and its compliance with the terms of the Security Documents; and

        (b) permit the Trustee, its representatives, delegates, professional advisers and contractors, free access at all reasonable times and on reasonable notice at the cost of the Obligors, (a) to inspect and take copies and extracts from the books, accounts and records of that company and (b) to view the Charged Property (without becoming liable as mortgagee in possession).

22.22   Federal Reserve Regulations

        Each US Obligor will use the Facility without violating Regulations T, U and X.



NEGATIVE COVENANTS

22.23   Negative pledge

        (a) No Obligor (other than the Parent) shall (and the Parent shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

        (b) No Obligor (other than the Parent) shall (and the Parent shall ensure that no other member of the Group will):

                (i) sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor (other than the Parent) or any other member of the Group;

                (ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms;

                (iii) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts;

                (iv)    purchase any assets on retention of title terms; or

                (v) enter into any other preferential arrangement having a similar effect.



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

        (c)     Paragraphs (a) and (b) above do not apply to:

                (i) any Existing Security: (A) over Existing Financial Indebtedness as at the of the Amendment Agreement or (B) which continues in place for the refinancing of that Existing Financial Indebtedness;

                (ii) any Security to be provided by GNER Limited or Sea Containers Railway Services Limited pursuant to paragraphs (b)(ii) and (b)(iii) of Clause 22.30 (Indebtedness) provided that the total amount of indebtedness secured thereby and the aggregate market value of such Security in each case does not exceed (pound)14,000,000 and (pound)4,740,000 respectively (or, in each case, its equivalent);

                (iii) any Security to be provided by Hoverspeed and the Finnish Guarantor in connection with any Financial Indebtedness permitted pursuant to paragraph (vi) of Clause 22.30 (Indebtedness) provided that the total amount of indebtedness secured thereby and the aggregate market value of such Security is equal to or less than US$30,000,000;

                (iv) any Security to be provided by any member of the Rail Group pursuant to the provision of the SRA Performance Bond in the form of cash collateral provided that the total indebtedness secured thereby does not exceed (pound)17,000,000;

                (v) any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances (excluding the Restricted Indebtedness Companies);

                (vi) any lien arising by operation of law and in the ordinary course of trading;

                (vii) any Security to be provided by Sea Containers America Inc. in respect of its shares in Charleston Marine Containers Inc. to secure the obligations in connection with the extension of the term of the Container Facility Agreement, or the refinancing of the Container Facility with a term, until 30 September 2006 or later and for an amount of no less than US$100,000,000 provided that the total indebtedness secured thereby does not exceed US$150,000,000;

                (viii)  the Transaction Security; and

                (ix) any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of trading and on the counterparty's standard or usual terms (other than the Restricted Indebtedness Companies), provided that, nothing in this paragraph (c) shall permit the granting or subsistence of Security over any asset of the Group which is the subject of Transaction Security.



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

22.24   Disposals

        (a) No Obligor (other than the Parent) shall (and the Parent shall ensure that no other member of the Group will), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

        (b)     Paragraph (a) above does not apply to any disposal:

                (i) made in the ordinary course of trading and on arm's length terms of the disposing entity;

                (ii) of cash to the extent specifically permitted by the terms of this Agreement;

                (iii) for cash on arm's length terms of any obsolete assets not required for the efficient operation of the business of the Group by any member of the Group;

                (iv) of assets to the extent permitted by Clause 22.23 (Negative Pledge);

                (v)     pursuant to a Permitted Group Transaction;

                (vi) subject to compliance with Clause 8.5 (Mandatory Prepayment and Cancellation - Disposals) of an asset (other than cash or cash equivalents) by a member of the Group to any person to the extent not permitted by paragraphs (i) to (iv) above, provided that,

                (A)     no  disposals  in  the  preceding   paragraphs  material
                        adversely affect the marketability or value of any of the Disposal Group in each case as a whole;

                (B) all disposals in the preceding paragraphs shall be on arms' length terms and be made for cash consideration payable in full at the time of the disposal;

                (C) nothing in this clause 22.24 shall permit the disposal of any assets (other than cash) which is the subject of Transaction Security other than the disposal of Secured Shares in accordance with Clause 8.7 (Mandatory Prepayment and Cancellation - Secured Shares).

22.25   Merger

        No Obligor shall (and the Parent shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger or corporate reconstruction.

22.26   Change of Business

        The Parent shall procure that no substantial change is made to the general nature of the business of the Group from that carried on at the date of this Agreement.



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

22.27   Acquisitions

        No Obligor (other than the Parent) shall (and the Parent shall ensure that no other member of the Group will) incorporate or acquire a company or acquire (or acquire an interest in) shares or securities or a business or undertaking by making an investment or otherwise or incorporate any person, other than pursuant to a Permitted Group Transaction or a Permitted Joint Venture.

22.28   Joint Ventures

        (a) No Obligor (other than the Parent) shall (and the Parent shall ensure that no other member of the Group will) form, enter into or acquire or subscribe (or agree to enter into or acquire or subscribe) for any shares in a Joint Venture other than a Permitted Joint Venture.

        (b) No Obligor (other than the Parent) shall (and the Parent shall ensure that no other member of the Group will) transfer any assets to or lend to or guarantee or give an indemnity for or give Security for the obligations of any Joint Ventures (or agree to transfer, lend, guarantee, indemnify or give Security for the obligations of a Joint Venture).

22.29   Loans and Guarantees

        No Obligor (other than the Parent) shall (and the Parent shall ensure that no other member of the Group will) be a creditor in respect of Financial Indebtedness or give any guarantee or indemnity to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any person (save, other than in relation to the Restricted Indebtedness Companies, in each case in the ordinary course of business or as required under any of the Finance Documents) except:

        (a) GNER Limited may be a creditor of a loan pursuant to Clause 22.16(d)(i);

        (b)     pursuant to a Permitted Group Transaction;

        (c) Sea Containers Railway Services Limited may, in the ordinary course of its business, be a creditor in respect of Financial Indebtedness or give any guarantee or indemnity to or for the benefit (or otherwise assume any liability whether actual or contingent) of another member of the Group up to an aggregate amount at any time not exceeding (pound)500,000 (or its equivalent);

        (d) GNER may lend to the Parent excess operating cash, to the extent such loan is permitted under the Franchise Agreement or the Renewed Franchise Arrangement, as the case may be, and provided that GNER maintains at all times any required liquidity reserve under the Franchise Agreement or the Renewed Franchise Arrangement;

        (e) any loan from a Material Subsidiary to the Company or any Subsidiary (and for the purposes of this paragraph (e), the terms "Material Subsidiary", "Company" and "Subsidiary" shall have the meaning ascribed to them in the SCL Bonds); and

        (f)     any loan from a UK Obligor to a UK Obligor.



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22.30   Indebtedness

        (a) No Obligor (other than the Parent) shall (and the Parent shall ensure that no other member of the Group will) incur, create or permit to subsist or have outstanding any Financial Indebtedness or enter into any agreement or arrangement whereby it is entitled to incur, create or permit to subsist any Financial Indebtedness.

        (b) Paragraph (a) above does not apply to any of the following Financial Indebtedness:

                (i)     Financial   Indebtedness   arising   under  the  Finance
                        Documents;

                (ii) up to (pound)14,000,000 (or its equivalent) in respect of Financial Indebtedness incurred by GNER Limited for the purposes of the GNER Station Refurbishment;

                (iii) up to (pound)4,740,000 (or its equivalent) in respect of Financial Indebtedness incurred by Sea Containers
                        Railway Services Limited for the purpose of Capital Expenditure;

                (iv) Existing Financial Indebtedness of any member of the Group or any refinancing of that Existing Financial Indebtedness by that member of the Group up to a maximum of the original principal amount of such Existing Financial Indebtedness of that member of the Group;

                (v) in relation to each of Hoverspeed and the Finnish Guarantor (in each case, in accordance with the terms of this Agreement) Financial Indebtedness incurred for the sole purpose of Ferry Capital Expenditure provided that such Financial Indebtedness shall be an amount that is less than or equal to 80% of the total amount of Ferry Capital Expenditure for which such Financial Indebtedness was raised;

                (vi) any overdraft facility on arm's length terms in the ordinary course of business (other than in relation to the Restricted Indebtedness Companies);

                (vii) any Financial Indebtedness (other than in relation to the Restricted Indebtedness Companies) arising pursuant to a Treasury Transaction entered into in the ordinary course of business on arm's length terms for non speculative purposes;

                (viii) any Financial Indebtedness arising pursuant to a Treasury Transaction entered into in the ordinary course of business on arm's length terms for non speculative purposes by a Restricted Indebtedness Company in relation to hedging liabilities in relation to assets subject to a Sale of Security;

                (ix) any Financial Indebtedness owed by any member of the Group (other than Restricted Indebtedness Companies) to the Parent;



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                (x)     any  amount to be  applied  directly  or  indirectly  in
                        mandatory prepayment pursuant to Clause 8.7 (Mandatory Prepayment and Cancellation-Equity and Financings);

                (xi)    any  Financial   Indebtedness   arising  pursuant  to  a
                        Permitted Group Transaction (other than in relation to Restricted Indebtedness Companies); and

                (xii)   any  Financial   Indebtedness   arising  pursuant  to  a
                        transaction described in paragraphs (e) and (f) of Clause 22.29 (Loans and Guarantees).

22.31   Leases and other similar interests

        The Parent shall ensure that no member of the Group shall:

        (a) sell, transfer, lease, licence, part with possession or occupation, lend or otherwise dispose of (whether by a single transaction or a series of transactions, related or not) all or any of its undertaking and assets other than obsolete or worn out property or assets which are immaterial in the aggregate from time to time owned by it;

        (b) enter into any Occupational Lease after the date of this Agreement or agree to enter into the same unless (i) it is a Permitted Lease, or (ii) the Agent has given its prior written consent to the terms of the proposed Occupational Lease and the financial standing of the proposed new tenant under the relevant Occupational Lease;

        (c) accept or consent to a surrender, assignment, assignation or sub-letting of or vary the terms of any Occupational Lease (other than a Permitted Lease);

        (d) waive any breach of nor reduce any sum payable under any Occupational Lease (other than a Permitted Lease);

        (e) not to vary or alter the terms of any Occupational Lease (other than a Permitted Lease) in such a way whereby such alteration or variation would have a Material Adverse Effect on the value to the Finance Parties of the Security created by any of the Transaction Security.

22.32   Silja Bank Agreement

        (a) The Borrower shall procure that any changes to the financial covenants applicable to the Finnish Guarantor in the Silja Bank Agreement (in the form supplied to the Lenders on 29 June 2004 and initialled for identification purposes by the Borrower and the Agent) shall only become effective (i) after the approval of such changes by the Instructing Group (as defined in the Silja Bank Agreement) and (ii) after notification of the changes by the Borrower to the Agent including evidence satisfactory to the Agent of the approval by the Instructing Group (as defined in the Silja Bank Agreement) of the changes concerned.

        (b) The Borrower shall ensure that any changes made to the financial covenants applicable to the Parent in the Silja Bank Agreement are notified to the Lenders.



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22.33   Hazardous Materials

        No Obligor (other than the Parent) shall (and the Parent shall ensure that no other member of the Group will) other than in compliance with all applicable Environmental Law, cause, permit or suffer any Hazardous Materials to be brought upon, treated, kept, stored, disposed of, discharged, released, emitted, leaked from, produced, manufactured, generated, refined or used from, in, upon or under any of the real property owned by any member of the Group where such action could involve a potential liability in excess of (pound)100,000 for such member of the Group;

22.34   Port Legislation

        No Obligor (other than the Parent) shall (and the Parent shall ensure that no other member of the Group will) breach any Port Legislation save that this provision will not be breached in circumstances where the relevant member of the Group can demonstrate to the Agent that the party alleging the breach has mis-interpreted the relevant legislation and that the relevant member of the Group is diligently pursuing this argument with such party.

22.35   Federal Reserve Regulations

        Each U.S. Borrower will use the Facility without violating Regulations T, U and X.

22.36   Compliance with ERISA

        No Obligor shall:

        (a) allow, or permit any of its ERISA Affiliates to allow, (i) any Employee Plan with respect to which any Relevant Company may have any liability to terminate, (ii) any Relevant Company to withdraw from any Employee Plan or Multiemployer Plan, (iii) any ERISA Event to occur with respect to any Employee Plan, or (iv) any Accumulated Funding Deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, to exist involving any of its Employee Plans; to the extent that any of the events described in (i), (ii), (iii) or (iv), singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

        (b) allow, or permit any of its ERISA Affiliates to allow, (i) an Unfunded Pension Liability (taking into account only Employee Plans with positive Unfunded Pension Liability); or (ii) any potential withdrawal liability under Section 4201 of ERISA, if the Relevant Company were to completely or partially withdraw from all Multiemployer Plans; or

        (c) fail, or permit any of its ERISA Affiliates to fail, to comply in any material respect with ERISA or the related provisions of the Code, if any such non-compliance, singly or in the aggregate, would be reasonably likely to have a Material Adverse Effect.

22.37   Arm's length basis

        No Obligor shall (and the Parent shall ensure that no other member of the Group will) enter into any material arrangement, contract or transaction (collectively a "Transaction") with any Affiliate except on arm's length terms.



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22.38   Compliance with U.S. Regulations

        No Obligor shall (and the Borrower shall ensure that no other member of the Group will) become an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the 1940 Act. Neither the making of any Loan, or the application of the proceeds or repayment thereof by any Obligor nor the consummation of the other transactions contemplated hereby will violate any provision of such act or any rule, regulation or order of the SEC thereunder.

22.39   Anti-Terrorism Law

        The Obligors shall not (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in Clause 19.37 (Anti-Terrorism Laws) above, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purposes of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Obligors shall deliver to the Lenders any certificates or other evidence requested from time to time by any Lender in its reasonable discretion, to confirm such Obligor's compliance with this Clause 22.39).

22.40   Embargoed Person

        At all times through the term of the Facility, (a) none of the funds or assets of the Obligors that are used to repay the Facility shall constitute property of, or shall be beneficially owned directly or, to the knowledge of any Obligor, indirectly by, any Person subject to sanctions or trade restrictions under United States law ("Embargoed Person" or "Embargoed Persons") that is identified on (1) the "List of Specially Designated Nationals and Blocked Persons" maintained by the Office of Foreign Assets Control (OFAC) of the US Department of the Treasury, and/or to the knowledge of any Obligor, as of the date of the Amendment Agreement, based upon reasonable inquiry by such Obligor, on any other similar list maintained by OFAC pursuant to any authorising statute including, but not limited to, the International Emergency Economic Powers Act, 50 USC ss.ss.1701 et seq., the Trading with the Enemy Act, 50 USC App. 1 et seq., and any Executive Order or regulation promulgated thereunder, with the result that the investment in the Obligors (whether directly or indirectly), is prohibited by law, or the Facility made by the Lenders would be in violation of law, or (2) the Executive Order, any related enabling legislation or any other similar Executive Orders, and (b) no Embargoed Person shall have any direct interest and to the knowledge of any Obligor, as of the date of the Amendment Agreement, based upon reasonable inquiry by any Obligor, indirect interest of any nature whatsoever in the Obligors, with the result that the investment in the Obligors (whether directly or indirectly), is prohibited by law or the Facility is in violation of law.

22.41   Anti-Money Laundering

        At all times throughout the term of the Facility, to the knowledge of any Obligor, as of the date of the Amendment Agreement, based upon reasonable inquiry by such Obligor, none of the funds of such Obligor that are used to pay the Facility shall be derived from any unlawful activity, with the result that their investment in the Obligors (whether directly or indirectly) is prohibited by law or the Facility would be in violation of law.



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22.42   GNER

        (a) If the Early Franchise Termination Date occurs or if the Renewed Franchise Arrangement is not entered into by 30 April 2005 (the Early Franchise Termination Date and 30 April 2005 being for these purposes, a "GNER Cash Date"), the Parent shall promptly notify the Agent in writing of that event, setting out the amount and details of the GNER Cash and, if applicable, the Net GNER Cash at that time.

        (b) On a GNER Cash Date (or, if the amount of the Net GNER Cash has not been agreed with the SRA on that GNER Cash Date, as soon as possible thereafter) the Parent shall procure that the Net GNER Cash is paid into the Mandatory Prepayment Account and promptly after the Net GNER Cash has been paid into the Mandatory Prepayment Account, the Parent undertakes to promptly instruct the Account Bank (pursuant to the Account Agreement) to transfer such deposits to the Agent to effect any prepayment of the Loans required by the provisions of Clause 8.5 (GNER) or following a determination pursuant to Clauses 23.18 (Replacement Franchise Agreement) or 23.19 (Existing Franchise Agreement).

23.     Events of Default

        Each of the events or circumstances set out in this Clause 23 is an Event of Default.

23.1    Non-payment

        An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

        (a) its failure to pay is caused by administrative or technical error; and

        (b)     payment is made within 2 Business Days of its due date.

23.2    Financial covenants and Security Cover

        Any requirement of Clause 21 (Security Cover and Financial Covenants) is not satisfied or any Obligor does not comply with any provision of Clause 22.30 (Indebtedness) provided that in respect of Clause 21.1 (Security Cover), no Event of Default will occur if the failure to comply is remedied within the Remedy Period.

23.3    Other obligations

        (a) An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 23.1 (Non-payment) and Clause 23.2 (Financial covenants and indebtedness)).

        (b) No Event of Default under paragraph (a) above in relation to this Clause 23.3 will occur if the failure to comply is capable of remedy and is remedied within 10 Business Days of the date of the occurrence of such failure to comply.



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23.4    Misrepresentation

        Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

23.5    Cross default

        (a) Any Financial Indebtedness of any member of the Group or GE Seaco or any of its Subsidiaries is not paid when due nor within any originally applicable grace period.

        (b) Any Financial Indebtedness of any member of the Group or GE Seaco or any of its Subsidiaries is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

        (c) Any commitment for any Financial Indebtedness of any member of the Group or GE Seaco or any of its Subsidiaries is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

        (d) Any creditor of any member of the Group or GE Seaco or any of its Subsidiaries becomes entitled to declare any Financial Indebtedness of any member of the Group or GE Seaco or any of its Subsidiaries due and payable prior to its specified maturity as a result of an event of default (however described).

        (e) No Event of Default will occur under this Clause 23.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above (i) in relation to any member of the Group other than GE Seaco or any of its Subsidiaries) is less than US$ 5,000,000 (or its equivalent in any other currency or currencies); or (ii) in relation to GE Seaco or any of its Subsidiaries is less than US$ 20,000,000 (or its equivalent in any other currency or currencies).

23.6    Insolvency

        (a) A member of the Group or GE Seaco or any of its Subsidiaries is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

        (b) A moratorium is declared in respect of any indebtedness of any member of the Group or GE Seaco or any of its Subsidiaries.

        (c)     Any US Obligor:

                (i) applies for, or consents to, the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property;

                (ii) makes a general assignment for the benefit of its creditors;



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

                (iii) commences a voluntary case under Title II of the United States of America Code entitled Bankruptcy (or any successor thereof), as amended;

                (iv) files a petition with respect to itself seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganisation, liquidation, dissolution, arrangement or winding up, or composition or readjustment of debts; or

                (v) takes any corporate action for the purpose of effecting any of the foregoing with respect to itself.

        (d) Any corporate action, legal proceedings or other procedure or step is taken in relation to:

                (i) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group or GE Seaco or any of its Subsidiaries other than a solvent liquidation or reorganisation of any member of the Group which is not an Obligor;

                (ii) a composition, compromise, assignment or arrangement with any creditor of any member of the Group or GE Seaco or any of its Subsidiaries;

                (iii) the appointment of a provisional liquidator, a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not an Obligor), receiver, receiver or manager, administrative receiver, administrator, compulsory or interim manager or other similar officer in respect of any member of the Group or GE Seaco or any of its Subsidiaries or any of its assets; or

                (iv)    enforcement  of any  Security  over  any  assets  of any
                        member   of  the  Group  or  GE  Seaco  or  any  of  its
                        Subsidiaries,

                or any analogous procedure or step is taken in any jurisdiction.

23.7    Creditors' process

        Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of a member of the Group or GE Seaco or any of its Subsidiaries which is not being contested in good faith or has not been discharged within 45 days.

23.8    Failure to Comply with Final Judgment

        Any Obligor fails to comply with or pay any sum due from it or them under any final judgment or any final order made or given by any court of competent jurisdiction.

23.9    Unlawfulness

        It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Security Documents ceases to be effective.



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

23.10   Repudiation

        An Obligor repudiates a Finance Document or any of the Transaction Security or evidences an intention to repudiate a Finance Document or any of the Transaction Security.

23.11   Amending articles of association

        The Articles of Association or equivalent constitutive documents of any Obligor (or any other provision affecting their operation) are amended, varied, supplemented, superseded, waived or terminated without the prior written consent of the Majority Lenders.

23.12   Litigation

        Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced against any member of the Group or GE Seaco or any of its Subsidiaries or its assets, which, if adversely determined, might reasonably be expected to have a Material Adverse Effect.

23.13   Employee Plans

        Any ERISA Event shall have occurred, or Clause 22.36 (Compliance with ERISA) shall be breached, and the liability of a US Obligor or its ERISA Affiliates, either individually or in the aggregate, related to such ERISA Event or breaches, individually or when aggregated with all other ERISA Events and all such breaches, would have or would be reasonably expected to have a Material Adverse Effect.

23.14   Transaction Security

        (a) Any Obligor fails to perform or comply with any of the obligations assumed by it in the Security Documents.

        (b) At any time any of the Transaction Security is or becomes unlawful or is not, or ceases to be legal, valid, binding or enforceable or otherwise ceases to be effective.

        (c) At any time, any of the Transaction Security fails to have first ranking priority or is subject to any prior ranking or pari passu ranking Security.

23.15   Group Structure Chart

        There is any change to the Group Structure Chart (other than changes pursuant to a Sale of Security or any other sale permitted in writing by the Agent).

23.16   Material adverse change

        Any event or circumstance occurs which the Majority Lenders reasonably believe might have a Material Adverse Effect.

23.17   Listing of Shares

        Either:

        (a)     the Listed OEH Shares; or

        (b)     the common shares of the Parent,



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        are delisted from the New York Stock Exchange,  or trading in the shares above on the New York Stock Exchange shall be suspended for a period of an excess of 5 New York Business Days.

23.18   Replacement Franchise Agreement

        GNER Holdings Limited ceases to be the franchisee and/or GNER Limited ceases to be the franchise operator under the Franchise Agreement or the Renewed Franchise Arrangement prior to the Franchise Expiry Date or an Early Franchise Termination Date occurs in respect of the Franchise Agreement or the Renewed Franchise Arrangement.

23.19   Existing Franchise Agreement

        (a) Any event or circumstance occurs which is an Event of Default as defined pursuant to clause 21 of the Franchise Agreement.

        (b) Any event of default (however described) occurs under the Renewed Franchise Arrangement.

        (c) Any other event or circumstance which might reasonably be expected to lead to the termination of the Franchise Agreement or, as the case may be, the Renewed Franchise Arrangement occurs or exists other than the termination of the Franchise Agreement on the Franchise Expiry Date (provided the provisions of Clause
                8.5 (GNER) of this Agreement are met).

23.20   Hatfield Litigation

        (a) As at the Final Settlement Date the overall net recovery by the Group in relation to the final settlement or other determination of the Hatfield Litigation is less than (pound)150,000,000, after taking account of any amounts agreed or determined to be payable to Network Rail, the SRA or any other person.

        (b) At any time prior to the Final Settlement Date the aggregate value of the Interim Recovery is less than (pound)150,000,000.

23.21   Acceleration

        On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:

        (a) cancel the Lender's Commitment (or part thereof) pro rata whereupon they shall immediately be cancelled;

        (b) declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

        (c) declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

        (d) exercise, or direct the Trustee to exercise, any or all of its rights, remedies and powers under any of the Finance Documents,



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                but,  notwithstanding  the foregoing,  upon the occurrence of an
                Event of Default specified in Clause 23.6 (Insolvency), the Facility shall be cancelled and all Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents shall become immediately due and payable, in each case without declaration, notice or demand by or to any persons.





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                                    SECTION 9
                               CHANGES TO PARTIES

24.     Changes to the parties

24.1    Assignments and transfers by the Lenders

        Subject to this Clause 24, a Lender (the "Existing Lender") may:

        (a)     assign any of its rights; or

        (b)     transfer by novation any of its rights and obligations,

        to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "New Lender").

24.2    Conditions of assignment or transfer

        (a) The consent of the Borrower is required for an assignment or transfer by a Lender, unless the assignment or transfer is to another Lender or an Affiliate of a Lender or another branch of a Lender.

        (b) The consent of the Borrower to an assignment or transfer must not be unreasonably withheld or delayed. The Borrower will be deemed to have given its consent five Business Days after the Lender has requested it unless consent is expressly refused by the Borrower within that time.

        (c) An assignment will only be effective on receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other Secured Parties as it would have been under if it was an Original Lender.

        (d) A transfer will only be effective if the procedure set out in Clause 24.6 (Procedure for transfer) is complied with.

24.3    Assignment to Federal Reserve Bank

        In addition to any other assignments or participation rights provided in this Clause 23, each Lender may assign and pledge all or any portion of its Loans and the other obligations owed to such Lender, without notice to or consent of any Party, to any Federal Reserve Bank pursuant to Regulation A of the Board of Governors of the Federal Reserve Bank and any operating circular issued by such Federal Reserve Bank; provided, however, that, (a) no Lender shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (b) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

24.4    Assignment or transfer fee

        The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of (pound)1,000.



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

24.5    Limitation of responsibility of Existing Lenders

        (a)     Unless  expressly  agreed to the  contrary,  an Existing  Lender
                makes   no   representation   or   warranty   and   assumes   no
                responsibility to a New Lender for:

                (i)     the  legality,  validity,  effectiveness,   adequacy  or
                        enforceability of the Finance Documents, the Transaction Security or any other documents;

                (ii)    the financial condition of any Obligor;

                (iii) the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

                (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

                and any representations or warranties implied by law are excluded.

        (b) Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

                (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

                (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

        (c)     Nothing in any Finance Document obliges an Existing Lender to:

                (i) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 24; or

                (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

24.6    Procedure for transfer

        (a) Subject to the conditions set out in Clause 24.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (b) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.



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

        (b)     On the Transfer Date:

                (i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another shall be cancelled (being the "Discharged Rights and Obligations");

                (ii) each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

                (iii) the Agent, the Mandated Lead Arrangers, the Trustee, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Mandated Lead Arrangers, the Trustee and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

                (iv)    the New Lender shall become a Party as a "Lender".

24.7    Disclosure of information

        Any Lender may disclose to any of its Affiliates and any other person:

        (a) to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

        (b) with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

        (c) to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

        any information about any Obligor, the Group and the Finance Documents as that Lender shall consider appropriate if, in relation to paragraphs
        (a) and (b) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking with the disclosing Lender.

24.8    Assignment and transfers by Obligors

        No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.



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

24.9    Additional Guarantors

        (a)     Subject to compliance  with the provisions of paragraphs (c) and
                (d) of Clause 20.9 ("Know your customer" checks), the Parent may request that any of its Subsidiaries become an Additional Guarantor. In addition, the Parent shall procure that each Subsidiary receiving the benefit of any loan made pursuant to paragraph (e) of Clause 22.29 (Loans and Guarantees) that is not an Obligor hereunder shall become an Additional Guarantor. Such Subsidiary shall become an Additional Guarantor if:

                (i)     the Majority Lender so agree;

                (ii) the Parent delivers to the Agent a duly completed and executed Accession Letter; and

                (iii) the Agent has received all of the documents and other evidence listed in Schedule 11 (Condition Precedent Documentation to be Provided by Additional Guarantors) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent.

        (b) The Agent shall notify the Parent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Schedule 11 (Condition Precedent Documentation to be Provided by Additional Guarantors).





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

                                   SECTION 10
                               THE FINANCE PARTIES

25.     ROLE OF THE AGENT AND THE MANDATED LEAD ARRANGERS

25.1    Appointment of the Agent

        (a) Each other Finance Party (other than the Trustee) appoints the Agent to act as its agent under and in connection with the Finance Documents.

        (b) Each other Finance Party authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

25.2    Duties of the Agent

        (a) The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

        (b) Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

        (c) If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

        (d) If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, the Mandated Lead Arrangers or the Trustee) under this Agreement it shall promptly notify the other Finance Parties.

        (e) The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

25.3    Role of the Mandated Lead Arrangers

        Except as specifically provided in the Finance Documents, the Mandated Lead Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

25.4    No fiduciary duties

        (a) Nothing in this Agreement constitutes the Agent or the Mandated Lead Arrangers as a trustee or fiduciary of any other person.

        (b) Neither the Agent nor the Mandated Lead Arrangers shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

25.5    Business with the Group

        The Agent and the Mandated Lead Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.



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

25.6    Rights and discretions of the Agent

        (a)     The Agent may rely on:

                (i) any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

                (ii) any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

        (b) The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

                (i) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 23.1 (Non-payment));

                (ii) any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

                (iii) any notice or request made by the Borrower (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

        (c) The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

        (d) The Agent may act in relation to the Finance Documents through its personnel and agents.

        (e)     The Agent may  disclose  to any other Party any  information  it
                reasonably   believes  it  has  received  as  agent  under  this
                Agreement.

        (f) Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Mandated Lead Arrangers are obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

25.7    Majority Lenders' instructions

        (a) Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and
                (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

        (b) Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties other than the Trustee.



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

        (c) The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated
                VAT) which it may incur in complying with the instructions.

        (d) In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

        (e) The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

25.8    Responsibility for documentation

        None of the Agent, the Mandated Lead Arrangers and the Trustee:

        (a) is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Mandated Lead Arrangers, the Trustee, an Obligor or any other person given in or in connection with any Finance Document or the Information Package or the transactions contemplated in the Finance Documents; or

        (b) is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or the Transaction Security.

25.9    Exclusion of liability

        (a) Without limiting paragraph (b) below, neither the Agent nor the Trustee will be liable for any action taken by it under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct.

        (b) No Party (other than the Agent or, as the case may be, the Trustee) may take any proceedings against any officer, employee or agent of the Agent or the Trustee in respect of any claim it might have against the Agent or Trustee or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent or of the Trustee may rely on this Clause subject to Clause 1.4 (Third Party Rights) and the provisions of the Third Parties Act.

        (c) The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

        (d) The Trustee will not be liable for any losses to any person or any liability arising as a result of taking or refraining from taking any action in relation to any of the Finance Documents or the Transaction Security or otherwise, whether in accordance with an instruction from the Agent or otherwise;



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

        (e) The Trustee will not be liable for (i) the exercise of, or the failure to exercise, any judgment, discretion or power given to it by or in connection with any of the Finance Documents, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, or in connection with the Finance Documents or the Transaction Security or (ii) any shortfall which arises on the enforcement of the Transaction Security.

25.10   Lenders' indemnity to the Agent and Trustee

        Each Lender shall indemnify each of the Agent and the Trustee, within three Business Days of demand, against any cost, loss or liability incurred by the Agent or the Trustee (otherwise than by reason of the Agent's or the Trustee's gross negligence or wilful misconduct) in acting as Agent or as Trustee under the Finance Documents (unless the Agent or the Trustee has been reimbursed by an Obligor pursuant to a Finance Document).

25.11   Resignation of the Agent

        (a) The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the other Finance Parties and the Borrower.

        (b) Alternatively the Agent may resign by giving notice to the other Finance Parties and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Agent.

        (c) If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Agent (after consultation with the Borrower) may appoint a successor Agent (acting through an office in the United Kingdom).

        (d) The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

        (e) The Agent's resignation notice shall only take effect upon the appointment of a successor.

        (f) Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 25. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

        (g) After consultation with the Borrower, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.



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

25.12   Confidentiality

        (a) In acting as agent for the Finance Parties or, as the case may be, trustee for the Secured Parties, the Agent and the Trustee shall be regarded as acting through its agency division, or as appropriate, trustee division which shall be treated as a separate entity from any other of its divisions or departments.

        (b) If information is received by another division or department of the Agent or the Trustee, it may be treated as confidential to that division or department and neither the Agent nor the Trustee shall not be deemed to have notice of it.

25.13   Relationship with the Lenders

        (a) The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

        (b) Each Lender shall supply the Agent with any information required by the Agent in order to calculate the Mandatory Cost in accordance with Schedule 4 (Mandatory Cost Formulae).

        (c) Each Secured Party shall supply the Agent with any information that the Trustee may reasonably specify (through the Agent) as being necessary or desirable to enable the Trustee to perform its functions as trustee. Each Lender shall deal with the Trustee exclusively through the Agent and shall not deal directly with the Trustee.

25.14   Credit appraisal by the Secured Parties

        Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Secured Party (other than the Trustee) confirms to the Agent, the Mandated Lead Arrangers and the Trustee that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

        (a) the financial condition, status and nature of each member of the Group;

        (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

        (c) whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance
                Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

        (d) the adequacy, accuracy and/or completeness of the Information Package and any other information provided by the Agent, the Trustee, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

        (e) the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

25.15   Reference Banks

        If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Borrower) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

25.16   Agent's Management Time

        Any amount payable to the Agent under Clause 15.3 (Indemnity to the Agent), Clause 17 (Costs and expenses) and Clause 25.10 (Lenders' indemnity to the Agent and Trustee) shall include the cost of utilising the Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Borrower and the Lenders, and is in addition to any fee paid or payable to the Agent under Clause 12 (Fees).

25.17   Deduction from amounts payable by the Agent

        If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

26.     ROLE OF TRUSTEE

26.1    Trust

        The Trustee declares that it shall hold the Transaction Security on trust for the Secured Parties on the terms contained in this Agreement. Each of the parties to this Agreement agrees that the Trustee shall have only those duties, obligations and responsibilities expressly specified in this Agreement or in the Security Documents (and no others shall be implied).

26.2    No Independent Power

        The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any rights or powers arising under the Security Documents except through the Trustee.

26.3    Trustee's Instructions

        The Trustee shall:

        (a) act in accordance with any instructions given to it by the Agent and shall be entitled to assume that (i) any instructions received by it from the Agent are duly given by or on behalf of the Majority Lenders or, as the case may be, the Lenders in accordance with the terms of the Finance Documents and (ii) unless it has received actual notice of revocation that any instructions or directions given by the Agent have not been revoked;



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

        (b) be entitled to request instructions, or clarification of any direction, from the Agent as to whether, and in what manner, it should exercise or refrain from exercising any rights, powers and discretions and the Trustee may refrain from acting unless and until those instructions or clarification are received by it; and

        (c) be entitled to, carry out all dealings with the Lenders through the Agent and may give to the Agent any notice or other communication required to be given by the Trustee to the Lenders.

26.4    Trustee's Actions

        Subject to the provisions of this Clause 26:

        (a) the Trustee may, in the absence of any instructions to the contrary, take such action in the exercise of any of its powers and duties under the Finance Documents which in its absolute discretion it considers to be for the protection and benefit of all the Secured Parties; and

        (b) at any time after receipt by the Trustee of notice from the Agent directing the Trustee to exercise all or any of its rights, remedies, powers or discretions under any of the Finance Documents, the Trustee may, and shall if so directed by the Agent, take any action as in its sole discretion it thinks fit to enforce the Transaction Security.

26.5    Trustee's Discretions

        (a) The Trustee may assume (unless it has received actual notice to the contrary in its capacity as trustee for the Secured Parties) that:

                (i) no Default has occurred and no Obligor is in breach of or default under its obligations under any of the Finance Documents; and

                (ii) any right, power, authority or discretion vested in any person has not been exercised.

        (b) The Trustee may, if it receives any instructions or directions from the Agent to take any action in relation to the Transaction Security, assume that all applicable conditions under the Finance Documents for taking that action have been satisfied.

        (c) The Trustee may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts (whether obtained by the Trustee or by any other Secured Party).

        (d) The Trustee may rely upon any communication or document believed by it to be genuine and, as to any matters of fact which might reasonably be expected to be within the knowledge of a Secured Party or an Obligor, upon a certificate signed by or on behalf of that person.



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        (e)     The  Trustee  may refrain  from  acting in  accordance  with the instructions of the Agent or Lenders (including bringing any legal action or proceeding arising out of or in connection with the Finance Documents) until it has received any indemnification and/or security that it may in its absolute discretion require
                (whether by way of payment in advance or otherwise) for all costs, losses and liabilities which it may incur in bringing such action or proceedings.

26.6    Trustee's Obligations

        The Trustee shall promptly inform the Agent of:

        (a) the contents of any notice or document received by it in its capacity as Trustee from any Obligor under any Finance Document; and

        (b) the occurrence of any Default of which the Trustee has received written notice from any other party to this Agreement.

26.7    Excluded Obligations

        The Trustee shall not:

        (a) be bound to enquire as to the occurrence or otherwise of any Default or the performance, default or any breach by an Obligor of its obligations under any of the Finance Documents;

        (b) be bound to account to any other Secured Party for any sum or the profit element of any sum received by it for its own account;

        (c) be bound to disclose to any other person (including any Secured Party) (i) any confidential information or (ii) any other information if disclosure would, or might in its reasonable opinion, constitute a breach of any law or be a breach of fiduciary duty;

        (d) be under any obligations other than those which are specifically provided for in the Finance Documents; or

        (e) have or be deemed to have any duty, obligation or responsibility to, or relationship of trust or agency with, any Obligor.

26.8    No responsibility to perfect Transaction Security

        The Trustee shall not be liable for any failure to:

        (a) require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the Charged Property;

        (b) obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any of the Finance Documents or the Transaction Security;

        (c) register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any applicable laws in any jurisdiction or to give notice to any person of the execution of any of the Finance Documents or of the Transaction Security;



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        (d)     take,  or to require any of the  Obligors to take,  any steps to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under the laws of any jurisdiction; or

        (e) require any further assurances in relation to any of the Security Documents.

26.9    Insurance by Trustee

        (a) The Trustee shall not be under any obligation to insure any of the Charged Property, to require any other person to maintain any insurance or to verify any obligation to arrange or maintain insurance contained in the Finance Documents. The Trustee shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy of any such insurance.

        (b) Where the Trustee is named on any insurance policy as an insured party, it shall not be responsible for any loss which may be suffered by reason of, directly or indirectly, its failure to notify the insurers of any material fact relating to the risk assumed by the insurers or any other information of any kind, unless any Secured Party has requested it to do so in writing and the Trustee has failed to do so within fourteen days after receipt of that request.

26.10   Custodians and Nominees

        The Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to any assets of the trust as the Trustee may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

26.11   Acceptance of Title

        The Trustee shall be entitled to accept without enquiry, and shall not be obliged to investigate, the right and title as each of the Obligors may have to any of the Charged Property and shall not be liable for or bound to require any Obligor to remedy any defect in its right or title.

26.12   Refrain from Illegality

        The Trustee may refrain from doing anything which in its opinion will or may be contrary to any relevant law, directive or regulation of any jurisdiction which would or might otherwise render it liable to any person, and the Trustee may do anything which is, in its opinion, necessary to comply with any law, directive or regulation.

26.13   Business with the Obligors

        The Trustee may accept deposits from, lend money to, and generally engage in any kind of banking or other business with any of the Obligors.



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26.14   Releases

        Upon a disposal of any of the Charged Property:

        (a) pursuant to the enforcement of the Transaction Security by a Receiver or the Trustee; or

        (b)     if that disposal is permitted under the Finance Documents,

        the Trustee shall (at the cost of the Obligors) release that property from the Transaction Security or the Transaction Security given by that Obligor and is authorised to execute, without the need for any further authority from the Secured Parties, any release of the Transaction Security or other claim over that asset or Obligor and to issue any certificates of non-crystallisation of floating charges that may be required or desirable.

26.15   Winding up of Trust

        If the Trustee, with the approval of the Majority Lenders, determines that (a) all of the Secured Obligations and all other obligations secured by any of the Security Documents have been fully and finally discharged and (b) none of the Secured Parties is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor pursuant to the Finance Documents, the trusts set out in this Agreement shall be wound up and the Trustee shall release, without recourse or warranty, all of the Transaction Security and the rights of the Trustee under each of the Security Documents.

26.16   Perpetuity Period

        The perpetuity period under the rule against perpetuities, if applicable to this Agreement, shall be the period of eighty years from the date of this Agreement.

26.17   Powers Supplemental

        The rights, powers and discretions conferred upon the Trustee by this Agreement shall be supplemental to the Trustee Acts 1925 and 2000 and in addition to any which may be vested in the Trustee by general law or otherwise.

26.18   Disapplication

        Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Acts 1925 and 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent allowed by law, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

26.19   Resignation of Trustee

        (a) The Trustee may resign and appoint one of its Affiliates as successor by giving notice to the Borrower and to the Agent on behalf of the Lenders.

        (b) Alternatively the Trustee may resign by giving notice to the other Parties (or to the Agent on behalf of the Lenders) in which case the Majority Lenders may appoint a successor Trustee.



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        (c)     If the Majority  Lenders have not appointed a successor  Trustee in accordance with paragraph (b) above within 30 days after the notice of resignation was given, the Trustee (after consultation with the Agent) may appoint a successor Trustee.

        (d) The retiring Trustee shall, at its own cost, make available to the successor Trustee such documents and records and provide such assistance as the successor Trustee may reasonably request for the purposes of performing its functions as Trustee under the Finance Documents.

        (e) The Trustee's resignation notice shall only take effect upon (i) the appointment of a successor and (ii) the transfer of all of the Transaction Security to that successor.

        (f) Upon the appointment of a successor, the retiring Trustee shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of Clauses 27 (Conduct of Business by the Finance Parties) and 26 (Role of Trustee). Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

        (g) The Majority Lenders may, by notice to the Trustee, require it to resign in accordance with paragraph (b) above. In this event, the Trustee shall resign in accordance with paragraph (b) above.

26.20   Delegation

        (a) The Trustee may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any of the rights, powers and discretions vested in it by any of the Finance Documents.

        (b) The delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions as the Trustee may think fit in the interests of the Secured Parties and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any delegate or sub-delegate.

26.21   Additional Trustees

        (a) The Trustee may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it (i) if it considers that appointment to be in the interests of the Secured Parties or (ii) for the purposes of conforming to any legal requirements, restrictions or conditions which the Trustee deems to be relevant or (iii) for obtaining or enforcing any judgment in any jurisdiction, and the Trustee shall give prior notice to the Borrower and the Agent of that appointment.

        (b) Any person so appointed shall have the rights, powers and discretions (not exceeding those conferred on the Trustee by this Agreement) and the duties and obligations that are conferred or imposed by the instrument of appointment.



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        (c)     The remuneration that the Trustee may pay to any person, and any costs and expenses incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Trustee.

27.     CONDUCT OF BUSINESS BY THE FINANCE PARTIES

        No provision of this Agreement will:

        (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

        (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim;

        (c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax; or

        (d) notwithstanding any provision to the contrary, prevent any person participating in any transaction relating to this
                Agreement from being free to disclose to any persons, information regarding the tax and structural aspects of matters in connection with the Finance Documents.

28.     SHARING AMONG THE FINANCE PARTIES

28.1    Payments to Finance Parties

        If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from an Obligor other than in accordance with Clause 29 (Payment mechanics) or Clause 31 (Application of Proceeds) and applies that amount to a payment due under the Finance Documents then:

        (a) the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

        (b) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 29 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

        (c) the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 29.5 (Partial payments).

28.2    Redistribution of payments

        The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 29.5 (Partial payments).



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28.3    Recovering Finance Party's rights

        (a) On a distribution by the Agent under Clause 28.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

        (b) If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

28.4    Reversal of redistribution

        If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

        (a) each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 28.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

        (b) that Recovering Finance Party's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.

28.5    Exceptions

        (a) This Clause 28 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

        (b) A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

                (i) it notified that other Finance Party of the legal or arbitration proceedings; and

                (ii) that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.




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                                   SECTION 11
                                 ADMINISTRATION

29.     PAYMENT MECHANICS

29.1    Payments to the Agent

        (a) On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

        (b) Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the Agent specifies.

29.2    Distributions by the Agent

        Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 29.3 (Distributions to an Obligor), Clause 29.4 (Clawback) and Clause 25.17 (Deduction from amounts payable by the Agent) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).

29.3    Distributions to an Obligor

        The Agent may (with the consent of the Obligor or in accordance with Clause 30 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

29.4    Clawback

        (a) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

        (b) If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.



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29.5    Partial payments

        (a) If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

                (i) first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent and the Trustee (including of any Receiver or Delegate) and the Mandated Lead Arrangers under the Finance Documents;

                (ii) secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

                (iii) thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

                (iv) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

        (b) The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

        (c) Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

29.6    No set-off by Obligors

        All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

29.7    Business Days

        (a) Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

        (b) During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

29.8    Currency of account

        (a) Subject to paragraphs (b) to (e) below, dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.

        (b) A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

        (c) Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.



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        (d)     Each  payment in respect of costs,  expenses  or Taxes  shall be made in the currency in which the costs, expenses or Taxes are incurred.

        (e) Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.

29.9    Change of currency

        (a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

                (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrower); and

                (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

        (b) If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

30.     SET-OFF

        A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

31.     APPLICATION OF PROCEEDS

31.1    Order of Application

        All moneys from time to time received or recovered by the Trustee in connection with the realisation or enforcement of all or any part of the Transaction Security shall be held by the Trustee on trust to apply them at such times as the Trustee sees fit, to the extent permitted by applicable law, in the following order of priority:

        (a) in discharging any sums owing to the Trustee (in its capacity as trustee), any Receiver or any Delegate;

        (b) in payment to the Agent, on behalf of the Secured Parties, for application towards the discharge of all sums due and payable by any Obligor under any of the Finance Documents in accordance with Clause 29.5 (Partial Payments);



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        (c)     if  none  of  the  Obligors  is  under  any  further  actual  or contingent liability under any Finance Document, in payment to any person to whom the Trustee is obliged to pay in priority to any Obligor; and

        (d)     the balance, if any, in payment to the relevant Obligor.

31.2    Investment of Proceeds

        Prior to the application of the proceeds of the Transaction Security in accordance with Clause 31.1 (Order of Application) the Trustee may, at its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Trustee or Agent with any financial institution (including itself) and for so long as the Trustee thinks fit (the interest being credited to the relevant account) pending the application from time to time of those monies at the Trustee's discretion in accordance with the provisions of this Clause 31.

31.3    Currency Conversion

        (a) For the purpose of or pending the discharge of any of the Secured Obligations the Trustee may convert any moneys received or recovered by the Trustee from one currency to another, at the spot rate at which the Trustee is able to purchase the currency in which the Secured Obligations are due with the amount received.

        (b) The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

31.4    Permitted Deductions

        The Trustee shall be entitled (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of Tax or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement, and to pay all Tax which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties, or by virtue of its capacity as Trustee under any of the Finance Documents or otherwise (except in connection with its remuneration for performing its duties under this Agreement).

31.5    Discharge of Secured Obligations

        (a) Any payment to be made in respect of the Secured Obligations by the Trustee may be made to the Agent on behalf of the Lenders and that payment shall be a good discharge to the extent of that payment, to the Trustee.

        (b) The Trustee is under no obligation to make payment to the Agent in the same currency as that in which any Unpaid Sum is denominated.

31.6    Sums received by Obligors

        If any of the Obligors receives any sum which, pursuant to any of the Finance Documents, should have been paid to the Trustee, that sum shall promptly be paid to the Trustee for application in accordance with this Clause.



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32.     NOTICES

32.1    Communications in writing

        Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax, letter or telex.

32.2    Addresses

        The address, fax number and telex number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

        (a) in the case of the Borrower, that identified with its name below;

        (b) in the case of each Lender or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

        (c) in the case of the Agent and Trustee, that identified with its name below,

        or any substitute address, fax number, telex number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice.

32.3    Delivery

        (a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

                (i)     if by way of fax, when received in legible form; or

                (ii) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or

                (iii) if by way of telex, when despatched, but only if, at the time of transmission, the correct answerback appears at the start and at the end of the sender's copy of the notice;

                and, if a particular department or officer is specified as part of its address details provided under Clause 32.2 (Addresses), if addressed to that department or officer.

        (b) Any communication or document to be made or delivered to the Agent or to the Trustee will be effective only when actually received by the Agent or the Trustee and then only if it is expressly marked for the attention of the department or officer identified with the Agent's or the Trustee's signature below (or any substitute department or officer as the Agent shall specify for this purpose).

        (c) All notices from or to an Obligor shall be sent through the Agent.



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        (d)     Any  communication or document made or delivered to the Borrower in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

        (e) All notices to a Lender from the Trustee shall be sent through the Agent.

32.4    Notification of address, fax number and telex number

        Promptly upon receipt of notification of an address, fax number and telex number or change of address, fax number or telex number pursuant to Clause 32.2 (Addresses) or changing its own address, fax number or telex number, the Agent shall notify the other Parties.

32.5    Electronic communication

        (a) Any communication to be made between the Agent or the Trustee and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent, the Trustee and the relevant Lender:

                (i) agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

                (ii) notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

                (iii) notify each other of any change to their address or any other such information supplied by them.

        (b) Any electronic communication made between the Agent and a Lender or the Trustee will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Agent or the Trustee only if it is addressed in such a manner as the Agent or Trustee shall specify for this purpose.

32.6    English language

        (a) Any notice given under or in connection with any Finance Document must be in English.

        (b) All other documents provided under or in connection with any Finance Document must be:

                (i)     in English; or

                (ii) if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.



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33.     CALCULATIONS AND CERTIFICATES

33.1    Accounts

        In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

33.2    Certificates and Determinations

        Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

33.3    Day count convention

        Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

34.     PARTIAL INVALIDITY

        If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

35.     REMEDIES AND WAIVERS

        No failure to exercise, nor any delay in exercising, on the part of any Secured Party or the Mandated Lead Arrangers, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

36.     AMENDMENTS AND WAIVERS

36.1    Required consents

        (a) Subject to Clause 36.2 (Exceptions) and Clause 26.14 (Releases) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

        (b) The Agent, or in respect of the Security Documents the Trustee, may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

36.2    Exceptions

        (a) An amendment or waiver that has the effect of changing or which relates to:

                (i) the definition of "Majority Lenders" in Clause 1.1 (Definitions);



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

                (ii) an extension to the date of payment of any amount under the Finance Documents;

                (iii)   a reduction  in the Margin or a reduction  in the amount
                        of  any  payment  of   principal,   interest,   fees  or
                        commission payable;

                (iv)    an increase in or an extension of any Commitment;

                (v)     a change to the Borrower or Guarantors;

                (vi) any provision which expressly requires the consent of all the Lenders;

                (vii) Clause 2.2 (Finance Parties' rights and obligations), Clause 24 (Changes to the Parties) or this Clause 36; or

                (viii) the nature or scope of the Charged Property or the manner in which the proceeds of enforcement of the Transaction Security are distributed;

               shall not be made without the prior consent of all the Lenders.

        (b) An amendment or waiver which relates to the rights or obligations of the Agent, the Trustee or the Mandated Lead Arrangers may not be effected without the consent of the Agent, the Trustee or the Mandated Lead Arrangers.

37.     COUNTERPARTS

        Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.






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                                   SECTION 12
                          GOVERNING LAW AND ENFORCEMENT

38.     GOVERNING LAW

        This Agreement is governed by English law.

39.     ENFORCEMENT

39.1    Jurisdiction of English courts

        (a) The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "Dispute").

        (b)     The  Parties  agree  that the  courts  of  England  are the most
                appropriate  and  convenient   courts  to  settle  Disputes  and
                accordingly no Party will argue to the contrary.

        (c) This Clause 39.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

39.2    Service of process

        Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

        (a) irrevocably appoints the Borrower as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

        (b) agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

39.3    Waiver of Jury Trial

        Each of the Finance Parties irrevocably waives trial by jury in any action or proceeding with respect to this Agreement or any other Finance Document.

THIS AGREEMENT HAS BEEN ENTERED INTO ON THE DATE STATED AT THE BEGINNING OF THIS AGREEMENT.






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                                   SCHEDULE 1
                              THE ORIGINAL PARTIES

                                     Part I
                                  The Obligors

Name of Borrower                          Registration number       Jurisdiction
                                         (or equivalent, if any)

Sea Containers British Isles Limited      00994965                  UK





Name of Guarantor                         Registration number       Jurisdiction
                                         (or equivalent, if any)

Sea Containers Ltd.                       98-0038412                Bermuda
Sea Containers Ports & Ferries Limited    EC21715                   Bermuda
Sea Containers Properties Limited         EC13911                   Bermuda
Silja Oy Ab                               0114296-7                 Finland
Ferry and Port Holdings Limited           02413534                  UK
GNER Holdings Limited                     03101807                  UK
Hoverspeed Limited                        01537993                  UK
Newhaven Marina Limited                   03874576                  UK
Sea Containers Ferries Limited            02404064                  UK
Sea Containers Property Services Limited  02269195                  UK
Sea Containers Railway Services Limited   03243875                  UK
Sea Containers Ports Limited              02445259                  UK
Sea Containers U.K. Limited               03048931                  UK
Silja Holdings Limited                    03736704                  UK
Sea Containers America Inc.               13-3214232                US





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                                    Part II
              The Original Lenders - other than UK Non-Bank Lenders


Name of Original Lender                                            Commitment

Citibank, N.A.                                                     US$50,000,000
The Governor and Company of the Bank of Scotland                   US$50,000,000






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                                    Part III
                   The Original Lenders - UK Non-Bank Lenders

Name of Original Lender                                 Commitment

None

                                   SCHEDULE 2
                              CONDITIONS PRECEDENT

1.      Obligors: Corporate Documents

        (a)     A copy of the constitutional documents of each Obligor.

        (b) A copy of a good standing certificate (including verification of tax status) with respect to each US Obligor, issued as of a recent date by the Secretary of State or other appropriate official of each US Obligor's jurisdiction of incorporation or organisation.

        (c)     A copy  of a  resolution  of the  board  of  directors  of  each
                Obligor:

                (i) approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

                (ii) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

                (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents, powers of attorneys, deeds and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

        (d) A specimen of the signature of each person authorised by the resolution referred to in paragraph (c) above.

        (e) A copy of a resolution signed by all the holders of the issued shares in each Obligor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Obligor is a party and where such Obligor is a corporate, a resolution from the directors of that company approving such shareholder resolution and duly appointing a director or other authorised signatory to sign it.

        (f) A certificate of the Parent (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Obligor to be exceeded and would not cause any Obligor to breach any provision of any contract or agreement entered into by it prior to the date of this Agreement.

        (g) A certificate of an authorised signatory of the relevant Obligor, certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

        (h) The Group Structure Chart certified by the Parent as being true at the date of this Agreement.



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

2.      Security Documents

        (a) The following Security Documents duly executed by the relevant Obligors and, if required, the Trustee:

                (i)     UNITED KINGDOM

                        (1)     Chargor incorporated in Bermuda

                                (A)     Silja Pledge.

                                (B) Charge over GE Seaco Dividends Account, Dividends Account and Mandatory Prepayment Account granted by Sea Containers Ltd.

                        (2)     Chargor incorporated in UK

                                (B) Charge over shares granted by Sea Containers UK Limited in respect of its shareholding in Sea Containers British Isles Limited.

                                (C) Charge over shares granted by Sea Containers British Isles Limited in respect of its shareholding in GNER Holdings Limited.

                                (D) Charge over shares granted by Sea Containers British Isles Limited in respect of its shareholding in Sea Containers Property Services Limited.

                                (E) Charge over shares granted by Sea Containers British Isles Limited in respect of its shareholding in Sea Containers Railway Services Limited.

                                (F)     Assignment   relating  to  GNER  Limited
                                        dividends by GNER Holdings Limited.

                                (G)     Floating    Charge    granted   by   Sea
                                        Containers British Isles Limited.

                (v)     BERMUDA

                        Chargor incorporated in Bermuda

                        (1) Charge over shares dated 10 June 2003 granted by Sea Containers Ltd. in respect of its shareholding in Sea Containers Ports & Ferries Limited.

                        (2) Charge over shares dated 10 June 2003 granted by Sea Containers Ltd. in respect of its shareholding in Sea Containers Properties Limited.



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

                        (3) Charge over shares dated 22 December 2003 granted by Sea Containers Ltd. in respect of its shareholding in Orient Express Hotels Limited pursuant to the Custodian Accounts Charge Agreement between Sea Containers Ltd., Citicorp Trustee Company Limited and the Custodian (as defined therein) and the Escrow Agreement between Sea Containers Ltd., Citicorp Trustee Company Limited and the Custodian (as defined therein) relating thereto, and delivery of all such shares to the account established with the Custodian pursuant to such agreements.

                        (4) A Power of Attorney, in form and substance satisfactory to the Agent, of the Parent in favour of the Agent permitting the sale of Secured Shares by the Agent on behalf of the Parent.

                (vi)    US

                        (1) Charge over shares dated 10 June 2003 granted by Sea Containers America Inc. in respect of its shareholding in Charleston Marine Containers Inc.

                        (2)     OEH Security Agreement dated 22 December 2003.

                        (3) Amendment agreement relating to the OEH Security Agreement dated 22 December 2003.

                (vii)   BARBADOS

                        Chargor incorporated in Bermuda

                        Charge over dividends dated 10 June 2003 granted by Sea Containers Ltd. in respect of its shareholding in GE Seaco.

        (b) All documentation, and/or evidence of all other steps required to perfect the Security Documents, as set out in the Transaction Closing Agenda.

3.      Legal Opinions

        (a) A legal opinion of Clifford Chance LLP legal advisors to the Mandated Lead Arrangers and Agent in England, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

        (b) A legal opinion of George Walton Payne & Co legal advisors to the Mandated Lead Arrangers and the Agent in Barbados, substantially in the form distributed to the Original Lenders prior to the signing of this Agreement.

        (c) A legal opinion of Mello, Jones & Martin legal advisers to the Mandated Lead Arrangers and the Agent in Bermuda, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

        (d) A legal opinion of Clifford Chance US legal advisers to the Mandated Lead Arrangers and the Agent in the United States (in relation to New York law), substantially in the form distributed to the Original Lenders prior to signing this Agreement.



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

        (e) A legal opinion of Luostarinen Mettala Raikkonen, Finnish counsel to the Mandated Lead Arrangers and the Agent in Finland, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

4.      Other documents and evidence

        (a) A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity or enforceability of any Finance Document or of the Transaction Security.

        (b)     The Original Financial Statements.

        (c) Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 12 (Fees), Clause 17 (Costs and Expenses) and Clause 13.5 (Stamp Taxes) have been paid or will be paid by the first Utilisation Date.

        (d)     The executed Subordination Agreement dated 22 December 2003.

        (e) The executed subordination agreement replacing the Subordination Agreement.

        (f) Evidence that the Market Value of the Secured Shares is at least US$100,000,000.

        (g)     The executed Fee Letters.

        (h) Actuarial valuation evidencing pension fund deficit/surplus in GNER Limited and evidence showing limitation of liability for any shortfall expiry at the date of the Franchise Expiry Date.

        (i)     Evidence that the SETG Account has been established.

        (j)     Original of the executed Undertaking.

        (k) Evidence that, upon a sale of Secured Shares, the Parent irrevocably instructs SETG (i) to direct payment of the OEH Share Proceeds into the Mandatory Prepayment Account and (ii) that all trades are to be settled delivery versus payment.

        (l) Budget of GNER Holdings Limited evidencing a net cash flow of US$50,000,000 per annum.

        (m)     A copy of the Franchise Agreement and Track Access Agreement and
                any  amendment   supplemental   or  other   ancillary   document
                pertaining to it.

        (n) The audited financial statements for GNER Limited for the financial year ended 31 December 2003 (evidencing the treatment of/showing the pensions liabilities of GNER Limited).



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

        (o)     The Memoranda Update Certificate.

        (p) A letter dated on or about the date of this Agreement confirming consent to the terms and conditions of the Finance Documents and providing any relevant waivers required in relation thereto from The Governor and Company of the Bank of Scotland in respect of the Folkestone Facility.

        (q)     A duly executed Account Agreement and Escrow Agreement.

        (r) A certificate of a finance officer of each US Obligor stating that the respective company is Solvent after giving effect to the initial Loans, the application of the proceeds thereof in accordance with Clause 3 (Purpose) and the payment of all estimated legal, accounting and other fees related to this Agreement and the consummation of the other transactions contemplated hereby. For purposes of this certificate, "Solvent" means with respect to such US Obligor on any date of determination that (a) the fair value of the property of such person is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such person; (b) the present fair saleable value of the assets of such person is not less than the amount which will be required to pay the probable liability of such person on its debts as they become absolute and mature; (c) such person does not intend to, and does not believe that it will, incur debts or liabilities beyond such person's ability to pay as such debts and liabilities mature; and (d) such person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such person's property would constitute unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in lights of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual and matured liability.

        (s) The Transaction Closing Agenda and, to the extent that they are not otherwise delivered in accordance with Schedule 2 hereof, the delivery of all items set out therein.

        (t) A copy of a term sheet evidencing among others a best efforts undertaking by Bank of Nova Scotia for the syndication in connection with an extension of the term of the Container Facility until 30 September 2006 or later and for an amount of at least USD100,000,000.

        (u) Evidence that the disposal of all of the shares in Folkestone Properties Limited has occurred.

        (v) A copy of the Silja Bank Agreement and related Guarantee granted by Sea Containers Limited.

                                   SCHEDULE 3
                               UTILISATION REQUEST

From:    SEA CONTAINERS LTD

To:      [Agent]

Dated:

Dear Sirs

     SEA CONTAINERS BRITISH ISLES LIMITED - [ ] Facility Agreement dated [ ]
                               (the "Agreement")

1. We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.      The Borrower wishes to borrow a Loan on the following terms:

        Proposed Utilisation Date: [     ]  (or, if that is not a Business  Day,
                                    the next Business Day)
        Currency of Loan:          Dollars
        Amount:                    [     ] or, if less, the Available Facility
        Interest Period:           [     ]

3. We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4.      The proceeds of this Loan should be credited to [account].

5.      This Utilisation Request is irrevocable.

                                            Yours faithfully

                                         .......................................
                                        Authorised Signatory of
                                          SEA CONTAINERS LTD.
* delete as appropriate

                                   SCHEDULE 4
                             MANDATORY COST FORMULAE

1. The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3. The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Agent. This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender's participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4. The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

                  Ex 0.01
                  -------- per cent. per annum.
                    100

        Where:

        E is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Reference
                Banks to the Agent pursuant to paragraph 6 below and expressed in pounds per (pound)1,000,000.

5.      For the purposes of this Schedule:

        (a) "Eligible Liabilities" and "Special Deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

        (b) "Fees Rules" means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

        (c) "Fee Tariffs" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

        (d) "Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6. If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per (pound)1,000,000 of the Tariff Base of that Reference Bank.

7. Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

        (a)     the jurisdiction of its Facility Office; and

        (b) any other information that the Agent may reasonably require for such purpose.

        Each Lender shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

8. The rates of charge of each Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraphs 6 and 7 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

9. The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 6 and 7 above is true and correct in all respects.

10. The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 6 and 7 above.

11. Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

12. The Agent may from time to time, after consultation with the Company and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

                                   SCHEDULE 5
                          FORM OF TRANSFER CERTIFICATE




To:     [ ] as Agent

From: [The Existing Lender] (the "Existing Lender") and [The New Lender] (the "New Lender")

Dated:

          SEA CONTAINERS BRITISH ISLES LIMITED - [ ] Facility Agreement
                           dated [ ] (the "Agreement")

1. We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.      We refer to Clause 24.6 (Procedure for transfer):

        (a) The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender's Commitment, rights and obligations referred to in the Schedule in accordance with Clause 24.6 (Procedure for transfer).

        (b)     The proposed Transfer Date is [ ].

        (c) The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause
                32.2 (Addresses) are set out in the Schedule.

3. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 24.5 (Limitation of responsibility of Existing Lenders).

4. The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

        (a) a company resident in the United Kingdom, or a partnership each member of which is a company resident in the United Kingdom, for United Kingdom tax purposes; or

        (b) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a branch or agency and interest payable in respect of an advance under a Finance
                Document falls to be brought into account in computing the chargeable profits of that company for the purposes of section 11(2) of the Taxes Act.(1)






--------------------------------------------------------------------------------

(1) Include if New Lender comes within the definition of Qualifying Lender in Clause 1.1 (Definitions).

[4/5]. This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

[5/6]. This Transfer Certificate is governed by English law.

                                  THE SCHEDULE

               Commitment/rights and obligations to be transferred

                            [insert relevant details]
   [Facility Office address, fax number and attention details for notices and account details for payments,]

     [Existing Lender]                                  [New Lender]
     By:                                                By

     This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [ ].

     [Agent]


     By:

                                   SCHEDULE 6
                         FORM OF COMPLIANCE CERTIFICATE

To:  [ ] as Agent

From: SEA CONTAINERS LTD.

Dated:

Dear Sirs

          SEA CONTAINERS BRITISH ISLES LIMITED - [ ] Facility Agreement
                           dated [ ] (the "Agreement")

1. We refer to the Agreement. This is a Compliance Certificate delivered with the [audited] consolidated accounts of the Company dated [31 March, 30 June, 30 September, 31 December] (the "Reference Date"). Unless otherwise defined herein, capitalised terms shall have the same meaning as in the Agreement.

2.   We confirm that on the Reference Date:

     (a) Consolidated Tangible Net Worth was US$[ ] and therefore was not less than US$250,000,000 (or equivalent in other currencies). Therefore the covenant contained in paragraph 21.6(a) of Clause 21 (Security Cover and Financial Covenants) [has/has not] been complied with;

     (b) The Parent had Cash in an amount equal to US$[ ] and when combined with the Cash of GNER Holdings Limited, GNER Limited and the Borrower (each as referred to at paragraphs (c), (d) and (e) respectively below) was at least US$50,000,000 (or equivalent in other currencies). Therefore the covenant contained in paragraph 21.6(b) of Clause 21 (Security Cover and Financial Covenants) [has/has not] been complied with;

     (c) GNER Holdings Limited had Cash in an amount equal to US$[ ] and when combined with the Cash of the Parent, GNER Limited and the Borrower (each as referred to at paragraphs (b), (d) and (e) respectively) was at least US$50,000,000 (or equivalent in other currencies). Therefore the covenant contained in paragraph 21.6(b) of Clause 21 (Security Cover and Financial Covenants) [has/has not] been complied with;

     (d) GNER Limited had Cash in an amount equal to US$[ ] and when combined with the Cash of the Parent, GNER Holdings Limited and the Borrower (each as referred to at paragraphs (b), (c) and (e) respectively) was at least US$50,000,000 (or equivalent in other currencies). Therefore the covenant contained in paragraph 21.6(b) of Clause 21 (Security Cover and Financial Covenants) [has/has not] been complied with;

     (e) The Borrower had Cash in an amount equal to US$[ ] and when combined with the Cash of the Parent, GNER Holdings Limited and GNER Limited (each as referred to at paragraphs (b), (c) and (d) above respectively) was at least US$50,000,000 (or equivalent in other currencies). Therefore the covenant contained in paragraph 21.6(b) of Clause 21 (Security Cover and Financial Covenants) [has/has not] been complied with; and

     (f) The Borrower had Cash in an amount equal to US$[ ] therefore was at least [US$5,000,000] (or equivalent in other currencies). Therefore the covenant contained in paragraph 20.5(c) of Clause 21 (Security Cover and Financial Covenants) [has/has not] been complied with.

3.   [We confirm that no Default is continuing]*

Signed:     ..............................
            Authorised Signatory and Finance Officer of
            SEA CONTAINERS LTD.






--------------------------------------------------------------------------------

* If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

                                   SCHEDULE 7
                              GROUP STRUCTURE CHART



[Chart Omitted]

                                   SCHEDULE 8
                                   TIMETABLES

                                                                Loans in dollars

Delivery of a duly completed  Utilisation Request (Clause 5.1            U-5
(Delivery of a Utilisation Request)
                                                                        9.30am

Agent  notifies  the Lenders of the Loan or of any payment to            U-2
be made to  another  Lender in each case in  accordance  with
Clause 5.4 (Lenders' participation)                                     noon

LIBOR is fixed                                                           U-2

                                                                as of 11.00 a.m.


"U" = date of utilisation

"U - X" = X Business Days prior to date of utilisation

                                   SCHEDULE 9
                            FORM OF ACCESSION LETTER

To:      [        ] as Agent

From:    [Subsidiary] and [Parent]

Dated:

Dear Sirs

                        [Parent] - [ ] Facility Agreement
                           dated [ ] (the "Agreement")

1. We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2. [Subsidiary] agrees to become an Additional Guarantor and to be bound by the terms of the Agreement as an Additional Guarantor pursuant to Clause
     24.9 (Additional Guarantors) of the Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

3.   [Subsidiary's] administrative details are as follows:

     Address:

     Fax No:

     Attention:

1.   This Accession Letter is governed by English law.

     [This Guarantor Accession Letter is entered into by a deed.]

     [Parent]                                        [Subsidiary]

                                  SCHEDULE 10
                         CONDITIONS PRECEDENT DOCUMENTS
                     TO BE PROVIDED BY ADDITIONAL GUARANTORS

1. An Accession Letter, duly executed by the Additional Guarantor and the Parent.

2.   A copy of the constitutional documents of the Additional Guarantor.

3.   A copy  of a  resolution  of  the  board  of  directors  of the  Additional
     Guarantor:

     (a) approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;

     (b) authorising a specified person or persons to execute the Accession Letter on its behalf; and

     (c) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents.

4. A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

5. A copy of a resolution signed by all the holders of the issued shares of the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party.

6. A certificate of the Additional Guarantor (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

7. A certificate of an authorised signatory of the Additional Guarantor certifying that each copy document listed in this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

8. A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

9. If available, the latest audited financial statements of the Additional Guarantor.

10. A legal opinion of Clifford Chance, legal advisers to the Mandated Lead Arrangers and the Agent in England.

11. If the Additional Guarantor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Mandated Lead Arrangers and the Agent in the jurisdiction in which the Additional Guarantor is incorporated.

12. If the proposed Additional Guarantor is incorporated in a jurisdiction other than England and Wales, evidence that a process agent in the United Kingdom has accepted its appointment in relation to the proposed Additional Guarantor.

                                   SIGNATURES

THE BORROWER

SIGNED for and on behalf of

SEA CONTAINERS BRITISH ISLES LIMITED

By:

Address:          Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London  SE1 9PF

Fax:              +44 20 7805 5900

Telephone:        +44 20 7805 5000

Attention:        Company Secretary



THE GUARANTORS

SIGNED for and on behalf of

FERRY & PORT HOLDINGS LIMITED

By:

Address:          Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London  SE1 9PF

Fax:              +44 20 7805 5900

Telephone:        +44 20 7805 5000

Attention:        Company Secretary

SIGNED for and on behalf of

GNER HOLDINGS LIMITED

By:

Address:          Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London  SE1 9PF

Fax:              +44 20 7805 5900

Telephone:        +44 20 7805 5000

Attention:        Company Secretary



SIGNED for and on behalf of

HOVERSPEED LIMITED

By:

Address:          Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London  SE1 9PF

Fax:              +44 20 7805 5900

Telephone:        +44 20 7805 5000

Attention:        Company Secretary



SIGNED for and on behalf of

NEWHAVEN MARINA LIMITED

By:

Address:          Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London  SE1 9PF

Fax:              +44 20 7805 5900

Telephone:        +44 20 7805 5000

Attention:        Company Secretary

SIGNED for and on behalf of

SEA CONTAINERS AMERICA INC.

By:

Address:          Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London  SE1 9PF

Fax:              +44 20 7805 5900

Telephone:        +44 20 7805 5000

Attention:        Company Secretary



SIGNED for and on behalf of

SEA CONTAINERS FERRIES LIMITED

By:

Address:          Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London  SE1 9PF

Fax:              +44 20 7805 5900

Telephone:        +44 20 7805 5000

Attention:        Company Secretary

SIGNED for and on behalf of

SEA CONTAINERS PORTS LIMITED

By:

Address:          Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London  SE1 9PF

Fax:              +44 20 7805 5900

Telephone:        +44 20 7805 5000

Attention:        Company Secretary



SIGNED for and on behalf of

SEA CONTAINERS LTD.

By:

Address:          Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London  SE1 9PF

Fax:              +44 20 7805 5900

Telephone:        +44 20 7805 5000

Attention:        Company Secretary



SIGNED for and on behalf of

SEA CONTAINERS PORTS & FERRIES LIMITED

By:

Address:          Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London  SE1 9PF

Fax:              +44 20 7805 5900

Telephone:        +44 20 7805 5000

Attention:        Company Secretary

SIGNED for and on behalf of

SEA CONTAINERS PROPERTIES LIMITED

By:

Address:          Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London  SE1 9PF

Fax:              +44 20 7805 5900

Telephone:        +44 20 7805 5000

Attention:        Company Secretary



SIGNED for and on behalf of

SEA CONTAINERS PROPERTY SERVICES LIMITED

By:

Address:          Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London  SE1 9PF

Fax:              +44 20 7805 5900

Telephone:        +44 20 7805 5000

Attention:        Company Secretary

SIGNED for and on behalf of

SEA CONTAINERS RAILWAY SERVICES LIMITED

By:

Address:          Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London  SE1 9PF

Fax:              +44 20 7805 5900

Telephone:        +44 20 7805 5000

Attention:        Company Secretary



SIGNED for and on behalf of

SEA CONTAINERS UK LIMITED

By:

Address:          Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London  SE1 9PF

Fax:              +44 20 7805 5900

Telephone:        +44 20 7805 5000

Attention:        Company Secretary



SIGNED for and on behalf of

SILJA HOLDINGS LIMITED

By:

Address: Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London  SE1 9PF

Fax:              +44 20 7805 5900
Telephone:        +44 20 7805 5000
Attention:        Company Secretary

SIGNED for and on behalf of

SILJA OY AB

By:

Address: Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London  SE1 9PF

Fax:              +44 20 7805 5900
Telephone:        +44 20 7805 5000
Attention:        Company Secretary

THE MANDATED LEAD ARRANGERS

SIGNED for and on behalf of

CITIGROUP GLOBAL MARKETS LIMITED

By:

Address:      Loan Capital Markets
              Citigroup
              33 Canada Square
              London E14 5LB

Fax:          +44 (0) 207 986 8275

Telephone:    +44 (0) 207 986 7569

Attention:    Loan Capital Markets, Pareejat Singhal, Director



SIGNED for and on behalf of

THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

By:

Address:      Bank of Scotland
              Corporate Banking
              7th Floor
              155 Bishopsgate
              London EC2M 3YB

Fax:          +44 (0) 207 012 9209

Telephone:    +44 (0) 207 012 9459

Attention:    Corporate Banking, Jon Feast, Director

THE AGENT

SIGNED for and on behalf of

CITIBANK INTERNATIONAL PLC

By:

Address:          Citigroup Centre,
                  33 Canada Square
                  Canary Wharf
                  London  E14 5LB

Fax:              +44 207 500 4482/4484

Telephone:        +44 207 500 4194

Attention:        Loans Agency



THE TRUSTEE

SIGNED for and on behalf of

CITICORP TRUSTEE COMPANY LIMITED

By:

Address:      Citicorp Trustee Company Limited
              14th Floor
              Citigroup Centre
              Canada Square
              Canary Wharf
              London
              E14 5LB

Fax:          +44 (0) 207 500 5857

Telephone:    +44 (0) 207 500 5712

Attention:        Agency and Trust

THE ORIGINAL LENDERS

SIGNED for and on behalf of

Citibank, n.a.

By:

Address:      Loan Capital Markets
              Citigroup
              33 Canada Square
              London E14 5LB

Fax:          +44 (0) 207 986 8275

Telephone:    +44 (0) 207 986 7569

Attention:    Loan Capital Markets, Pareejat Singhal, Director



SIGNED for and on behalf of

THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

By:           [__________]

Address:      Bank of Scotland
              Corporate Banking
              7th Floor
              155 Bishopsgate
              London EC2M 3YB

Fax:          +44 (0) 207 012 9209

Telephone:    +44 (0) 207 012 9459

Attention:    Corporate Banking, Jon Feast, Director

                                   SCHEDULE 3

                                 DEED OF RELEASE

                          CHARLESTON MARINE CONTAINERS



                          PART A - RELEASE OF GUARANTEE

                          DEED OF RELEASE OF GUARANTEE



                [On the letterhead of Citibank International plc]



THIS DEED OF RELEASE is made the [       ] day of 2004

BY:

(b)     Citibank international plc (the "Agent")

        in favour of

(7)     Charleston Marine containers, Inc. (the "Company")



WHEREAS

(B) By a USD158,000,000 Facility Agreement dated 10 June 2003, as amended and restated on 22 December 2003 and as further amended prior to the date of this Deed, made between among others Sea Containers British Isles Limited as borrower, the Company and others as guarantors and the Agent (the "Facility Agreement"), the Company guaranteed to the Finance Parties the punctual performance by the Borrower of its obligations under the Finance Documents.

(C) The Company has requested the Agent to release the guarantee which the Agent (acting on the instructions of the Majority Lenders) has agreed to do upon the terms and conditions of this deed.

(D)     This deed is supplemental to the Facility Agreement.

IT IS AGREED as follows:

2. Terms defined in the Facility Agreement shall have the same meaning in this Deed.

3. The Agent (acting on the instructions of the Majority Lenders), without recourse, representation or warranty of title releases the Company from its obligations under the Facility Agreement.

4. The Agent agrees that it will (at the cost and expense of the Company) do all things and execute all documents as may reasonably be necessary to give effect to this release.

5.      This deed is governed by English law.

IN WITNESS WHEREOF this deed has been executed by the Agent (acting on the instructions of the Majority Lenders) and is intended to be and is hereby delivered on the date specified above.

Execution by the Agent

                        PART B - RELEASE OF SHARE PLEDGE



                 [On the letterhead of Citicorp Trustee Company]



                                                                          [date]



Sea Containers America, Inc.
Sea Containers Limited
c/o Sea Containers Services Limited
20 Upper Ground
London SE1 9PF
Attention:  The Company Secretary


Pledge Agreement dated 10 June 2003 (the "Pledge Agreement") between Sea Containers America, Inc. (the "Pledgor") and Citicorp Trustee Company Limited (the "Secured Party")

Unless otherwise defined herein, capitalized terms used herein have the meanings given to them in the Pledge Agreement.

Pursuant to the Pledge Agreement you, the Pledgor, have pledged 100% of the capital stock of Charleston Marine Containers, Inc. (such stock more fully described in Schedule 1 of the Pledge Agreement) (the "Pledged Collateral"), as security for the Finance Documents. In connection therewith, you have transferred to us, in our capacity as Secured Party, the original share certificate evidencing the Pledgor's ownership of the Pledged Collateral (Certificate No. ______ evidencing ____ shares) along with the relevant stock power executed in blank.

We hereby release the security interest in the Pledged Collateral granted by the Pledge Agreement and return herewith the original share certificate representing the Pledged Collateral as well as the relevant stock power executed in blank. All rights to the Pledged Collateral have now reverted to the Pledgor, who may now sell, assign or otherwise dispose of the Pledged Collateral as the Pledgor may see fit, without any notice to or consent from the Secured Party. The Secured Party has no remaining interest in the Pledged Collateral whatsoever and the Pledged Collateral is no longer subject to the Pledge Agreement.

Please acknowledge receipt thereof by countersigning below (in duplicate) and returning one original to the Secured Party.

This letter is governed by the laws of the State of New York.




Signed by:



........................................

For and on behalf of CITICORP TRUSTEE COMPANY LIMITED



Receipt of the above-referenced share and stock power certificates is hereby acknowledged.

Signed by:



........................................

For and on behalf of SEA CONTAINERS AMERICA INC.

                                   SIGNATURES




THE BORROWER

SIGNED for and on behalf of

SEA CONTAINERS BRITISH ISLES LIMITED

By:             GUY SANDERS

Address:        Sea Containers Ltd.
                c/o Sea Containers Services Limited
                20 Upper Ground
                London  SE1 9PF

Fax:            +44 20 7805 5900
Telephone:      +44 20 7805 5000
Attention:      Company Secretary




THE GUARANTORS

SIGNED for and on behalf of

CHARLESTON MARINE CONTAINERS INC.

By:             DANIEL O'SULLIVAN

Address:        Sea Containers Ltd.
                c/o Sea Containers Services Limited
                20 Upper Ground
                London  SE1 9PF

Fax:            +44 20 7805 5900
Telephone:      +44 20 7805 5000
Attention:      Company Secretary




SIGNED for and on behalf of

FERRY & PORT HOLDINGS LIMITED

By:             GUY SANDERS

Address:        Sea Containers Ltd.
                c/o Sea Containers Services Limited
                20 Upper Ground
                London  SE1 9PF

Fax:            +44 20 7805 5900
Telephone:      +44 20 7805 5000
Attention:      Company Secretary



SIGNED for and on behalf of

FOLKESTONE PROPERTIES LIMITED

By:             GUY SANDERS

Address:        Sea Containers Ltd.
                c/o Sea Containers Services Limited
                20 Upper Ground
                London  SE1 9PF

Fax:            +44 20 7805 5900
Telephone:      +44 20 7805 5000
Attention:      Company Secretary



SIGNED for and on behalf of

GNER HOLDINGS LIMITED

By:             GUY SANDERS

Address:        Sea Containers Ltd.
                c/o Sea Containers Services Limited
                20 Upper Ground
                London  SE1 9PF

Fax:            +44 20 7805 5900
Telephone:      +44 20 7805 5000
Attention:      Company Secretary



SIGNED for and on behalf of

HOVERSPEED LIMITED

By:             GUY SANDERS

Address:        Sea Containers Ltd.
                c/o Sea Containers Services Limited
                20 Upper Ground
                London  SE1 9PF

Fax:            +44 20 7805 5900
Telephone:      +44 20 7805 5000
Attention:      Company Secretary



SIGNED for and on behalf of

NEWHAVEN MARINA LIMITED

By:             GUY SANDERS

Address:        Sea Containers Ltd.
                c/o Sea Containers Services Limited
                20 Upper Ground
                London  SE1 9PF

Fax:            +44 20 7805 5900
Telephone:      +44 20 7805 5000
Attention:      Company Secretary



SIGNED for and on behalf of

SEA CONTAINERS AMERICA INC.

By:             DANIEL O'SULLIVAN

Address:        Sea Containers Ltd.
                c/o Sea Containers Services Limited
                20 Upper Ground
                London  SE1 9PF

Fax:            +44 20 7805 5900
Telephone:      +44 20 7805 5000
Attention:      Company Secretary



SIGNED for and on behalf of

SEA CONTAINERS FERRIES LIMITED

By:             GUY SANDERS

Address:        Sea Containers Ltd.
                c/o Sea Containers Services Limited
                20 Upper Ground
                London  SE1 9PF

Fax:            +44 20 7805 5900
Telephone:      +44 20 7805 5000
Attention:      Company Secretary



SIGNED for and on behalf of

SEA CONTAINERS LTD.

By:             DANIEL O'SULLIVAN

Address:        Sea Containers Ltd.
                c/o Sea Containers Services Limited
                20 Upper Ground
                London  SE1 9PF

Fax:            +44 20 7805 5900
Telephone:      +44 20 7805 5000
Attention:      Company Secretary



SIGNED for and on behalf of

SEA CONTAINERS PORTS & FERRIES LIMITED

By:             DANIEL O'SULLIVAN

Address:        Sea Containers Ltd.
                c/o Sea Containers Services Limited
                20 Upper Ground
                London  SE1 9PF

Fax:            +44 20 7805 5900
Telephone:      +44 20 7805 5000
Attention:      Company Secretary



SIGNED for and on behalf of

SEA CONTAINERS PORTS LIMITED

By:             GUY SANDERS

Address:        Sea Containers Ltd.
                c/o Sea Containers Services Limited
                20 Upper Ground
                London  SE1 9PF

Fax:            +44 20 7805 5900
Telephone:      +44 20 7805 5000
Attention:      Company Secretary



SIGNED for and on behalf of

SEA CONTAINERS PROPERTIES LIMITED

By:             DANIEL O'SULLIVAN

Address:        Sea Containers Ltd.
                c/o Sea Containers Services Limited
                20 Upper Ground
                London  SE1 9PF

Fax:            +44 20 7805 5900
Telephone:      +44 20 7805 5000
Attention:      Company Secretary



SIGNED for and on behalf of

SEA CONTAINERS PROPERTY SERVICES LIMITED

By:             GUY SANDERS

Address:        Sea Containers Ltd.
                c/o Sea Containers Services Limited
                20 Upper Ground
                London  SE1 9PF

Fax:            +44 20 7805 5900
Telephone:      +44 20 7805 5000
Attention:      Company Secretary



SIGNED for and on behalf of

SEA CONTAINERS RAILWAY SERVICES LIMITED

By:             GUY SANDERS

Address:        Sea Containers Ltd.
                c/o Sea Containers Services Limited
                20 Upper Ground
                London  SE1 9PF

Fax:            +44 20 7805 5900
Telephone:      +44 20 7805 5000
Attention:      Company Secretary



SIGNED for and on behalf of

SEA CONTAINERS UK LIMITED

By:             GUY SANDERS

Address:        Sea Containers Ltd.
                c/o Sea Containers Services Limited
                20 Upper Ground
                London  SE1 9PF

Fax:            +44 20 7805 5900
Telephone:      +44 20 7805 5000
Attention:      Company Secretary


SIGNED for and on behalf of

SILJA HOLDINGS LIMITED

By:             GUY SANDERS

Address:        Sea Containers Ltd.
                c/o Sea Containers Services Limited
                20 Upper Ground
                London  SE1 9PF

Fax:            +44 20 7805 5900
Telephone:      +44 20 7805 5000
Attention:      Company Secretary



SIGNED for and on behalf of

SILJA OY AB

By:             DANIEL O'SULLIVAN

Address:        Sea Containers Ltd.
                c/o Sea Containers Services Limited
                20 Upper Ground
                London  SE1 9PF

Fax:            +44 20 7805 5900
Telephone:      +44 20 7805 5000
Attention:      Company Secretary





THE MANDATED LEAD ARRANGERS

SIGNED for and on behalf of

CITIGROUP GLOBAL MARKETS LIMITED

By:             PAREEJAT SINGHAL

Address:        Loan Capital Markets
                Citigroup
                33 Canada Square
                London E14 5LB

Fax:            +44 (0) 207 986 8275
Telephone:      +44 (0) 207 986 7569
Attention:      Loan Capital Markets, Pareejat Singhal, Director



SIGNED for and on behalf of

THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

By:             JON FEAST

Address:        Bank of Scotland
                Corporate Banking
                7th Floor
                155 Bishopsgate
                London EC2M 3YB

Fax:            +44 (0) 207 012 9209
Telephone:      +44 (0) 207 012 9459
Attention:      Corporate Banking, Jon Feast, Director




THE AGENT

SIGNED for and on behalf of

CITIBANK INTERNATIONAL PLC

By:             Pareejat Singhal

Address:        Citigroup Centre
                33 Canada Square
                Canary Wharf
                London  E14 5LB

Fax:            +44 207 500 4482/4484
Telephone:      +44 207 500 4194
Attention:      Loans Agency




THE TRUSTEE

SIGNED for and on behalf of

CITICORP TRUSTEE COMPANY LIMITED

By:

Address:        Citicorp Trustee Company Limited
                14th Floor
                Citigroup Centre
                Canada Square
                Canary Wharf
                London  E14 5LB

Fax:            +44 (0) 207 500 5857
Telephone:      +44 (0) 207 500 5712
Attention:      Agency and Trust




THE ORIGINAL LENDERS

SIGNED for and on behalf of

CITIBANK, N.A.

By:             Pareejat Singhal

Address:        Loan Capital Markets
                Citigroup
                33 Canada Square
                London E14 5LB

Fax:            +44 (0) 207 986 8275
Telephone:      +44 (0) 207 986 7569
Attention:      Loan Capital Markets, Pareejat Singhal, Director




SIGNED for and on behalf of

THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

By:             JON FEAST

Address:        Bank of Scotland
                Corporate Banking
                7th Floor
                155 Bishopsgate
                London EC2M 3YB

Fax:            +44 (0) 207 012 9209
Telephone:      +44 (0) 207 012 9459
Attention:      Corporate Banking, Jon Feast, Director